An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2017 .

PSI INTERNATIONAL, INC.

Up to 2,000,000 Shares of Common Stock

$15.00 per Share

Minimum Purchase: 100 Shares ( $1,500.00 )

This is an initial public offering of up to 2,000,000 shares of common stock of PSI International, Inc., or the “Company.” In this offering circular, we refer to the shares offered by us as the “Shares.” Our executive offices are located at 11200 Waples Mill Road Suite 200 , Fairfax, Virginia 22030 and our telephone number is (703) 621-5823. Our website is www.psiint.com, the contents of which are not incorporated in this offering circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Prior to this offering, there has been no public market for our common stock. We have submitted an application with The NASDAQ Stock Market LLC (“NASDAQ”) to list our common stock on The NASDAQ Capital Market under the symbol “PSIT.” If our common stock is not listed on NASDAQ, we intend to solicit an FINRA-registered broker-dealer to apply to FINRA to act as a market maker of our common stock on the OTC Market, or another electronic inter-dealer quotation system. If our application with NASDAQ is denied, we will promptly notify each investor who has submitted a subscription agreement and funds into the Investors Account, and provide them with the opportunity to either rescind or reaffirm their subscription. Investors who rescind their purchase will have their funds promptly refunded without interest thereon or deduction therefrom. See “Description of Securities; No Public Market” on page 67 of this offering circular.

This offering is being conducted on a “best-efforts” basis by our officers, directors and employees. Such officers, directors and employees will not receive any commission or any other remuneration for these sales. In offering the Shares on our behalf, our officers, directors and employees will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. There is currently no underwriter or sales agents for the Shares; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares in consideration for customary fees and commissions not exceeding those imposed by FINRA. In the event we engage an underwriter, we will file an amendment to this Offering Circular to disclose the name of the underwriter and the terms of underwriting compensation.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account. The subscription amount will be deposited in the Company’s segregated bank account specifically established for this offering (the “Investors Account”). Once the investor’s subscription agreement has been reviewed by us and deemed complete and the funds are received and accepted in the Investors Account, the funds will then be transferred directly to the Company’s operating account. You will not have the right to withdraw your funds during the offering other than if our NASDAQ application is denied. If an investor’s subscription is rejected for any reason, such funds held in the Investors Account will be returned without interest. See “Plan of Distribution; Investor Suitability” on page 63.

The offering price has been fixed at $15.00 per Share throughout the offering period. The minimum subscription shall be for 100 Shares ($1,500), although the Company might accept subscription for lesser amounts in its sole discretion. The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to conventional criteria, such as book value or earnings per share, and shall be fixed throughout the term of this offering. There can be no assurance that the offering price bears any relation to the current fair market value of the common stock.

The offering will commence within two calendar days after this offering circular has been qualified by the U.S. Securities and Exchange Commission, or the “Commission” or the “SEC.” There is no minimum number of Shares that we must sell in order to conduct a closing in this offering and we intend to have multiple closings until the termination of the offering period. This offering will terminate upon the earlier of (i) such time as all of the Shares have been sold pursuant to the offering statement; (ii) our board of directors determines to terminate the offering; or (iii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES OF OUR COMMON STOCK ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS OFFERING CIRCULAR.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

	Price to public		Underwriter discounts and commissions (1)		Proceeds to the issuer (2)		Proceeds to other persons
Per Share		$15.00		$0.00		$15.00		$0.00
Total Minimum Amount (3)	$	N/A	$	N/A	$	N/A	$	N/A
Total Maximum Amount		$30,000,000.00		$0.00		$30,000,000.00		$0.00

(1)

There is currently no underwriter or sales agents for the Shares; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares in consideration for customary fees and commissions not exceeding those imposed by FINRA. In the event we engage an underwriter, we will file an amendment to this Offering Circular to disclose the name of the underwriter and the terms of underwriting compensation. The Company also intends to market the offering through one or more intermediary crowdfunding platforms which assist issuers in marketing their securities in Regulation A+ offerings over the internet. If the Company engages one or more crowdfunding platforms, it will file an amendment to the Offering Statement, therein disclosing the name of the platform and the compensation structure.

(2)	Before deducting expenses, estimated to be approximately to be $1,070,000.

(3)	There is no minimum number of Shares that must be sold in this offering other than each investor must invest at least $1,500 (100 Shares) which may be waived by the Company.

The date of this offering circular is ___________, 2017

Unless otherwise specified, the information in this offering circular is set forth as of November 17, 2017 , and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this offering circular, in connection with the offer contained in this offering circular. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This offering circular is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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No. 1 New York

Hourly Based Information Technology Services

MTA

Manhattan Metro

North America's largest transportation network

PSI INTERNATIONAL INC
1977

BIG
DATA

Big Data Analytics

FDA Medical, Bio, Tabaco Data
County & City Public Data
NYPD Tracking Data

Green Energy

Solar Power, Wind Power
EMS(Energy Management System)
ESS(Energy Saving Systems)

Trusted Technology Advisers

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OFFERING CIRCULAR SUMMARY

The following summary highlights selected information from this offering circular and may not contain all of the information that is important to you. To understand our business and this offering fully, you should read this entire offering circular carefully, including the financial statements and the related notes in this offering circular. When we refer in this offering circular to the “Company,” “we,” “us,” and “our,” we mean PSI International, Inc., a Virginia corporation. This offering circular contains forward-looking statements and information relating to the Company. See “Cautionary Note Regarding Forward Looking Statements” on page 33 .

Our Company

PSI International, Inc. (“PSI International,” “PSI,” the “Company,” “or “we,” “us,” “our” or similar terms) founded its business in 1977 as a provider of information technology (“IT”) and communications technology solutions and services to federal, state, and city government agencies. We provide enterprising solutions and services to the U.S. defense, intelligence, health care, and civilian government agencies, as well as major corporations in the private sector. We allow customers in any industry to improve their business performance, improve customer service, detect fraud, and reduce resource consumption by using their data to create new insights and to automate business processes. The demand for our services, in large measure, is created by the increasingly complex network, systems, and information environments in which government agencies and businesses operate, and by the need to stay current with emerging technology while increasing productivity and, ultimately, performance.

We provide IT and communications technology solutions to deliver cost-effective solutions and services across four niche service areas: (1) Information Technology; (2) Health Science; (3) Human Services and (4) Renewable Energy Management. We leverage technology and innovation in such fields to allow customers in any industry to improve business performance, improve customer service, detect fraud, and reduce resource consumption by using their data to create new insights and to automate business processes. Our goal is to become a significant provider of such services to major corporations in the private sector and continue to grow our public sector client base by keeping our current clientele and developing new public sector clientele across existing and new product categories.

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Our Mission

Our business mission is “to integrate technologies and subject matter expertise to enhance our client’s ability to securely capture, store, retrieve, distribute, and use information. As a corporation and as individuals, we will constantly improve our abilities and methods of providing services.”

Our Technology

For over 40 years, we have been offering our data management, analytical and real-time tracking system, cyber securities and technical architecture to provide integration services and solutions to the United States’ Department of Defense, or “DOD,” Department of Homeland Security, or DHS, National Aeronautics and Space Administration, or “NASA,” and Food and Drug Administration, or the “FDA,” and other state agencies such as NYPD, MTA, WMATA.

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We offer a comprehensive portfolio of contract vehicles to provide a wide range of options for our customers. We utilize Indefinite Delivery/ Indefinite Quantity (ID/IQ) contracts, Government-Wide Acquisition Contracts (GWACs), our GSA IT Schedule 70 contract, and various State- and City-wide Back-drop contracts within New York to deliver innovation-driven services and solutions to federal, state and local governmental agencies. Our business strategy is to apply big data analytics, database administration and applied research to assist our U.S. Government customers to solve their information-related challenges.

Executive Offices; General History

As of June 30, 2017 and December 31, 2016, we had 111 and 99 full-time employees, respectively , and 256 and 262 independent contractors, respectively , working at locations throughout the eastern United States. Our website is www.psiint.com, the contents of which are not incorporated in this offering circular. We are headquartered at 1120 Waples Mill Road, Suite 200, Fairfax, Virginia 22030.

We were originally incorporated as Planning Systems International, Inc. in Massachusetts on February 3, 1977. In March 1984, we changed our name to PSI International, Inc. and in September 2004, we changed our state of domicile to Virginia. Pursuant to that certain Stock Purchase Agreement, dated October 30, 2015, between PSI Investment, LLC, a Virginia limited liability company of which Kyeong Soo (“Richard”) Seol, our President and Chairman, has voting and dispositive control (“PSI Investment”), and the then shareholders of the Company, PSI Investment acquired 100% of the outstanding shares of the Company’s common stock from former shareholders.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These reduced reporting requirements include:

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●	An exemption from compliance with the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

●	Reduced disclosure about our executive compensation arrangements; and

●	An exemption from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this offering circular. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies until we are required or choose to do so, whichever is earlier.

We prepare our financial statements in accordance with Generally Accepted Accounting Principles in the United States of America (U.S. GAAP). See “Risk Factors—We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the offering less attractive to investors.”

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The Offering

Issuer	PSI International, Inc., a Virginia corporation

Securities being offered	2,000,000 shares of common stock, no par value per share, or the Shares

Offering price	$15.00 per Share

Term of this offering

This offering will terminate upon the earlier of (i) such time as all of the Shares have been sold pursuant to the offering statement; (ii) our board of directors determines to terminate the offering; or (iii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days.

Common stock outstanding immediately before this offering	12,000,000 shares, 12,000,000 shares on a fully-diluted basis.

Common stock outstanding immediately after this offering	14,000,000 shares of common stock, assuming all of the 2,000,000 Shares offered by the Company are sold in this offering and excluding 500,000 shares of our common stock reserved for issuance under our 2017 Equity Incentive Plan, including shares issuable upon the exercise of outstanding stock options.

Proposed Listing	We have submitted an application with The NASDAQ Stock Market LLC (“NASDAQ”) to list our common stock on The NASDAQ Capital Market under the symbol “PSIT.” Our common stock will not commence trading on NASDAQ until all of the following conditions are met: (i) we meet the initial listing requirements of NASDAQ; (ii) the offering is terminated; and (iii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A (“Form 8-A”) under the Securities Exchange Act of 1934 (the “Exchange Act”), and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the offering and commencing the trading of our Common Stock on NASDAQ in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. If our common stock is not listed on NASDAQ, we anticipate that our common stock will be quoted on OTC Market or another electronic inter-dealer quotation system. See “Plan of Distribution.”

Use of Proceeds

We intend to use the net proceeds that we receive in this offering, along with readily available cash, to increase the capitalization and financial flexibility of the Company, to develop an energy management system, to acquire solar projects, to reinforce the Research and Development Center including technology, market analysis, and risk solution, and to improve training classes and proposal management.

Please see “Use of Proceeds” on page 59 of this offering circular.

Risk Factors	See “Risk Factors” starting on page 9 of this offering circular and other information appearing elsewhere in this office circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Proposed NASDAQ Symbol	PSIT

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should consider and read carefully all of the risks and uncertainties described below, as well as other information included in this offering circular, including our audited financial statements and related notes appearing at the end of this offering circular, before making an investment decision. The risks described below are not the only ones facing us. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition or results of operations. In such case, the trading price of our common stock could decline, and you may lose all or part of your original investment. This offering circular also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below.

Risks Related to Our Business

We are dependent on state and local government contracts for the majority of our revenue, primarily New York State, and a reduction or delay in spending by state and local governmental agencies, especially New York State, or a change in their mission priorities could adversely affect our business and operating results.

For the fiscal year ended December 31, 2016, our contracts with state and local governmental agencies represented approximately 86.7% of our revenue compared to 11.4% and 1.9% from our contracts with federal agencies and commercial customers, respectively. More specifically, approximately 63.1% or $33,090,203 of our 2016 revenue was generated under our contracts with New York State’s governmental agencies, of which approximately 57.4% or $30,107,250 was under our New York State’s Hourly-Based Information Technology Services contract (“HBITS”) pursuant to which we provide a wide range of information technology and telecommunications consulting resources to various agencies of New York State. For the six months ended June 30, 2017, our contracts with state and local government agencies represented 85.59% of our revenue, compared to 7.62% and 6.79% from our contracts with federal agencies and commercial agencies, respectively. Approximately 67.37% or $ 16,191,501 of our revenue for the six months ended June 30, 2017 was generated with contracts under New York State’s HBITS.

Therefore, our success is materially dependent on our contracts with state and local governmental agencies, specifically New York State. Companies engaged in government contracting are subject to certain unique business risks not shared by those serving the general commercial sector. Among these risks are:

●	a competitive procurement process with no firm schedule or guarantee of contracts being awarded;
●	competitive pricing pressure that may require cost reductions in order to realize revenue under contracts;
●	award of work to competitors due primarily to policy reasons;
●	dependence on congressional and state appropriations and administrative allotment of funds;
●	policies and regulations that can be readily changed by governing bodies;
●	competing political priorities and changes in the political climate regarding funding and operations of the services;
●	shifts in buying practices and policy changes regarding the use of contractors;
●	changes in and delays or cancellations of government programs or requirements;
●	government contracts that are usually awarded for relatively short periods of time and are subject to renewal options in favor of the government; and
●	many contracts with government agencies require annual funding and may be terminated in the agency’s sole discretion.

A reduction or shift in spending priorities by New York’s and other state and local governmental agencies could limit or eliminate the continued funding of the Company under existing government contracts or awards of new contracts or new task orders under existing contracts. Any such reductions or shifts in spending, if significant, could have a material adverse effect on our business.

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We depend on contracts with state and local governmental agencies, especially New York State, for approximately 85.6% all of our total revenue for six months ended June 30, 2017 . If our relationships with such agencies are harmed, our future revenue and operating profits could materially decline.

State and local governmental agencies are our primary clients, with revenue from contracts and task orders, either as a prime or a subcontractor, with such agencies accounting for approximately 85.6% and 86.7% of our total revenue for the period ending June 30, 2017 and for the year ended December 31, 2016. New York State alone accounted for approximately 67.4% for the period ending June 30, 2017, and 57.4% of our total our revenue for the fiscal year ended December 31, 2016. For this reason, any issue that compromises our relationship with the state and local governmental agencies that we serve could cause our revenue to materially decline. Among the key factors in maintaining our relationship with state and local governmental agencies are our performance on contracts and task orders, the strength of our professional reputation, compliance with applicable laws and regulations, and the strength of our relationships with client personnel. In addition, the mishandling or the perception of mishandling of sensitive information, such as our failure to maintain the confidentiality of sensitive information associated with the work we perform for our clients, or even the existence of our business relationships with certain of our clients, including as a result of misconduct or other improper activities by our employees or subcontractors, or a failure to maintain adequate protection against security breaches, including those resulting from cyber-attacks, could harm our relationship with state and local governmental agencies that we serve. Our relationship with state and local governmental agencies that we serve could also be damaged as a result of an agency’s dissatisfaction with work performed by us, a subcontractor, or other third parties who provide services or products for a specific project for any reason, including due to perceived or actual deficiencies in the performance or quality of our work, and we may incur additional costs to address any such situation and the profitability of that work might be impaired. In addition, to the extent our performance under a contract does not meet an agency’s expectations, the client may seek to terminate the contract prior to its scheduled expiration date, provide a negative assessment of our performance to government-maintained contractor past-performance repositories, fail to award us additional business under existing contracts or otherwise, and direct future business to our competitors. Further, negative publicity concerning government contractors in general or us in particular may harm our reputation with government agencies. To the extent our reputation or relationships with state and local governmental agencies, especially New York State agencies, are impaired, our revenue and operating profits could materially decline resulting in the value of your investment in our common stock being adversely affected.

Our earnings and profitability may vary based on the mix of our contracts and may be adversely affected by our failure to accurately estimate or otherwise recover the expenses, time and resources for our contracts.

We enter into three general types of government agency contracts for our services: (i) cost-reimbursable, (ii) time-and-material and (iii) fixed-price contracts. For the six month period ended June 30, 2017 and fiscal year ending December 31, 2016 , we derived approximately 3% and 2% of our revenue from cost-reimbursable contracts, approximately 89% and 93% from time-and-material contracts and approximately 8% and 5% from fixed-price contracts , respectively .

Each of these types of contracts, to varying degrees, involves the risk that we could underestimate our cost of fulfilling the particular contract, which may reduce the profit we earn or lead to a financial loss on the contract and adversely affect our operating results.

●	Under cost-reimbursable contracts, we are reimbursed for allowable costs up to a ceiling and paid a fee, which may be fixed or performance-based. If our actual costs exceed the contract ceiling or are not allowable under the terms of the contract or applicable regulations, we may not be able to recover those costs. In particular, there is increasing focus by government organizations on the extent to which government contractors, including us, are able to receive reimbursement for employee compensation and other types of costs.
●	Under time-and-material contracts, we are reimbursed for labor at negotiated fully burdened hourly billing rates and for certain allowable expenses. We assume financial risk on time-and-material contracts because of the fixed unit price nature of the negotiated labor prices and the level-of-effort (LOE) authorized in the budget.
●	Under fixed-price contracts, we perform specific tasks for a negotiated price. Compared to time-and-material and cost-reimbursable contracts, fixed-price contracts place the greatest performance risk on PSI and in return present circumstances that promote higher margins through the application of innovation to reduce performance costs while continuing to meet and deliver on customer contract expectations. Government agencies, where appropriate and to the maximum extent practicable, are increasing the use of fixed-price contracts. Because we assume the risk for cost overruns and contingent losses on fixed-price contracts, an increase in the percentage of fixed-price contracts in our contract mix would increase the Company’s risk of suffering losses.

Additionally, our profits could be adversely affected if our costs under any of these contracts exceed the estimates used as a basis for contract negotiation. We have historically not experienced any losses on our contracts and therefore have not recorded any provision in our financial statements for losses on our contracts, as required under U.S. GAAP, but there can be no assurance that we will not incur losses in the future.

We may not be able to protect certain products in our intellectual property portfolio.

In connection with the performance of services, the federal, state and local governmental agencies have certain rights to inventions, data, software codes, and related material that we develop. Governmental agencies may generally disclose or license such information to third parties, including, in some instances, our competitors. In some of the subcontracts that we perform, the prime contractor may also have certain rights to the programs and products that we develop under the subcontract.

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If our partners fail to perform their contractual obligations on a project, we could be exposed to legal liability, excess procurement costs, loss of reputation or reduced profits.

From time to time, we enter joint venture, teaming and subcontract agreements, and other contractual arrangements with partners to jointly bid on and execute certain projects. The success of these joint projects depends in part on the satisfactory performance of the contractual obligations by our partners. If any of our partners fail to satisfy their contractual obligations, we may be required to make additional investments and provide additional services to complete projects, increasing our cost on such projects. If we are unable to adequately address a partner’s performance issues, then our client could terminate the joint project, exposing us to legal liability, loss of reputation or reduced profits.

In order to succeed, we will have to keep up with a variety of rapidly changing technologies. Various factors could affect our ability to keep pace with these changes.

Our success will depend on our ability to keep pace with changing technologies that can occur rapidly in our core business. We may incur significant expenses updating our technologies, which could have a material adverse effect on our margins and results of operations. Even if we keep up with the latest developments and available technology, newer services or technologies could negatively affect our business.

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Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenue, profitability and operating results.

Our information technology systems are subject to systems failures, including network, software or hardware failures, whether caused by us, third-party service providers, intruders or hackers, computer viruses, natural disasters, power shortages or terrorist attacks. Any such failures could cause loss of data and interruptions or delays in our business, cause us to incur remediation costs, subject us to claims and damage our reputation. Failure or disruption of our communications or utilities could cause us to interrupt or suspend our operations or otherwise adversely affect our business. Any system or service disruptions if not anticipated and appropriately mitigated could have a material adverse effect on our business including, among other things, an adverse effect on our ability to bill our customers for work performed on our contracts, collect the amounts that have been billed and produce accurate financial statements in a timely manner. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, our results of operations could be materially and adversely affected. PSI is investing in systems that will allow it to achieve and remain in compliance with the regulations governing its business; however, there can be no assurance that such systems will be effective at achieving and maintaining compliance or that we will not incur additional costs in order to make such systems effective.

Our failure to maintain strong relationships with other contractors, or the failure of contractors with which we have entered into a sub- or prime contractor relationship to meet their obligations to us or our clients, could have a material adverse effect on our business and results of operations.

Maintaining strong relationships with other government contractors, who may also be our competitors, is important to our business and our failure to do so could have a material adverse effect on our business, prospects, financial condition and operating results. To the extent that we fail to maintain good relations with our subcontractors or other prime contractors due to either perceived or actual performance failures or other conduct, they may refuse to hire us as a subcontractor in the future or to work with us as our subcontractor. In addition, other contractors may choose not to use us as a subcontractor or choose not to perform work for us as a subcontractor for any number of additional reasons, including because they choose to establish relationships with our competitors or because they choose to directly offer services that compete with our business.

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Our revenue derived from contracts in which we acted as a subcontractor to other companies represented approximately 10.1% and 12.8% of our revenue for the six-month period ended June 30, 2017 and the fiscal year ended December 31, 2016, respectively. As a subcontractor, we often lack control over fulfillment of a contract, and poor performance on the contract could tarnish our reputation, even when we perform as required, and could cause other contractors to choose not to hire us as a subcontractor in the future. In addition, if the federal, state or local governments terminate or reduce other prime contractors’ programs or does not award them new contracts, subcontracting opportunities available to us could decrease, which would have a material adverse effect on our financial condition and results of operations.

Federal, state or local governmental spending and mission priorities could change in a manner that adversely affects our future revenue and limits our growth prospects.

Our business depends upon continued federal, state or local government expenditures on defense, intelligence and civil programs for which we provide support. These expenditures have not remained constant over time and have been reduced in certain periods. Our business, prospects, financial condition or operating results could be materially harmed among other causes by the following:

●	budgetary constraints affecting federal, state or local governmental spending generally, or specific agencies in particular, and changes in available funding;

●	a shift in expenditures away from agencies or programs that we support;

●	reduced federal, state or local government outsourcing of functions that we are currently contracted to provide, including as a result of increased insourcing;

●	changes in federal, state or local government programs that we support or related requirements;

●	federal, state or local government shutdowns (such as that which occurred during government fiscal year 2015) or weather-related closures and other potential delays in the appropriations process;

●	Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures;

●	delays in the payment of our invoices by government payment offices; and

●	changes in the political climate and general economic conditions, including a slowdown or unstable economic conditions and responses to conditions, such as emergency spending, that reduce funds available for other government priorities.

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These or other factors could cause federal, state and local governmental agencies to decrease the number of new contracts awarded generally and fail to award us new contracts, reduce their purchases under our existing contracts, exercise their right to terminate our contracts, or not exercise options to renew our contracts, any of which could cause a material decline in our revenue.

Federal, state and local governmental agencies may adopt new laws, rules and regulations that could have a material impact on our results of operations.

Our performance under our contracts with federal, state and local governmental agencies and our compliance with the terms of those contracts and applicable laws and regulations are subject to periodic audit, review and investigation by various agencies of the U.S. government. If such an audit, review or investigation uncovers a violation of a law or regulation, or improper or illegal activities relating to our contracts with such agencies, we may be subject to civil or criminal penalties or administrative sanctions, including the termination of contracts, forfeiture of profits, the triggering of price reduction clauses, suspension of payments, fines and suspension or debarment from contracting with governmental agencies. Such penalties and sanctions are not uncommon in the industry and there is inherent uncertainty as to the outcome of any particular audit, review or investigation. If we incur a material penalty or administrative sanction or otherwise suffer harm to our reputation, our profitability, cash position and future prospects could be materially and adversely affected. Further, if any of such governmental agencies were to initiate suspension or debarment proceedings against us or if we are indicted for or convicted of illegal activities relating to our government contracts following an audit, review or investigation, we may lose our ability to be awarded contracts in the future or receive renewals of existing contracts for a period of time which could materially and adversely affect our results of operations or financial condition. We could also suffer harm to our reputation if allegations of impropriety were made against us, which would impair our ability to win awards of contracts in the future or receive renewals of existing contracts.

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We derive a majority of our revenue from contracts awarded through a competitive bidding process, and our revenue and profitability may be adversely affected if we are unable to compete effectively in the process or if there are delays caused by our competitors protesting major contract awards received by us.

We derive a majority of our revenue from federal, state and local government contracts awarded through competitive bidding processes. We do not expect this to change for the foreseeable future. Our failure to compete effectively in this procurement environment would have a material adverse effect on our revenue and profitability.

The competitive bidding process involves risk and significant costs to businesses operating in this environment, including:

●	the necessity to expend resources, make financial commitments (such as procuring leased premises) and bid on engagements in advance of the completion of their design, which may result in unforeseen difficulties in execution, cost overruns and, in the case of an unsuccessful competition, the loss of committed costs;

●	the substantial cost and managerial time and effort spent to prepare bids and proposals for contracts that may not be awarded to us;

●	the ability to accurately estimate the resources and costs that will be required to service any contract we are awarded;

●	the expense and delay that may arise if our competitors protest or challenge contract awards made to us pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in termination, reduction, or modification of the awarded contract; and

●	Any opportunity cost of bidding and winning other contracts we might otherwise pursue.

In circumstances where contracts are held by other companies and are scheduled to expire, we still may not be provided the opportunity to bid on those contracts if the federal, state or local government determines to extend the existing contract for continuity of services. If we are unable to win particular contracts that are awarded through the competitive bidding process, we may not be able to operate in the market for services that are provided under those contracts for the duration of those contracts to the extent that there is no additional demand for such services. An inability to consistently win new contract awards over any extended period would have a material adverse effect on our business and results of operations.

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It can take many months for the relevant federal, state and local government agency to resolve protests by one or more of our competitors of contract awards we receive. The resulting delay in the start-up and funding of the work under these contracts may cause our actual results to differ materially and adversely from those anticipated.

We may lose IT general service contracts, GSA IT Schedule 70, and our position as a prime contractor on one or more of our GWACs.

We believe that one of the key elements of our success is our position as the holder of contract vehicles of information technology, or “IT,” general service contracts, GSA IT Schedule 70, and as a prime contractor under four Government-Wide Acquisition Contract vehicles, or “GWACs,” as of June 30, 2017 and December 31, 2016. Accordingly, our ability to maintain our existing business and win new business depends on our ability to maintain our position as a IT general service contactor, GSA schedule contractor and a prime contractor on GWACs, the loss of any of which could have a material adverse effect on our ability to win new business and our operating results. In addition, if a governmental agency elects to use a contract vehicle that we do not hold, we will not be able to compete for work under that contract vehicle as a prime contractor.

We use estimates in recognizing revenue and if we make changes to estimates used in recognizing revenue, our profitability may be adversely affected.

Revenue from our fixed-price contracts is primarily recognized using the percentage-of-completion method with progress toward completion of a specific milestones and/or deliverables during the period of performance. Revenue from our cost-plus-fixed-fee contracts are based on negotiated fixed-fees over the life of the contract. Estimating costs at completion and fixed fees on our long-term contracts is complex and involves significant judgment. Adjustments to original estimates are often required as work progresses, experience is gained and additional information becomes known, even though the scope of the work required under the contract may not change. Any adjustment as a result of a change in estimate is recognized as events become known.

In the event updated estimates indicate that we will experience a loss on the contract, we recognize the estimated loss at the time it is determined. Additional information may subsequently indicate that the loss is more or less than initially recognized, which requires further adjustments in our financial statements. Changes in the underlying assumptions, circumstances or estimates could result in adjustments that could have a material adverse effect on our future results of operations.

We may not realize the full value of our backlog, which may result in lower than expected revenue.

We define backlog to include the following three components:

●

Funded Backlog. Funded backlog represents the revenue value of orders for services under existing contracts for which funding is appropriated or otherwise authorized less revenue previously recognized on these contracts.

●	Unfunded Backlog. Unfunded backlog represents the revenue value of orders for services under existing contracts for which funding has not been appropriated or otherwise authorized.

●

Priced Options. Priced contract options represent 100% of the revenue value of all future contract option periods under existing contracts that may be exercised at our clients’ option and for which funding has not been appropriated or otherwise authorized.

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We historically have not realized all of the revenue included in our total backlog, and we may not realize all of the revenue included in our total backlog in the future. There is a somewhat higher degree of risk in this regard with respect to unfunded backlog and priced options. In addition, there can be no assurance that our backlog will result in actual revenue in any particular period. This is because the actual receipt, timing and amount of revenue under contracts included in backlog are subject to various contingencies, including congressional appropriations, many of which are beyond our control. For example, the actual receipt of revenue from contracts included in backlog may never occur or may be delayed because a program schedule could change or the program could be canceled, or a contract could be reduced, modified or terminated early, including as a result of a lack of appropriated funds. In addition, even if our backlog results in revenue, the contracts may not be profitable.

Our success is highly dependent on our executive officers and management team, especially our President, Richard Seol, the loss of whom would have a material adverse effect on our business.

The success of our business is highly dependent on our executive officers and management team, especially our President, Richard K. Seol . The loss of Mr. Seol could have a material adverse effect on our business.

We may fail to attract, train and retain skilled and qualified employees with appropriate security clearances, which may impair our ability to generate revenue, effectively service our clients and execute our growth strategy.

Our business depends in large part upon our ability to attract and retain sufficient numbers of highly qualified individuals who may have advanced degrees in areas such as information technology as well as appropriate security clearances. We compete for such qualified personnel with other U.S. government contractors, the U.S. government and private industry, and such competition is intense. Personnel with the requisites skills, qualifications or security clearance may be in short supply or generally unavailable. In addition, our ability to recruit, hire and internally deploy former employees of the U.S. government is subject to complex laws and regulations, which may serve as an impediment to our ability to attract such former employees, and failure to comply with these laws and regulations may expose us and our employees to civil or criminal penalties. If we are unable to recruit and retain a sufficient number of qualified employees, our ability to maintain and grow our business and to effectively service our clients could be limited and our future revenue and results of operations could be materially and adversely affected. Furthermore, to the extent that we are unable to make necessary permanent hires to appropriately service our clients, we could be required to engage larger numbers of contracted personnel, which could reduce our profit margins.

If we are able to attract sufficient numbers of qualified new hires, training and retention costs may place significant demands on our resources. In addition, to the extent that we experience attrition in our employee ranks, we may realize only a limited or no return on such invested resources, and we would have to expend additional resources to hire and train replacement employees. The loss of services of key personnel could also impair our ability to perform required services under some of our contracts and to retain such contracts, as well as our ability to win new business.

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We may fail to obtain and maintain necessary security clearances which may adversely affect our ability to perform on certain contracts.

Many U.S. government programs require contractors to have security clearances. Depending on the level of required clearance, security clearances can be difficult and time-consuming to obtain. If we or our employees and contractors are unable to obtain or retain necessary security clearances, we may not be able to win new business, and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we are not able to obtain and maintain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively rebid on expiring contracts, as well as lose existing contracts, which may adversely affect our operating results and inhibit the execution of our growth strategy.

We face intense competition from many competitors that, among other things, have greater resources than we do.

Our business operates in a highly competitive industry and we generally compete with a wide variety of federal, state and local government contractors, including large defense contractors, diversified service providers and small businesses. We also face competition from entrants into our markets including companies divested by large prime contractors in response to increasing scrutiny of Organizational Conflict of Interest, or OCI, issues. Some of these companies possess greater financial resources and larger technical staffs, and others that have smaller and more specialized staffs. These competitors could, among other things:

●	divert sales from us by winning very large-scale government contracts, a risk that is enhanced by the recent trend in government procurement practices to bundle services into larger contracts;

●	force us to charge lower prices in order to win or maintain contracts;

●	seek to hire our employees; or

●	adversely affect our relationships with current clients, including our ability to continue to win competitively awarded engagements where we are the incumbent.

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If we lose business to our competitors or are forced to lower our prices or suffer employee departures, our revenue and our operating profits could decline. In addition, we may face competition from our subcontractors who, from time to time, seek to obtain prime contractor status on contracts for which they currently serve as a subcontractor to us. If one or more of our current subcontractors are awarded prime contractor status on such contracts in the future, it could divert sales from us and could force us to charge lower prices, which could have a material adverse effect on our revenue and profitability.

Systems that we develop, integrate or maintain could experience security breaches which may damage our reputation with our clients and hinder future contract win rates.

Many of the systems we develop, integrate or maintain involve managing and protecting information involved in intelligence, national security and other sensitive or classified government functions. A security breach in one of these systems could cause serious harm to our business, damage our reputation and prevent us from being eligible for further work on sensitive or classified systems for federal, state and local government clients. We could incur losses from such a security breach that could exceed the policy limits under our professional liability insurance program. Damage to our reputation or limitations on our eligibility for additional work resulting from a security breach in one of the systems we develop, install or maintain could have a material adverse effect on our results of operations.

Our business may be adversely affected if we cannot collect our receivables.

We depend on the timely collection of our receivables to generate cash flow, provide working capital and continue our business operations. If the federal, state or local governmental agencies or any prime contractor for whom we are a subcontractor fails to pay or delays the payment of invoices for any reason, our business and financial condition may be materially and adversely affected. The federal, state or local governmental agencies may delay or fail to pay invoices for a number of reasons, including lack of appropriated funds, lack of an approved budget, or as a result of audit findings by government regulatory agencies. Some prime contractors for whom we are a subcontractor have significantly fewer financial resources than we do, which may increase the risk that we may not be paid in full or that payment may be delayed.

If we are not able to maintain and enhance our brand, our business and results of operations may be adversely affected.

We believe that the brand identities that we have developed have contributed significantly to the success of our business. We also believe that maintaining and enhancing our brand is important to expanding our customer base and attracting talented employees. In order to maintain and enhance our brand, we may be required to make further investments that may not be successful. Maintaining our brand will depend in part on our ability to remain a leader in data integration and management technology and our ability to continue to provide high-quality offerings. If we fail to promote and maintain our brands, or if we incur excessive costs in doing so, our business, financial condition, results of operations and cash flows may be harmed.

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Our research and development efforts may not produce successful products or features that result in significant revenue, cost savings or other benefits in the near future, if at all.

Developing our products and related enhancements is expensive. Our investments in research and development may not result in significant design improvements, marketable products or features, or may result in products that are more expensive than anticipated. Additionally, we may not achieve the cost savings or the anticipated performance improvements we expect, and we may take longer to generate revenue, or generate less revenue, than we anticipate. Our future plans include significant investments in research and development and related product opportunities. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain our competitive position. However, we may not receive significant revenue from these investments in the near future, if at all, or these investments may not yield the expected benefits, either of which could adversely affect our business and results of operations.

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Failure to protect our proprietary technology and intellectual property rights could substantially harm our business and results of operations.

Our success depends to a significant degree on our ability to protect our proprietary technology, methodologies, know-how and our brand. We rely on a combination of contractual restrictions, and other intellectual property laws and confidentiality procedures to establish and protect our proprietary rights. However, the steps we take to protect our intellectual property may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology and our business may be harmed. In addition, defending our intellectual property rights might entail significant expense. We may be unable to prevent third parties from acquiring domain names or trademarks that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

We enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with other parties. No assurance can be given that these agreements will be effective in controlling access to and distribution of our proprietary information. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Further, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our products, impair the functionality of our products, delay introductions of new products, result in our substituting inferior or more costly technologies into our products, or injure our reputation.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in the software industry. Companies providing software are increasingly bringing and becoming subject to suits alleging infringement of proprietary rights, particularly patent rights, we face a higher risk of being the subject of intellectual property infringement claims. We do not currently have a patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third party that claims that our solution infringes its rights, the litigation could be expensive and could divert our management resources. As of the date of this offering circular, we have not received any written notice of an infringement claim, invitation to license, or other intellectual property infringement action.

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Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

●	Cease selling or using products that incorporate the intellectual property that we allegedly infringe;
●	Make substantial payments for legal fees, settlement payments or other costs or damages;
●	Obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or
●	Redesign the allegedly infringing products to avoid infringement, which could be costly, time-consuming or impossible.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Our failure to protect personal information adequately could have an adverse effect on our business.

A wide variety of provincial, state, national, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data. These data protection and privacy-related laws and regulations are evolving and being tested in courts and may result in ever-increasing regulatory and public scrutiny as well as escalating levels of enforcement and sanctions. Any actual or perceived loss, improper retention or misuse of certain information or alleged violations of laws and regulations relating to privacy, data protection and data security, and any relevant claims, could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to existing customers and prospective customers), any of which could have an adverse effect on our operations, financial performance, and business. Evolving and changing definitions of personal data and personal information, within the European Union, the United States, and elsewhere, especially relating to classification of IP addresses, machine identification, location data, and other information, may limit or inhibit our ability to operate or expand our business, including limiting strategic partnerships that may involve the sharing of data. Any perception of privacy or security concerns or an inability to comply with applicable laws, regulations, policies, industry standards, contractual obligations or other legal obligations, even if unfounded, may result in additional cost and liability to us, harm our reputation and inhibit adoption of our products by current and future customers, and adversely affect our business, financial condition, and operating results.

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We have implemented and maintain security measures intended to protect personally identifiable information. However, our security measures remain vulnerable to various threats posed by hackers and criminals. If our security measures are overcome and any personally identifiable information that we collect or store becomes subject to unauthorized access, we may be required to comply with costly and burdensome breach notification obligations. We may also be subject to investigations, enforcement actions and private lawsuits. In addition, any data security incident is likely to generate negative publicity and have a negative effect on our business.

Our failure to raise additional capital or generate the significant capital necessary to expand our operations and invest in new products could reduce our ability to compete and could harm our business.

Depending on how many Shares are sold in this offering, we may need to raise additional funds to implement our business plans, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests and the per share value of our ordinary shares could decline. Furthermore, if we engage in debt financing, the holders of debt would have priority over the holders of common stock and underlying ordinary shares, and we may be required to accept terms that restrict our ability to incur additional indebtedness. We may also be required to take other actions that would otherwise be in the interests of the debt holders and force us to maintain specified liquidity or other ratios, any of which could harm our business, results of operations, and financial condition. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

●	Develop or enhance our products and professional services;
●	Continue to expand our sales and marketing and research and development organizations;
●	Acquire complementary technologies, products or businesses;
●	Expand operations in the United States or internationally;
●	Hire, train, and retain employees; or
●	Respond to competitive pressures or unanticipated working capital requirements.

Our failure to have sufficient capital to do any of these things could seriously harm our business, financial condition, and results of operations.

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Catastrophic events, or man-made problems such as terrorism, may disrupt our business.

A significant natural disaster, such as an earthquake, fire, flood, or significant power outage could have an adverse impact on our business, results of operations, and financial condition. Many of our largest clients are headquartered in New York City, a region known for terrorist activity. In the event our or our channel provider’s abilities are hindered by any of the events discussed above, sales could be delayed, resulting in missed financial targets, such as revenue, for a particular quarter. In addition, acts of terrorism and other geo-political unrest could cause disruptions in our business or the business of our channel partners, customers or the economy as a whole. Any disruption in the business of our channel partners or customers that affects sales at the end of a fiscal quarter could have a significant adverse impact on our future quarterly results. All of the aforementioned risks may be further increased if the disaster recovery plans for us and our suppliers prove to be inadequate. To the extent that any of the above should result in delays or cancellations of customer orders, or the delay in the deployment of our products and services, our business, financial condition, and results of operations would be adversely affected.

Risk Related to Our Industry

We operate in highly competitive industries.

The markets for many of our services are highly competitive. There are numerous organizations that offer many of the same services offered by us. We compete with many companies that have greater resources than us and we cannot provide assurance that such competitors will not substantially increase the resources they devote to those businesses that compete directly with our services. Competitive factors considered by clients include reputation, performance, price, geographic location and availability of technically skilled personnel. In addition, we face competition from the use by our clients of in-house environmental, engineering and other staff.

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Actual or perceived conflicts of interest may prevent us from being able to bid on or perform contracts.

Government agencies have conflict of interest policies that may prevent us from bidding on or performing certain contracts. When dealing with governmental agencies that have such policies, we must decide, at times with incomplete information, whether to participate in a particular business opportunity when doing so could preclude us from participating in a related procurement at a future date. We have, on occasion, declined to bid on certain projects because of actual or perceived conflicts of interest. We will continue to encounter such conflicts of interest in the future, which could cause us to be unable to secure key contracts with government customers.

Many of our U.S. government customers procure goods and services through ID/IQ, GWACs or our GSA IT Schedule 70 under which we must compete for post-award orders.

Budgetary pressures and reforms in the procurement process have caused many governmental agencies to purchase goods and services through ID/IQ contracts, our GSA IT Schedule 70 contract and other multiple award and/or GWAC contract vehicles. These contract vehicles increase competition and pricing pressures, requiring us to make sustained efforts following the initial contract award to obtain ongoing awards and realize revenue. There can be no assurance that we will increase revenue or otherwise sell successfully under these contract vehicles. Any failure by the Company to compete effectively in this procurement environment could harm our business, financial condition, operating results and cash flows and our ability to meet our financial obligations.

An economic downturn may have a material adverse effect on our business.

In an economic recession, or under other adverse macroeconomic conditions that may arise from natural or man-made events, customers and vendors may be less likely to meet contractual terms and payment or delivery obligations.

Our Government contracts may be terminated by the government at any time and may contain other provisions permitting the government to discontinue contract performance, and if lost contracts are not replaced, our operating results may differ materially and adversely from those anticipated.

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The U.S. government may prefer minority-owned, small and small disadvantaged businesses; therefore, we may not win contracts we bid for.

As a result of the Small Business Administration, or SBA, set-aside program, the U.S. government may decide to restrict certain procurements only to bidders that qualify as minority-owned, small or small disadvantaged businesses. As a result, we would not be eligible to perform as a prime contractor on those programs and would be restricted to a maximum of 49% of the work as a subcontractor on those programs. An increase in the amount of procurements under the SBA set-aside program may impact our ability to bid on new procurements as a prime contractor or restrict our ability to re-compete on incumbent work that is placed in the set-aside program.

There may be a delay in the completion of the U.S. government’s budget process.

On an annual basis, the U.S. Congress must approve budgets that govern spending by each of the federal agencies we support. When the U.S. Congress is unable to agree on budget priorities, and thus is unable to pass the annual budget on a timely basis, the U.S. Congress typically enacts a continuing resolution. A continuing resolution allows government agencies to operate at spending levels approved in the previous budget cycle. When government agencies operate on the basis of a continuing resolution, they may delay funding we expect to receive on contracts we are already performing. Any such delays would likely result in new business initiatives being delayed or cancelled and a reduction in our backlog, and could have a material adverse effect on our revenue and operating results. State and local government agencies may have similar delays to those described at the federal level.

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Risks Related to Our Common Stock and This Offering

Our financial results may vary significantly from period to period as a result of a number of factors many of which are outside our control, which could cause the market price of our common stock to decline.

Our financial results may vary significantly from period to period in the future as a result of many external factors that are outside of our control. Factors that may affect our financial results include those listed in this “Risk Factors” section and others such as:

●	any cause of reduction or delay in U.S. government funding (e.g., changes in presidential administrations that delay timing of procurements);
●	fluctuations in revenue earned on existing contracts;
●	commencement, completion or termination of contracts during a particular period;
●	a potential decline in our overall profit margins if our other direct costs and subcontract revenue grow at a faster rate than labor-related revenue;
●	strategic decisions by us or our competitors, such as changes to business strategy, strategic investments, acquisitions, divestitures, spin offs and joint ventures;
●	a change in our contract mix to less profitable contracts;
●	changes in policy or budgetary measures that adversely affect Government contracts in general;
●	variable purchasing patterns under Government GSA schedules, blanket purchase agreements, which are agreements that fulfill repetitive needs under GSA schedules, and ID/IQ contracts;
●	changes in demand for our services and solutions;
●	fluctuations in our staff utilization rates;
●	seasonality associated with the U.S. government’s fiscal year;
●	an inability to utilize existing or future tax benefits, including those related to our NOLs or stock-based compensation expense, for any reason, including a change in law;
●	alterations to contract requirements; and
●	adverse judgments or settlements in legal disputes.

A decline in the price of our common stock due to any one or more of these factors could cause the value of your investment to decline.

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There has been no public market for our common stock and an active market may not develop or be sustained, which could limit your ability to sell shares of our common stock.

There currently is no public market for our common stock, and our common stock will not be traded in the open market prior to this offering. We have submitted an application with The NASDAQ Stock Market LLC (“NASDAQ”) to list our common stock on The NASDAQ Capital Market under the symbol “PSIT.” In order to list, the Nasdaq Capital Market requires that, among other criteria, at least 1,000,000 publicly-held shares of our common stock be outstanding, the shares be held in the aggregate by at least 300 round lot holders, the market value of the publicly-held shares of our common stock be at least $15.0 million, our stockholders’ equity after giving effect to the sale of our shares in this offering be at least $5.0 million, the bid price per share of our common stock be $4.00 or more, and there be at least three registered and active market makers for our common stock. There is no guarantee that we will be able to satisfy the NASDAQ listing requirements. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification amendment to the offering statement, and then file an SEC Form 8-A in order to register our shares under the Exchange Act. The post-qualification amendment of the offering statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified quickly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our common stock on NASDAQ. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of our common stock and the commencement of exchange trading of our common stock.

NASDAQ may delist our securities from its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have submitted an application with The NASDAQ Stock Market LLC (“NASDAQ”) to list our common stock on The NASDAQ Capital Market under the symbol “PSIT.” In order to make a final determination of compliance with their listing criteria, NASDAQ may look to the first trading day’s activity and, particularly, the last bid price on such day. In the event the trading price for our common stock drops below NASDAQ’s $1.00 minimum bid requirement, NASDAQ could rescind our initial listing approval. If that were to happen, the liquidity for our common stock would decrease, which may substantially decrease the trading price of our common stock.

In addition, we cannot assure you that, in the future, our securities will meet the continued listing requirements to be listed on NASDAQ. If NASDAQ delists our common stock, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our Company; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

We cannot assure you that an active public market for our common stock will develop after this offering or if it does develop, it may not be sustained.

Even if our common stock is listed on NASDAQ or other exchange or electronic quotation system, we cannot assure you that an active public market for our common stock will develop after this offering or if it does develop, it may not be sustained. In the absence of a public trading market, you may not be able to liquidate your investment in our common stock. In addition, the market price of our common stock could be subject to significant fluctuations after this offering. Among the factors that could affect our stock price are:

●	quarterly variations in our operating results;
●	changes in contract revenue and earnings estimates or publication of research reports by analysts;
●	speculation in the press or investment community;
●	investor perception of us and our industry;
●	strategic actions by us or our competitors, such as significant contracts, acquisitions or restructurings;
●	actions by institutional shareholders or other large shareholders, including future sales;
●	our relationship with Government agencies;
●	changes in government spending;
●	changes in accounting principles; and
●	general economic market conditions.

In particular, we cannot assure you that you will be able to resell your shares at or above the initial public offering price. The stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the Company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

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The Company arbitrarily determined the offering price and terms of the Shares offered through this offering circular.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

Fulfilling our obligations incident to being a public company will be expensive and time consuming and any delays or difficulty in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

As a private company, we have not been subject to the requirements of the rules and regulations of the Securities and Exchange Commission, or the SEC, as well as applicable stock exchange rules, will require us to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations will require us to devote significant management time and will place significant additional demands on our finance and accounting staff and on our financial, accounting and information systems. We expect to hire additional accounting and financial staff with appropriate public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increased auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees, listing fees, as well as other expenses.

In particular, upon completion of this offering, we will be required under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, or if our independent registered public accounting firm is unable to provide us with an unqualified report regarding the effectiveness of our internal control over financial reporting in future periods, if required, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the securities laws could potentially subject us to sanctions or investigations by the SEC, the exchange on which our common stock is listed, or other regulatory authorities.

Provisions in our organizational documents and in the Virginia Stock Corporation Act may prevent takeover attempts that could be beneficial to our shareholders.

We have, and intend to include, effective as of the consummation of the offering, a number of provisions in our articles of incorporation and bylaws that may have the effect of delaying, deterring, preventing or rendering more difficult a change in control of our shareholders might consider in their best interests. These provisions include:

●	establishment of a classified Board, with staggered terms;
●	granting to the Board the sole power to set the number of directors and to fill any vacancy on the Board; and
●	a prohibition on shareholders from calling special meetings of shareholders;

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These provisions may prevent our shareholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if the provisions are viewed as discouraging takeover attempts in the future.

There are also anti-takeover provisions in the Virginia Stock Corporation Act which may also make it difficult for shareholders to replace or remove our management. These provisions may facilitate management entrenchment that may delay, deter, render more difficult or prevent a change in our control, which may not be in the best interests of our shareholders. See “Description of Securities ; Anti-Takeover Provisions” on page 65 for additional information on the anti-takeover measures applicable to us.

If securities analysts do not publish research or reports about our business, or if they publish negative reports about our business, the price of the common stock could decline.

The trading market for the common stock, to some extent, depends on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our shares or change their opinion of the common stock, industry sector, or products, the trading price for the common stock would likely decline. If one or more of these analysts should cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock or trading volume to decline.

We do not have a compensation committee, so shareholders will have to rely on our Board of Directors to perform these functions.

We do not have a compensation committee comprised of independent directors. These functions are performed by all of the members of our Board. Until we have a compensation committee comprised of independent directors, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation that may affect management decisions.

We have no independent audit committee nor do we have an audit committee financial expert at this time.

Our full Board of Directors functions as our audit committee. This may hinder our Board of Directors’ effectiveness in fulfilling the functions of the audit committee. Currently, we have no independent audit committee nor do we have an audit committee financial expert at this time. Our full Board of Directors functions as our audit committee and is comprised of three directors, none of whom are not considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Exchange Act or the FINRA Marketplace Rules. An independent audit committee plays a crucial role in the corporate governance process, assessing our Company’s processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the committee’s responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. In addition, no director on our Board is considered to be a “financial expert” in that he does not have the education or experience of being a chief financial officer. If we are unable to meet the “independent” director requirements for our Board of Directors and audit committee, we will not be able to satisfy the NASDAQ listing requirements.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the common stock less attractive to investors.

We are an “emerging growth company” as defined in the U.S. federal securities laws, and, for so long as we remain an emerging growth company, we have chosen to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, and reduced disclosure obligations regarding executive compensation in our periodic reports. We will take advantage of the extended transition period under Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We cannot predict if investors will find the common stock less attractive because we have chosen to rely on these exemptions through this year. If some investors find the common stock less attractive as a result, there may be a less active trading market for the common stock and the trading price of the common stock may be more volatile.

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If we fail to establish or maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of the common stock may, therefore, be adversely affected.

As a public company in the United States, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with our annual report for the year ending December 31, 2018, we will be required to submit a report by management to the audit committee on the effectiveness of our internal control over financial reporting pursuant to Section 404. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation. This process is time-consuming, costly, and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal controls over financial reporting beginning with our annual report following the date on which we are no longer an “emerging growth company”, which may be up to five fiscal years following the date of our initial public offering. If we identify material weaknesses in our internal controls over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal controls over financial reporting are effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the common stock may be adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

If you purchase common stock in this offering, you will experience substantial and immediate dilution.

If you purchase common stock in this offering, you will experience substantial and immediate dilution in the pro forma net tangible book value per share of common stock after giving effect to this offering based on the initial public offering price, because the price that you pay will be substantially greater than the pro forma net tangible book value per share of common stock that you acquire. This dilution is due in large part to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased their shares of common stock. You will experience additional dilution upon the exercise of any warrant or option we may issue in the future with an exercise price lower than the price you paid for our shares in this offering, or if we sell shares of common stock for a purchase price lower than the price you paid for our shares in this offering. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds that we receive from this offering, including applications for working capital, possible acquisitions and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

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Risks Related to an Investment in our Common Stock and this Offering

There is no existing market for our common stock, and we do not know if one will develop to provide you with adequate liquidity. If our stock price fluctuates after this offering, you could lose a significant part of your investment.

Prior to this offering, there has not been a public market for our common stock. If an active trading market does not develop, you may have difficulty selling any of our common stock that you buy. Negotiations among the Company will determine the initial public offering price for the shares, which may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell shares of our common stock at prices equal to or greater than the price you paid in this offering. The market price of our common stock may be influenced by many factors including:

●	the failure of securities analysts to cover our common stock after this offering or changes in analysts’ financial estimates;
●	our or competitor’s announcements of significant contracts or acquisitions or other business developments;
●	variations in quarterly results of operations;
●	loss of a large customer or supplier;
●	U.S. and international general economic conditions;
●	increased competition;
●	future sales of our common stock or the perception that such sales may occur;
●	investor perceptions of us and the industries in which or products are used; and
●	the other factors listed in “Risk Factors.”

As a result of these factors, investors in our common stock may not be able to resell their shares at or above the initial offering price. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies like us. These broad market and industry factors may significantly reduce the market price of our common stock, regardless of our operating performance.

There is no minimum raise required in this offering and all funds raised in this offering will be deposited directly into a segregated bank account, but not an escrow account.

No escrow account will be established and all proceeds raised in the offering will be deposited immediately into the Company’s segregated bank account specifically established for this offering. Upon the qualification of this offering statement by the SEC and either our common stock is approved for listing on NASDAQ or if our application is rejected by NASDAQ, we receive reaffirmation from investors regarding their subscriptions, we intend to have one or more closings on a rolling basis until the date the offering is terminated. There is no minimum number of Shares that must be sold in this offering other than each investor must invest at least $1,500 (100 Shares). As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor. In the event that fail to raise more than a minimal amount in this offering, we utilize the proceeds for general working capital purposes only. If we sell less than $2,000,000 (10% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent. We cannot guarantee that we will be able to raise adequate funds in this offering to implement our intended business plan.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

We have not retained an underwriter to sell these shares. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. If we fail to sell all the shares we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that could cause actual results to differ materially from anticipated results include, but are not limited to:

●	Federal, state and local governmental agencies decisions to reduce funding for projects we support;
●	delays in the federal or state budget process including government shutdowns and threatened shutdowns;
●	delays in payments from governmental customers;
●	termination of our material contracts or our inability to replace or renew our material contracts;
●	failure to retain our existing government agency contracts;
●	our ability to achieve or manage the growth of our business;
●	failure of our subcontractors and independent contractors to perform contractual obligations;
●	employee misconduct, security breaches or the occurrence of other operational risks;
●	security threats and breaches, including cybersecurity threats and other disruptions;
●	failure to comply with procurement laws and regulations or obtain security clearances and economic downturns;
●	the inability of the Company to offer and sell the shares of common stock offered hereby;
●	the integration of multiple technologies and programs;
●	the ability to successfully complete development and commercialization of products and our Company’s expectations regarding market growth;
●	the cost, timing, scope and results of ongoing research and development efforts;
●	the ability to successfully complete product research and further development;
●	the ability to obtain substantial additional funding;
●	the ability to retain certain members of management;
●	our expectations regarding research and development expenses and general and administrative expenses;
●	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and
●	our belief regarding the validity of our patents and potential litigation.

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In addition, in this offering circular, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this offering circular. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this offering circular may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

DESCRIPTION OF THE BUSINESS

Our Company

PSI International, Inc. (“PSI International,” “PSI,” the “Company,” “or “we,” “us,” “our” or similar terms) founded its business in 1977 as a provider of information technology (“IT”) and communications technology solutions and services to federal, state, and city government agencies. We provide enterprising solutions and services to the U.S. defense, intelligence, health care, and civilian government agencies, as well as major corporations in the private sector. We allow customers in any industry to improve their business performance, improve customer service, detect fraud, and reduce resource consumption by using their data to create new insights and to automate business processes. The demand for our services, in large measure, is created by the increasingly complex network, systems, and information environments in which government agencies and businesses operate, and by the need to stay current with emerging technology while increasing productivity and, ultimately, performance.

As of June 30, 2017 and December 31, 2016, we had 111 and 99 full-time employees, respectively , and 256 and 262 independent contractors, respectively, working at locations throughout the eastern United States. Our website is www.psiint.com, the contents of which are not incorporated in this offering circular. We are headquartered at 11200 Waples Mill Road Suite 200, Fairfax, Virginia 22030.

We operate as one segment, providing a variety of information technology services in four niche service areas: (1) Information Technology; (2) Health Sciences; (3) Social Services; and (4) Renewable Energy Management.

We were originally incorporated as Planning Systems International, Inc. in Massachusetts on February 3, 1977. In March 1984, we changed our name to PSI International, Inc. In September 2004, we changed our state of domicile to Virginia. Pursuant to that certain Stock Purchase Agreement, dated October 30, 2015, between PSI Investment, LLC, a Virginia limited liability company of which Richard K. Seol , our President and Chairman, has voting and dispositive control (“PSI Investment”), and the then shareholders of the Company, PSI Investment acquired 100% of the outstanding shares of our common stock from the former shareholders.

Background

Through our IT service offerings, we strive to enable customers in virtually any industry to improve their business performance, improve customer service, detect fraud, and reduce resource consumption by using their data to create new insights and to automate business processes. Our services, in large measure, are focused on increasingly complex network, systems, and information environments in which government agencies and businesses operate.

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The amount of data available for decision making is increasing exponentially, and the technology to analyze and act on that data is rapidly becoming more capable, cost-effective and ubiquitous. As a result, IT infrastructure is undergoing an industry wide, transformative shift toward new big data and cloud platforms. At the same time, the increasing pace of business is driving the need for more real-time data processing and the need to make data-driven decisions throughout every organization is creating demand for self-service business and analytical applications. The growth in mobile and social data sources and the rise of new big data and cloud platforms to analyze these data, combine to create major growth engines for the data integration market. We believe our products immediately address the markets for Data Integration and Access Software, Master Data Management, and Integration and Orchestration Middleware, which International Data Corporation, or IDC, estimates in its Worldwide Master Data Management Competitive Forecast 2016–2019, that the combined market size was $16 billion in 2015 and forecasts the market to increase to approximately $21 billion by 2019. Within those large markets, we believe that the demand for big data integration and cloud integration is growing particularly quickly due to growth in their underlying markets. The markets for big data technology and services and public IT cloud services are expected to grow at compound annual growth rates, CAGRs, of approximately 23% and 19%, respectively, according to IDC estimates.

Throughout the years, we have striven to earn a reputation for innovation, consistency, and quality; ultimately resulting in an outstanding legacy of customer satisfaction. Our mature management methods feature repeatable and reproducible processes and have earned an independent, formal assessment at the Software Engineering Institute’s Capability Maturity Model Integration, and an International Organization for Standardization and International Electrotechincal Commission (ISO /IEC) 20,000 Certification for international recognition of excellence in IT Service Management Systems.

We provide a blend of services and solutions in information technology, health sciences, human services and renewable energy management sectors to our clients throughout the United States. We provide information technology services, including health sciences and social services along with a variety of other technological services to a broad spectrum of federal, state, and local government clients including the Veterans Affairs (“VA”), the New York Metropolitan Transportation Authority (“MTA”), and the National Institutes of Health (“NIH”). Our technology services include aeronautics technology, network support, database management, software, app and web development, data analytics, and cybersecurity. We also supply software and web development, maintenance, enhancement, and implementation support services.

In addition, we offer database and system design, development, implementation, verification, security, management, and administration in mainframe and distributed processing environments. We provide these services on a wide variety of platforms and support one of the largest databases in the world, with over seventy billion records, 5,000 distinct tables, and thirty terabytes of data. More than ten billion daily transactions occur in this system, and we have the capabilities to efficiently analyze and synthesize this information. We believe that we have more capabilities, processes, and experience than many big data consulting companies currently operating.

We have also acquired experience in records and data management and storage. Our work at the FDA Center for Biologics Evaluation and Research offers one illustration of our records management service. At this center, we managed the Document Control Center and over four linear miles of regulatory records. We helped to plan, define, test, and implement a system utilizing wireless handheld barcode scanners for point-to-point tracking of several millions of regulatory documents.

In response to the complexity of these agencies, we have expanded beyond IT services and communications technology and developed the following niche-based services:

●	Under New York State’s Hourly-Based Information Technology Services contract (“HBITS”), we are one of only 20 active contractors able to bid on and if selected, provide a wide range of information technology and telecommunications consulting resources to various agencies of New York State;
●	Pharmacovigilence Services including our proprietary MedDRA Support Services to certain clients in the public health sector, such as the World Health Organization;

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●	Mobile/Software Application Development services which include building the Department of Veteran Affairs key applications: The Veteran’s Loan Guarantee Service (LGY) and the Veterans On-Line Application;
●	Big Data analytics support in the FDA’s mission to receive and review pre-market and post-market safety and efficacy data of human drugs and therapeutic biologics (pharmaceutical products). The latest analytical tools are used to evaluate, monitor, review and analyze the pharmaceutical data; and
●	Cyber Security Services to our clients in New York City where we monitor and secure our clients’ networks for identity management and against everyday threats, breaches and intrusions.

We intend to invest a portion of the net proceeds from this offering in pursuing research and development opportunities to build products and establish an intellectual property portfolio. We are seeking to develop patentable products and proprietary information related to the following solutions:

●

Peak Load Contribution (“PLC”) reduction planning tool, called “PSI Peaks,” which is a tool that allows our clients to review historical PLC data to predict PLC days. This enables our clients to proactively lower their energy consumption during the PLC days by using batteries and generators to lower their rates for the following year. This tool can help our clients to lower their energy bill by an estimated 10-15% depending on a variety of factors.

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●

Tobacco Vigilance. PSI’s TobaccovigilanceSM experts support the tobacco industry with consultation services regarding FDA compliance. We offer solutions to implement increased federal regulation and support components of tobacco applications for effective preventative care.

●

PSI offers a wide variety of medical coding related services in MedDRA and WHO-DD, including implementation consulting support, coding support, training support, and our eCert Solution. Many of the lessons we learned in our support of MedDRA and WHO-DD are applicable to other medical coding environments. All of our coding services solutions are focused on providing the highest possible coding quality. Our quality focus is to substantially reduce, or even eliminate, coding errors; vastly increasing the accuracy and value of the coded information.

●

PSI Peaks analyzes PJM (Pennsylvania-New Jersey-Maryland) energy data for 25 zones and provides a dashboard for each zone. PSI Peaks analyzes PJM energy data for each area and provides the following summaries and reports to help to forecast the peak day of the year:

1.	Daily Max Usage for Last 5 years
2.	Top 5 Daily Max Trend
3.	Hourly Average for Last 5 Years
4.	Hourly Average Trend to Date
5.	Monthly Total Usage for Last Year
6.	Hourly Total Usage by Month for Last Year
7.	Forecast Deviation
8.	Today’s Hourly Forecast

●

Work Distribution Logic (“WDL”) is an intake tool, which ensures no errors are introduced in a large organization’s workflow management process and also automates distribution of work to case workers based on business rules that use rules engine applications.

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Information Technology

PSI supports New York State and New York City as the leading prime vendor of IT services under the State’s Hourly-Based Information Technology Services (“HBITS”) contract and is a leading provider (among the top 3) of the third-generation contract for the New York Department of Information Technology and Telecommunications Consulting Services division. We win approximately 35% of the task orders solicited through HBITS.

We have 40 years of history providing IT services and solutions to U.S. federal government agencies, New York State and New York City governments and government agencies, many of which have run simultaneously. Our services in the New York State and City domain include:

●	Mobile/Software application (Java and .NET)
●	Cyber Security (monitoring and detection)
●	Big Data Analytics
●	Business Analysts
●	Program and project management
●	Quality assurance and quality control
●	Technical Architecture
●	Customer support

HBITS

Under New York’s HBITS contracts, we provide wide range of information technology and telecommunications consulting resources to various agencies of New York State on an as needed basis. Under the two-tier process, PSI was one of the 20 companies selected by New York’s Office of General Services, or OGS, to compete on task orders issued under this Multiple Award Standby Agreement. Since the inception of this contract, PSI has been awarded 103 tasks to provide resources in the areas of:

●	Systems Management (Mainframe, Mid-Range, PC)
●	Agile Applications Development
●	Internet/Intranet Application Services
●	Help Desk Services
●	Local Area Network (LAN) Services
●	Telecommunications Services
●	Database administration
●	Technical lead
●	Business analysis

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PSI provides an infrastructure that caters to the specific needs of our personnel including their benefit package, human resource-related needs, professional development, promotional opportunities, and general ‘care and feed’. The success of our personnel retention program and performance is evidenced by PSI’s nearly 100% re-capture rate.

VA Loan Guaranty Program

We have supported benefits delivery at the Department of Veterans Affairs, or the VA, at the Veterans Benefits Administration, or the VBA, since 1987. Today, we provide application development and maintenance support for a variety of benefits delivery systems.

At the Austin Systems Development Center, or SDC, and the VA Central Office, or VACO, PSI maintained and developed nationwide applications within the Loan Guaranty Service organization, or LGS, that supported veterans’ benefits programs, such as home loans and specially adapted housing. We collaborated closely with the VA Austin PD (Program Development) and AITC (Austin Information Technology Center) operations staff on matters of technical support to keep systems available 24x7 with a high level of performance.

Child Welfare Services

Through our child welfare services, we have supported delivery of benefits to children in the states of New York, Iowa, Ohio, and Tennessee.

The Data Warehouse (DW) is sourced from the agency’s major child welfare case management related systems: CONNECTIONS, CCRS, and WMS. The DW effort consists of multiple sub-projects. The efforts over the past four years included: Bridges to Health reporting; AFCARS changes, additions and general support; CONNECTIONS Quarterly Build changes; Juvenile Justice data mart; WMS data feeds; Infrastructure upgrades and enhancements; and more.

We specialize in DW technologies and continue to support current operations, design and development of new initiatives, and all aspects of warehousing infrastructure (multiple Oracle databases, hardware, software). The New York State Office of Children and Family Services (OCFS) Data Warehouse currently supports over 4,000 state, local district and voluntary agency end users with varying reporting abilities and data needs. We support users who need information on federal reporting from AFCARS, NCANDS and the Child and Family Services Round 2 Performance Improvement Plan.

NASA

We provide analysis, development, operations, maintenance and modification support for NASA’s simulation and flight facilities. Simulation and flight IT services include the support provided for the ground-based simulators, in-flight experiments, and integration laboratory. The ground-based simulators are located in the Flight Simulation Laboratories at the NASA Langley Research Center Flight Simulation Facilities, located at Hampton, Virginia.

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Currently, we provide hardware engineering, operations, maintenance, and modification services for the Simulation and Flight Facilities under the Langley Simulation and Aircraft Technical Services (“LSATS”) contract. We support the ground-based simulators located in the Flight Simulation Facilities, the in-flight experiments based at Langley, and the Research System Integration Laboratory. PSI engineered the design of new equipment including electronics, mechanical, hydraulics, and instrumentation systems, and has also engineered modifications for existing equipment. PSI responds to requests engineering change requests for hardware and assumes operational and maintenance responsibility for new equipment. The Flight Simulation Facilities are unique national research and development facilities dedicated to providing researchers with high-fidelity environments in which to conduct simulated flight research and to advance the state-of-the-art of simulation technology. The Flight Simulation Facilities include:

●	The Cockpit Motion Facility (including the Research Flight Deck, Integrated Flight Deck, and Generic Flight Deck Simulators)
●	The Test and Evaluation Simulator
●	The Development and Test Simulator
●	The Differential Maneuvering Simulator
●	The Visual Motion Simulator
●	The Unmanned Aerial Systems/Systems Integration & Validation Lab

The Cockpit Motion Facility presently houses a state-of-the-art six-degree-of-freedom motion system, the Research Flight Deck Simulator, the B757 Integration Flight Deck Simulator and the Generic Flight Deck Simulator, and has space for an, as yet, undefined fourth simulator. All three of the simulators in the Cockpit Motion Facility are capable of operating in a fixed-base mode or on the motion system. In addition, we have developed a Portable Demonstration Simulation, or PDS, which is a desktop simulation that can be readily transported to trade shows, conferences, and other venues to exhibit some of the capabilities of the large-scale simulators in the CMF, DMS, and VMS. The PDS can be configured as a lunar lander flying over the lunar terrain, a spacecraft docking with the International Space Station, a commercial transport aircraft landing over an airport, or a General Aviation aircraft maneuvering over terrain and landing at an airport. The latest addition to the Flight Simulation Facilities is the Unmanned Aerial System/Systems Integration & Validation Laboratory (UAS/SIVL). The UAS/SIVL will be used to establish guidelines for UAS component reliability specifications in order to assure the safety of unmanned flight in the National Airspace System. Researchers from the NASA Langley Research Center, other NASA Research Centers, the Federal Aviation Administration, the Department of Defense, other government organizations, industry, and universities use the Simulation and Flight Facilities. The facilities are used to investigate a variety of topics ranging from the design of new aircraft/spacecraft, to new guidance and control systems, to the human factor implications of new/existing flight deck displays, control/data input devices, and airspace operations. In-house projects and experiments are conducted to develop new simulator systems and subsystems, improve existing simulation systems, develop advanced engineering techniques to improve the fidelity and validity of simulation programs, and incorporate the latest technology into simulator and computer systems.

Customs and Border Protection

We also provide network engineering support to the Department of Homeland Security Bureau of Customs and Border Protection through a partner, APOGEN Technologies, a Company in McLean, VA. We have provided this service through different contracts both as prime and sub-contractor on a continuous basis for over ten years. In this project, our network engineer provides direct support to the users at the Newington, Virginia, National Data Center and in the field on a basis of routine territorial assignment. This means that the PSI network engineer, working as a member of the field support team, is responsible for the direct support of Customs and Border Protection’s (“CBP”) data network users in a specific geographical region of the country. Currently, this territory includes the southeast United States.

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The team, of which we are a member, is required to coordinate and collaborate in planning, designing, implementing, resolving problems, and providing ongoing support for both internal and external organizations. This includes working closely with CBP, other government personnel, other CBP contractors, vendors, the CBP Community of Interest (e.g. any of the trade community, enforcement community, etc.), other external collaborating entities (e.g., United States Department of State, foreign government organizations, international organizations, etc.), and others.

The IT environment of CBP encompasses both headquarters (including the National Data Center Complex in Newington) and field locations with an “n-tier” architecture. Customs and Border Protection has over 900 offices throughout the world with over 1000 non-CBP locations that access the systems at the National Data Center.

We have provided technology support to the United States Bureau of Customs and Border Protection (Customs) since 1984. These services include management consulting, management of the Customs Data Center, and substantial support for Custom’s network infrastructure. We continue to provide support to this valued customer today. Through these many years, we have gained an understanding and appreciation of the Customs mission. We have applied this understanding and appreciation in developing productive working relationships with Customs’ management and the user community.

Health Science

Our health science IT services include new drug development support, pharmacovigilance, regulatory compliance, drug safety support services, pharmacology, medical coding, MedDRA and WHO-DD implementation, consulting, and training. To better support pharmacovigilance, we have developed PSI Adverse Event Reporting Solution (“PSI AERS”) to automate the adverse reporting process. So far, our team has coded/classified over 1.8 million individual case safety reports for the FDA, and over 8 million verbatim for the pharmaceutical industry overall. We have trained over 4,000 students on four continents. Our instructors share the insight and specific knowledge obtained through concrete experience in both pre- and post-marketing environments.

Pharmacovigilance

Pharmacovigilance (“PV”) is defined as the science and activities relating to the detection, assessment, understanding and prevention of adverse effects or any other drug-related problem. The World Health Organization (“WHO”) established its Program for International Drug Monitoring in response to the thalidomide disaster detected in 1961. Together with the WHO Collaborating Centre for International Drug Monitoring, Uppsala, WHO promotes PV at the country level. At the end of 2010, 134 countries were part of the WHO PV Program. The aims of PV are to enhance patient care and patient safety in relation to the use of medicines; and to support public health programs by providing reliable, balanced information for the effective assessment of the risk-benefit profile of medicines.

MedDRA

●

The Medical Dictionary for Regulatory Activities (MedDRA) is the new terminology developed in conjunction with the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH). MedDRA, a rich and highly specific standardized medical terminology to facilitate sharing of regulatory information internationally for medical products used by humans, is available to all for use in the registration, documentation and safety monitoring of medical products both before and after a product has been authorized for sale.

●	MedDRA is a key tool for harmonizing safety data between nations, regulatory authorities and manufacturers. Eventually, MedDRA will allow provision of safety data to consumers in a standard, comparable fashion.

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In the long term, MedDRA will be the required standard by almost all regulatory authorities and, probably, by other national agencies and organizations concerned with safety surveillance and health reporting.

We also support the development of new drugs throughout the development lifecycle. Our experienced scientists and clinicians facilitate clinical research by offering expert advice in planning, coordination, and monitoring of all facets of clinical trial initiatives. By virtue of our work with the Food and Drug Administration (“FDA”) and the National Cancer Institute’s Cancer Therapy Evaluation Program, we have an in-depth understanding of optimal pathways to achieve and maintain operational compliance with the FDA’s published guidance and policies. We have demonstrated expertise in navigating the regulatory process, including developing and processing the Investigational New Drug Applications, Adverse Event Reports, Annual Reports, Investigator’s Brochures, Cooperative Research and Development Agreements, Clinical Trials Agreements, and other agreement types (i.e., CSA, MTA, CDA).

Social Services

Our IT services also include sustained efforts supporting delivery of public assistance to children, and helping states and municipalities recover reimbursements, benefits delivery, and loan guarantee systems. PSI’s understanding, experience, and accomplished record qualify us as a child welfare and Statewide Automated Child Welfare Information System (SACWIS) partner. For the New York State Office of Temporary and Disability Assistance and the New York Department of Social Services, PSI has conducted pre-SACWIS conversion data clean-up of 45,000 case records, resulting in the generation of more than $50 million in child welfare reimbursements, and has designed and developed a web-based, interactive Facilities Management System for eligibility managers to assist clients.

We provided Dutchess County with a client tracking and case management toolset designed to support the mission of the Department of Social Services (“DSS”) and act as a front-end for the OTDA systems of record. The baseline for Dutchess’ Client Tracking and Case Management System has been developed with current technology platforms to enhance the caseworkers’ ability to perform, improve case management, and allow for timely and accurate delivery of service to DSS clients. It incorporates a parameter-driven technology that is flexible and comprehensive, designed to support the individual needs of any County in the State based on an “out-of-the-box” application designed to support the State’s mainframe and emerging Service Oriented Architecture (“SOA”) environments.

We have longstanding relationships with a diverse group of clients at all levels of the federal, state and local governmental agencies. We derived approximately 98.1% of our revenue in fiscal year 2016 from services provided to 37 client organizations across federal, state and local governmental agencies under more than 13 contracts and task orders. The single largest entity that we served in fiscal year 2016 was New York State which represented approximately 63.1% of our revenue in that period.

Further, we have served our top ten clients, or their predecessor organizations, for an average of over 20 years. We derived approximately 86% of our revenue in fiscal 2016 from engagements for which we acted as the prime contractor.

We attribute the strength of our client relationships, the commitment of our people, and our resulting growth to our management consulting heritage and culture, which instills our relentless focus on delivering value and enduring results to our clients.

Renewable Energy Management

Renewable energy represents a worldwide citizen’s movement of preserving planet Earth and its air quality, fulfilling our generation’s obligation to reduce carbon footprints and pass down a cleaner environment to future generations. PSI desires to be a leading provider of cloud-based software to the utility grade renewable energy developers. The developers will use our software platform to deliver key customer-facing applications intended to reduce energy demand and improve customer perception of the renewable energy. Our software will analyze energy data and present personalized insights to customers in order to motivate reductions in energy consumption. These reductions are valued as a source of energy much like a conventional power plant. We believe that we are poised to transform the way the developers manage renewable energy assets.

A developer who operates and manages renewable energy producing assets faces two critical challenges that our software is designed to address. First, although the current Operations and Maintenance software provide renewable energy production data, the systems lack visibility into optimal usage of the energy. Energy storage and generator technologies have evolved significantly but current systems do not integrate with these vital data. Having integration with energy storage and generators allow the developers to provide resilient information as well as efficient demand model. This creates a gap in understanding or loss of opportunity to reduce energy cost. Second, developers need to strengthen their customer relationships. The developers compete to provide more renewable energy, and therefore customer engagement is critical. Having visibility to usage data and pattern allows them access to provide more renewable energy as their customers grow in demand for energy.

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We have sought to diversify and expand our offerings into progressive and innovative technology, specifically sustainable energy solutions. Through our contracts with the state and local governmental agencies and various partnerships with energy developers and energy capitals, we have committed ourselves to obtaining the expertise, capital, and resources required in order to advance our presence in the industry.

Although we are a data analytics company, PSI entered the renewable energy market, specifically acquiring and operating clean power generation assets in Carroll County, Maryland in the third quarter of 2017, to gain access into the lucrative renewable energy data market. Over time, we intend to acquire other clean power generation assets, including wind, natural gas, geothermal and hydro-electricity, as well as hybrid energy solutions that enable us to provide contracted power on a 24/7 basis.

Carroll County Project

In the third quarter of 2017, PSI acquired Power Purchase Agreements (PPAs) for 20 years plus an optional 5 years with Carroll County, Maryland for a total 13.24 MW located in onsite and offsite of Carroll County, Maryland . We are currently constructing three sites with an EPC (Engineering, Procurement and Construction) company and an engineering company hired by PSI. These three sites are expected to generate approximately 5.42 MWh annually. By the end of the fiscal year ending December 31, 2017, we intend to construct 7.8MWh offsite with Carroll County, Maryland.

We believe the renewable power generation segment is growing more rapidly than other power generation segments due in part to the emergence in various energy markets of “grid parity,” which is the point at which renewable energy sources can generate electricity at a cost equal to or lower than prevailing electricity prices. We expect retail electricity prices to continue to rise due to increasing fossil fuel commodity prices, required investments in generation plants and transmission and distribution infrastructure and increasing regulatory costs.

We believe we are well-positioned to capitalize on the growth in renewable energy power electricity generation, both through project originations as well as through acquisitions from unaffiliated third parties. We believe that we will benefit from the development pipeline, asset management experience and relationships of our Parent, which, as of June 30, 2017 , provide us an opportunity to a 1 GW pipeline of development stage solar projects and approximately 75 MW of self-developed and third party developed solar power generation assets under management.

Since August 1, 2017, PSI has been developing an 875.7kW DC system Solar Photovoltaic (PV) installation for Carroll County Community College in Westminster, Maryland the size of 875.7kW DC system is directly tied to the college’s electrical room. Based on the status we projected, all Solar Photovoltaic (PV) installments included in the certificate by Baltimore Gas and Electric (BG&E) were completed in October 2017. The annual production of electricity estimates at around 1,192,700kWh during the 1st year. Based on production from the renewable energy Solar PV System, the College is positioned to reduce approximately $0.04 to $0.06 per kWh on its electricity budget. Over the course of 20 years, the Solar PV System is expected to yield a substantial amount of savings for the college and Carroll County. As this was completed, we are now working two additional sites that will supply up to 5.42 MW.

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Our Opportunity

Based on our unique background, we believe that we have opportunities to develop PSI’s core competencies in development, administration, data analysis and big data management. IDC in its Worldwide Master Data Management Competitive Forecast 2016–2019 estimates that the big data and data analytics market sizes are forecasted to grow at least 40% compounded annually from 2018 to 2022. We believe that we are well positioned to serve this booming market during this period and beyond. We operate as one segment, providing a variety of information technology services in four niche service areas: (1) Information Technology; (2) Health Sciences; (3) Social Services; and (4) Renewable Energy Management discussed more fully below:

1. Information Technology

The IT economy continues to grow with gross domestic product and service up 2.3% compared to 1.7% 2016. This industry is not only fast-growing but accessible to entrepreneurs. We are seeing a significant new demand for the steady improvements in the existing market.

Big Data

According to the market research firm IDC, “big data” companies that address this market had sales of $3.2 billion in 2010. The industry revenue is expected to reach nearly $187 billion by 2019, growing about seven times faster than the overall IT market. We intend to acquire smaller companies as a means to expand our customer base and product offerings. As we acquire “big data” companies and hundreds of terabytes of information, we intend to develop more sophisticated software tools to mine and analyze hundreds of terabytes of amassed information in order to help our customers better understand their markets and customers, and more precisely formulate effective strategies.

Government Contract Consulting

As the federal government procurement process is complex, small businesses are looking for government contract consultants for various departments or sectors. In the IT sector, we assist companies in writing proposals and assist with IT program processes that are vital to winning bids.

IT Consulting

Since 2007, the management and technology consulting industry has been growing by an average of 8.3% a year. Profit margins have grown at 8.1% annually, according to financial information provider Sageworks. Over the next five years, the industry is expected to grow more slowly, at approximately 2.9% a year. The industry’s best customers are energy, healthcare, and other businesses that require a significant amount of customer interaction. Our IT consulting is on-site with our clients, reducing operating costs.

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2. Health Science

Adverse Event Reporting for Tobacco Industry: The FDA recently released the “deeming rule” which would extend the agency’s regulatory authority over a variety of tobacco products, including electronic cigarettes, cigars, pipe tobacco, and hookah tobacco. We developed an industry first application allowing tobacco companies to comply with the data requirements for new filings. (Both substantial equivalence and premarket tobacco application)

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3. Social Services

WDL Rules Application: The Case Management Solutions market will be worth $15.7 Billion USD by 2021 with 17.8% CAGR, according to Markets Care Management Solutions Market by Component (Software & Services), Delivery Mode (On-premise, Web, & Cloud Based), End-user (Provider, Payer), Application (Chronic Care Management, Case Management) - Analysis & Global Forecasts to 2021 report.[1] WDL is a bolt on software that will enable case managers to automatically distribute cases and eliminate errors coming into the process.

[1] “Care Management Solutions Market worth 15.70 Billion USD by 2021,” Available at: http://www.marketsandmarkets.com/PressReleases/care-management-solutions.asp (last accessed September 8, 2016).

4. Renewable Energy Management

PSI PeakCast: PSI is developing a PeakCast system which forecasts regional dates of Peak Load Contribution by the analysis of historical data. Peak Load contribution data will serve the solar industry market which is expected to triple in size by 2022 says market research company TMR.

Next year’s power rate for each client of a utility company in the US is determined by the electricity usage of Peak Load Contribution (PLC) dates of this year. This enables our clients to proactively lower their energy consumption during the PLC days by using batteries and/or generators to lower their electricity rates 10% to 15% for the following year.

We expect to finish developing this system in 2017 and begin providing this service next year to government agencies and commercial organizations in the market.

The business model currently being formulated would be based upon PSI charging 5% of the client’s cost savings in its electricity bill.

5. Proven Performance and Customer Trust. Long-term success in the technology business cannot happen without the trust and confidence of our customers, and this success primarily depends on past program performance and close working relationships.

●	Relationships. For over three decades, our employees and their ideas have contributed to the realization of the U.S. Government agencies’ objectives. The majority of our employees work alongside government counterparts, fostering those critical working relationships.
●	Efficient Business Model. We proactively streamlined our organization and cost structure to address the realities of the U.S. Government’s constrained budget environment.
●	Breadth of Service Offerings. As a Company with significant experience as a U.S. Government service provider, we believe we remain positioned to offer a wide range of capabilities across our customer base. Our employees have experience in data analysis, systems engineering, software development, data management, surveillance technology, information technology modernization, modeling and simulation, and training and education.
●	Diverse Business Base. As of June 30, 2017 and December 31, 2016, we had over 272 and 298 active contracts and task orders. We have access to task orders on a large number of U.S. Government-wide acquisition and indefinite delivery and ID/IQ contract vehicles. We also have strong mutually beneficial relationships with successful industry peers, a circumstance that allows us access to numerous other contract vehicles. Our business also has an increasingly wide range of service offerings, which enables us to capitalize on both demand and funding from our customer base.
●	Experienced Workforce and Leadership Team with Deep Industry and Market Knowledge. Our success rests heavily in the composition, commitment, and experience of our workforce, who possess a comprehensive understanding of customers operating environments and strategic initiatives. Our senior leadership structure aligns with the perspectives, strategies, and priorities of our customers thereby fostering an in-depth understanding of customer operating environments, strategic objectives and initiatives, and tactical requirements. In turn, this facilitates our ability to effective strategic capture strategies to expand Company market share in the government sector.

Growth Strategy

The following key objectives anchor PSI’s growth strategy across our four niche service areas:

●	Focus new business efforts on emerging and/or enduring U.S. and global government missions and program priorities. We assist in helping defense, intelligence community, and federal, state and local civilian agencies achieve their strategic and tactical mission objectives. Our personnel assist with current and future missions in areas such as intelligence analysis, systems engineering, international development, air traffic management, command, control, communications, computing, intelligence, surveillance and reconnaissance technology sustainment, information technology modernization, modeling and simulation, and training and education. We expect to continue to focus our organic new business efforts in these areas as we believe they will remain high priorities of our customers.

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●	Selectively pursue capital-intensive project opportunities in the Sustainable Energy Solutions and Management Services area to expand into higher-end service offerings. While our organic strategy focuses on expanding Company market share with current and future missions and customers, we will also selectively pursue project opportunities in sustainable energy solutions that offer channels for growth in new markets.
●	Increase market share by providing a full suite of service capabilities that deliver measurable strong value for our customers. Our business development strategy is based on utilization of a combination of organic and acquired growth resulting in an expansion of Company contract vehicles, customer base, enhancement to the depth and breadth of service and solution offerings to support expansion of support roles utilizing the full spectrum of our services. In addition, we will effectively manage our organizational support structure to deliver measurable customer value while increasing Company margins to increase Company market value.
●	Establish ourselves as the employer of choice within our industry. Talent critically factors in our ability to effectively compete in this marketplace. For this reason, we commit ourselves to serving as the employer of choice within our industry, providing and attractive innovative corporate culture and the compensation and benefits necessary to attract the most talented employees for our organization and customers.
●	Focus on improving operational efficiency and profitability. Over the past few years, we implemented changes that are anticipated to position us to increase sales volume. Our revenue has increased by 7.3% and 20.0% for the year of 2016 and 2015, respectively. As of June 30, 2017 and December 31, 2016, we have $66 million and $68 million of backlog, respectively. We have developed a strong proposal pipeline for the fiscal year ending December 31, 2017 and future periods and are actively pursuing expanding our established customer base.
●	Grow Our Direct-to-Consumer Presence. We will continue to acquire renewable energy assets; however, our most significant growth is expected to come from direct-to-consumer channel, which enables us to reach partnering developers who install utility grade systems. Our direct-to-consumer strategy includes teaming partnerships and marketing directly to the developers. By managing the entire process from sales to operations and maintenance, we are well positioned to create value by pursuing attractive markets, driving cost savings and increase margins while leveraging best practices across our partner network.
●	Expand Our Partnerships with Solar Partners, Strategic Partners, and Attractive New Market Participants. Our open platform of services and tools allows us to engage with a wide variety of solar industry partners, as well as new industry participants such as retailers and service providers who would like to cost-effectively offer solar to new and existing customers. We will continue to invest in our ability to attract, convert, grow, and retain promising partners in order to facilitate capital-efficient growth.
●	Continue to Invest in our Platform. We plan to continue to invest in and develop complementary software, services and technologies to enhance the scalability of our platform and support a low system-wide cost structure.
●	Continue to Deliver a Differentiated High Value Customer Experience. We will continue to sell customer-friendly solar service offerings with customized configurations and pricing. We believe that our increasing set of proprietary pricing and system performance data which results in 10 -15% utility cost savings will enable us to deliver accurate and compelling pricing to an increasing number of customers at attractive margins to us.
●	Expand Our Geographic Footprint. We believe the market for operating and maintenance system space for utility grade solar remains significantly underpenetrated. We intend to leverage our versatile, scalable platform and unique multi-channel approach to expand into new markets as the economics for solar become more compelling.
●	Offer New Products and Services. We will continue to innovate and expand our product and service offerings to developers. For example, we are currently piloting a combined solar and battery/generator service, which is designed to automatically trigger usage of battery/generators as part of overall energy distribution infrastructure by leveraging battery/generators during peak load days.

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Our Methodologies

Technology

For the past 30 years, we have provided application development solutions to our federal, state and local government and commercial clients. Recently, our projects include New York City’s Department of Sanitation’s Smart System which involve a combination of business process reengineering and agile application development to modernize the management of agency daily operations for trash collection, street cleaning, snow removal and other functions. We have also delivered similar solutions to our commercial clients in the U.S. pharmaceutical industry.

Our methodology, molded through 30 years of experience, provides repeatable and reproducible results for our clients. The development approach model used by our practitioners is termed: DMEDI (for Define-Measure-Explore-Design-Implement). This methodology supports clients’ strategies for executing any high-value project. We put great emphasis on capturing and understanding the customer and business needs at every step for translating “needs” into “requirements” and ultimately to the new application. DMEDI is defined as follows:

1.       Define: The project team comes together with its sponsor to develop well-defined charter that clearly defines “pain points” and ties to the business strategy and line-of-sight linkage to significant financial benefits;

2.       Measure: The team focuses on understanding the key performance indicators that will be used to design best-in-class application;

3.       Explore: The team innovates to develop multiple solution alternatives and selects the most promising concept and confirms a high-level design;

4.       Design: The team builds out the design which includes systems and data architecture broken down by epics and sprints; and

5.       Implement: The development plan is executed using agile approach.

Our approach requires highly competent, experienced technical and program management personnel who are well trained in the use of cutting edge tools and management solutions combined with an unmatched commitment to responsiveness to Client’ needs and a desire to strive for perfection. Together with innovative and talented executive leadership, PSI is proud of the strategic and innovative business practices we’ve developed that guide PSI teams on all of our client implementation projects.

PSI employs a highly competent team of particularly skilled and capable technology professionals led by a process expert that include systems and data architects, a lead developer, a senior business analyst and our project manager who collaborate and work together to design and plan to achieve very specific solutions. This team is fully committed to the client from project inception through conclusion with fully committed corporate support that assures adherence to industry best practices and the highest professional standards of excellence.

An initial engagement involves a three to four weeks kaizen event to complete first four steps of our DMEDI approach. We start by defining a client’s scope or problem statement. Our team also works together to define the pain points of the “as is” process. Secondly, we measure the key performance indicators (backed by data). The team’s responsibility is never to lose focus on vision of the project. Thirdly, we explore and collaborate on the best possible solution/options identified in accordance with well-defined requirements. At the end of this phase, the team designs the necessary details in the shape of the following deliverables:

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●	Project Charter;
●	Work Breakdown Structure;
●	System and Data Architecture;
●	Level of Efforts and Budget; and
●	Software-Development Structure.

These deliverables represent the best project artifacts and serve as the basis for estimating the resources needed to effectively initiate the implement step.

Lastly, once these artifacts are established and the proposed solution pathway is approved, PSI’s project manager and senior business analyst collaborate with an implementation team that consists of a combination of business analysts and agile developers to review all aspects of the project plan. Implementation phase is an agile based process to deliver usable work product resulting from interim 2–3 month sprints. Each sprint has an associated detailed plan that addresses all execution issues. This amount of planning and transparency in our process not only results in appropriate solutions but also addresses the maximum utilization of available bandwidth resulting in what we hope will result in high performance.

The features and benefits that clients derive from PSI teams are:

●	The ability to arrive at multi-dimensional solutions at three levels: process, system and data;
●	The ability to incorporate statistical and scientific methods of problem solving and decision making;
●	A willingness to break rules, think outside the box and move beyond existing boundaries;
●	The ability to maintain a continuous intensity of focus and action orientation from all members, not just the leader, over the entire span of the project;
●	The capability of addressing complex, multi-faceted tasks and/or projects with narrow margins for error; and
●	The ability to perform within tight timeframes and low risk tolerances to achieve rapid response recovery.

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Energy

Once we have demonstrated our ability to own and operate clean power generation assets using PSI’s proprietary energy management platform, our goal is to aggressively enter the energy management software market.

We intend to continue to aggressively obtain high-quality customers through Power Purchase Agreements, or PPAs, contract vehicles and differentiate ourselves with innovative service at a competitive operation and maintenance cost structure. We intend to employ a distinctive two-pronged approach: ongoing investment in an open platform of services and tools to drive cost efficiencies for our captive customers and a differentiated customer experience that attracts high quality customers from our development partners.

We have built a platform that supports a data driven energy efficiency model. Our platform facilitates tight process controls and a best-in-class customer experience that enables us to own and manage the ongoing customer relationship for all solar service customers originated through our owned assets. This infrastructure underpins our ability to enjoy broad customer reach with a low system-wide cost structure and positions us for eventual expansion to every market where distributed solar energy generation can offer customers savings versus traditional utility retail power.

Platform key elements:

●	PSI Peak Load Management. We have developed a cloud based solution consisting of near real-time text messages, email and automated phone alerts that motivates peak reductions in energy consumption. Our tool can accurately predict 5 peak load days of the Pennsylvania, New Jersey, Maryland (PJM) grid.
●	Operational Process Excellence. Leveraging our consulting experience, PSI developed an approach to develop a comprehensive plan for our customers to take full advantage of PSI Demand Management.
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PSI Energy Management System. Integrated with our PSI Demand Management solution, PSI Energy Management System (PEMS) uses data analytics and a reporting package to show current energy usage patterns. Also, PEMS connects directly with battery systems and generators automating alternative energy usage during the peak load days, allowing our customers to lower their utility bill by 10 - 12% annually.

Our platform empowers customers to profitably provide our solar service offerings to their customers without incurring the significant investments necessary to compete with established industry players. These key elements of our open platform provide us with reach and scalability, a competitive cost structure, and capital efficiency.

Our differentiated customer acquisition strategy attracts a large group of high-quality customers with a strong unit margin. We provide our customers with tailored system design and customizable pricing for each site using our cloud platform.

PSI’s strategy of providing a leading solar service at competitive prices through a high-quality sales process is an effective market differentiator and drives low customer acquisition costs through new customer referrals. We have designed our customizable pricing and system design capabilities to offer all target customers a competitive service while uniquely attracting high-quality customers—those who realize enhanced savings at attractive unit margins to us.

We focus our resources on markets with high electricity rates, favorable policy and federal tax environments, and other characteristics that allow for low operational costs and favorable unit margins. As a result of this customer targeting and market selection, we estimate an average savings of 10 - 15% of utility costs. We believe that our distinctive approach will create a higher quality portfolio of solar energy assets together with our platform will create significant value for our customers while generating reliable cash flow to us over time.

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Our Operating Environment

Contract Procurement

Given the heavily regulated nature of our business, we must comply with federal procurement laws relating to the formation, administration, and performance of contracts government-related and non-government-related. The U.S. Government procurement environment continues to evolve based on statutory and regulatory procurement and other U.S. Government reform initiatives. Today, U.S. Government customers employ several contracting methods to purchase services, products, and solutions. Budgetary pressures and reforms in the procurement process have caused many U.S. Government customers to increasingly purchase services and products using contracting methods that allow for the selection of multiple contract awardees or pre-qualify certain contractors to provide services, solutions or products under established general terms and conditions rather than through single award contracts. The predominant contracting methods include the following:

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Single Award Contracts: U.S. Government agencies may procure services and products through single award contracts that specify the scope of services, solutions or products purchased and identified by the contractor that will provide the specified services or products. When an agency has a requirement, the agency will issue a solicitation or request for proposal to which interested contractors can submit a proposal. The process of issuing solicitations or request for proposals and evaluating contractor bids requires the agency to maintain a large, professional procurement staff and the bidding and selection process can take a few months or more than one year to complete. For the contractor, this method of contracting may provide greater certainty of the timing and amounts received at the time of contract award because the method results in the customer contracting for a specific scope of services or products from the single successful awarded contractor.

●	Indefinite Delivery/Indefinite Quantity (ID/IQ) Contracts: The U.S. Government uses ID/IQ contracts to obtain commitments from contractors to provide certain services or products on pre-established terms and conditions. The U.S. Government then issues task orders under the ID/IQ contracts to purchase the specific services or products it needs. Awarded ID/IQ contracts then go to one or more contractors following a competitive procurement process. Under a single-award ID/IQ contract, all task orders under that contract go to one pre-selected contractor. Under a multiple-award ID/IQ contract, awarded task orders can go to any of the pre-selected contractors, which can result in further limited competition for the award of task orders. Multiple-award ID/IQ contracts open for any government agency to use for procurement exist in common parlance as “government-wide acquisition contracts”. ID/IQ contracts often have multi-year terms and unfunded ceiling amounts, therefore enabling, but not committing, the U.S. Government to purchase substantial amounts of services or products from one or more contractors. At the time of the awarding of an ID/IQ contract (prior to the award of any task orders), a contractor may have limited or no visibility regarding the ultimate amount of services or products that the U.S. Government will purchase under the contract, and in the case of a multiple-award ID/IQ, the contractor from which purchases will occur.
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GSA Schedule Contracts: The GSA maintains listings of approved suppliers of services and products with agreed-upon prices for use throughout the U.S. Government. In order for a Company to provide services under a GSA Schedule contract, a Company must have pre-qualified as an entity awarded a contract by the GSA. When an agency uses a GSA Schedule contract to meet the agency’s requirements, the agency, or the GSA on behalf of the agency, conducts the procurement. The user agency, or the GSA on the agency’s behalf, evaluates the user agency’s requirements and initiates a competition limited to GSA Schedule-qualified contractors. GSA Schedule contracts have a design intended to provide the user agency with reduced procurement time and lower procurement costs. Just as in the case of ID/IQ contracts, at the time of the awarding of a GSA Schedule contract, a contractor may have limited or no visibility regarding the final amount of services, solutions or products that the U.S. Government will purchase under the contract.

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Back-Drop Contracts within New York: Back-Drop contracts serve as a pool of qualified vendors contracted with the State of New York and eligible to participate in the secondary mini-bid award process. Back-drop contracts consist of multiple-award, centralized contracts in which the Office of General Services defines the specifications for a general scope of work or product(s) to meet the needs of contract users. Bids taken either at a specified date and time or bids accepted on a continuous recruitment basis occur in ways described in the bid specifications. Selection of a contractor from among back-drop contract holders for an actual product, project, or particular scope of work may subsequently happen on the basis of a mini-bid among qualified backdrop contract holders, on a single or sole source basis in which the authorized user can establish appropriate justification, or some other method as described in the bid document.

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Contracting with the U.S. Government also subjects PSI to substantial regulation and unique risks, including the U.S. Government’s ability to cancel any contract at any time for the convenience of the U.S. Government. All of our Federal contracts contain a termination for convenience clause that permits the Company to recover all or an equitable portion of our incurred costs and fees for work performed for which the U.S. Government issues a termination for convenience. See “Risk Factors” for more information.

Contract Types

The U.S. Government generally determines and negotiates the type of contract for our services and products. The various arrangements of this contract depend on certain factors, including the type and complexity of anticipated work, degree and timing of the responsibility assumed by the contractor for the costs of performance, the extent of price competition, and the amount and nature of the profit incentive offered to the contractor for achieving or exceeding specified standards or goals. We generate revenues under several types of contracts, including the following:

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Cost-reimbursement contracts. Cost reimbursement contracts are suitable for use only when uncertainties involved in contract performance do not permit costs to be estimated with sufficient accuracy to use any type of fixed-price contract. A cost-reimbursement contract may be used only when: (1) The contractor’s accounting system is adequate for determining costs applicable to the contract; (2) Appropriate Government surveillance during performance will provide reasonable assurance that efficient methods and effective cost controls are used; and (3) Fee/profit is limited to statutory thresholds defined by the federal acquisition regulation (FAR). Cost-reimbursement contracts subject PSI to lower performance risk and require the Company to use its best efforts to accomplish the performance work statement within the specified time period and estimated budget.

●	Time-and-materials (“T&M”) contracts. An arrangement under which PSI is paid on the basis of (1) actual cost of direct labor, at negotiated fixed hourly labor rates, (2) actual cost of materials and equipment usage, and (3) agreed upon fixed add-on to cover the contractor’s overheads and profit. This type of contract generally applies when uncertainty arises regarding either the duration of the work that the contractor will perform at the time of contract award. Such a contract can also happen when one cannot anticipate costs with any reasonable degree of confidence. On T&M contracts, we assume the risk of providing appropriately qualified staff to perform these contracts at the hourly rates set forth in the contracts over the period of performance stipulated in the contracts.
●	Firm-fixed-price (“FFP”) contracts. The most frequently used type of contract. Such contracts can be either FFP or fixed-price subject to adjustment during or after performance. These contracts all have the common characteristic of binding the contractor to complete the work at a fixed amount of compensation, once adjusted, regardless of the costs of performance. FFP contracts are suitable for acquiring commercial items or for acquiring other supplies or services on the basis of reasonably definitive functional or detailed specifications when the Government can establish fair and reasonable prices at the outset. These contracts offer us potentially increased profits if we can complete the work at lower costs than planned. While FFP contracts allow us to benefit from cost savings, these contracts also increase our exposure to the risk of cost overruns.

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The amount of risk and potential reward varies under each type of contract. Under cost-reimbursable contracts, there is limited financial risk, because we are reimbursed for all allowable costs up to a ceiling. However, profit margins on this type of contract tend to be lower than on time-and-materials and fixed-price contracts. Under time-and-materials contracts, we are reimbursed for the hours worked using the predetermined hourly rates for each labor category. In addition, we are typically reimbursed for other contract direct costs and expenses at cost. We assume financial risk on time-and-materials contracts because our labor costs may exceed the negotiated billing rates. Profit margins on well-managed time and materials contracts tends to be higher than cost-reimbursable contracts as long as we are able to staff those contracts with people who have an appropriate skill set. Under fixed-price contracts, we are required to deliver the objectives under the contract for a pre-determined price. Compared to time-and-materials and cost-reimbursable contracts, fixed-price contracts generally offer higher profit margin opportunities because we receive the full benefit of any cost savings but generally involve greater financial risk because we bear the impact of any cost overruns. In the aggregate, the contract type mix in our revenue for any given period will affect that period’s profitability. Over time we have experienced a relatively stable contract mix although the U.S. Government has indicated an intent to increase its use of fixed price contract procurements and reduce its use of cost-plus-award-fee contract procurements.

Our earnings and profitability may vary materially depending on changes in the proportionate amount of revenues derived from each type of contract, the nature of services or products provided, the achievement of performance objectives, and the stage of performance. This last stage finally allows for the determination of the right to receive fees, particularly under incentive and award fee contracts. Cost reimbursement and T&M contracts generally have lower profitability than FFP contracts.

The table below represents breakdown of our revenue as of June 30, 2017 and December 31, 2016 as a percentage of the total revenue based on contract type:

Contract Type:	Approximate Percentage of Revenue as of June 30, 2017	Approximate Percentage of Revenue as of December 31, 2016
Cost-reimbursement contracts	2.5%	2.2%
Time-and-materials contracts	88.9%	91.4%
Firm-fixed-price contracts	8.6%	6.4%

Contract Vehicles

We offer a comprehensive portfolio of contract vehicles providing a wide range of options for customers. Numerous indefinite delivery/indefinite quantity (“ID/IQ”) contracts, Government wide acquisition contracts (“GWACs”), GSA IT Schedule 70, and various State- and City-wide Back-drop contracts within New York and New York City (NYC) facilitate the rapid acquisition of professional services and system solutions from PSI.

The list below includes all vehicles offered by PSI as a prime contractor:

●	GSA IT Schedule 70
●	CIO-SP3 SB
●	NY State Office of Attorney General
●	New York Police Department
●	NYCHA Professional Services
●	Technology Development Corporation Information Technology Consulting Services
●	Westchester County DoITT Professional Services
●	NY State Office of General Services Hourly-Based Information Technology Services (HBITS)
●	NYC/Citywide Standby Information Technology and Telecommunications Consulting Services (DOITT)
●	Metropolitan Transportation Authority (MTA) New York City Transit Authority (NYCTA)
●	Washington Metropolitan Area Transit Authority (WMATA) Staff Augmentation Contract

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In addition to the vehicles listed above, various contract vehicles exist through which PSI, acting as a subcontractor, play a distinctive role in the team to provide a comprehensive solution to various clients. The most prominent contract vehicles under this category include:

●	DOHMH
●	VA/T4
●	FDA ICT-21
●	FDA ELMS
●	CMS SPARC

Seasonality

Our business experiences seasonality in sales and revenue. Our business is primarily reliant on budgetary timelines and constraints of the federal government and state and local agencies, especially New York State.

New York State’s fiscal year begins April 1st and ends on March 31st . However, the actual “budget cycle,” representing the time between early budget preparation and final disbursements, begins some nine months earlier and lasts approximately 27 months – until the expiration of the State Comptroller’s authority to honor vouchers against the previous fiscal year’s appropriations.

The U.S. Federal Government’s fiscal year is from October 1st through September 30th and Congress’ budgetary approval authority is normally issued between late February and March, some six months after the beginning of the fiscal year. As a result, new federal contracts are not provided current fiscal year funding to support awards and work commencement until the third fiscal quarter of the government’s fiscal year end with the majority of spending occurring during fourth quarter from July 1st through September 30th .

The foregoing budgetary cycles can affect our business activity and revenues. Also, like many other organizations that rely on business development teams, many of our business development personnel are compensated on annual plans with a calendar year-end bonus incentive structure. Also, we experience increases, decreases or delays in funding arrangements, and to the extent that any of our activities are slowed due to delays in the approval of governmental budgets, we may experience fluctuations in sales volumes throughout the year or delays from one quarter to the next in the recognition of sales.

Competition

Given the simple reality of intense competition for contracts, we often have to grapple with a large number of established multinational corporations that may have greater name and brand recognition, financial resources, and larger technical resources. We also compete against smaller, more specialized companies that concentrate their resources on particular areas, as well as, the U.S. Government’s capabilities and federal non-profit contract research centers. As a result of the diverse requirements of the U.S. Government and our commercial customers, we frequently collaborate with other companies to compete for large contracts, and bid against these same companies in other situations. We believe that our principal competitors currently include the following companies:

●	Engineering and technical services divisions of large defense contractors that provide U.S. Government with IT services in addition to other hardware systems and products, including companies such as The Boeing Company, General Dynamics Corporation, Lockheed Martin Corporation, Northrop Grumman Corporation, BAE Systems plc, L-3 Communications Corporation and Raytheon Company;

●	Contractors focused principally on technical services, including U.S. Government IT services, such as Booz Allen Hamilton Inc., CACI International Inc., ManTech International Corporation, Serco Group plc, SRA International, Inc. and MITRE Corporation;

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●	Diversified commercial and U.S. Government IT providers, such as Accenture plc, Computer Sciences Corporation (“CSC”), HP Enterprise Services, International Business Machines Corporation (“IBM”) and Unisys Corporation;

●	Contractors that provide engineering, consulting, design and construction services, such as Jacobs Engineering Group, URS Corporation, KBR, Inc. and CH2M Hill Companies Ltd.;

●	Contractors focused on supplying homeland security product solutions, including American Science and Engineering, Inc., OSI Systems, Inc., L-3 Communications Corporation, General Electric Company and Smiths Group plc;

●	Contractors providing supply chain management and other logistics services, including Agility Logistics Corp.; and

●	Companies focused on providing health solutions and services to the U.S. Government and hospitals, including Accenture, IBM, CSC, Cerner Corporation, Epic Systems and Allscripts.

We compete on various factors, including technical expertise and qualified professional and/or security-cleared personnel, the ability to deliver timely innovative cost-effective solutions, successful program execution, industry reputation and past performance, price, and Company size and geographic presence.

The U.S. Government has indicated that it intends to increase competition for future procurement of products and services, which has led to fewer sole source awards and more emphasis on technical and price competition. Procurement initiatives to improve efficiency, refocus priorities, and enhance best practices are likely to result in fewer new opportunities for our industry as a whole, resulting in intensified industry competition further consolidation.

We often enter into teaming arrangements with other parties, including our competitors, to submit bids for large U.S. Government procurements and other opportunities. For these situations, we believe that the combination of services and products that we can provide as a team will help us win and perform the contract. Teammate relationships, including determinations on whether we serve as the prime contractor or as a subcontractor, vary with each contract opportunity and depend on the program, contract or customer requirements, relative size, qualifications, capabilities, customer incumbent relationships, and Company and teammate experience.

Our customers include a diverse base of federal, state and local governmental agencies, as well as private sector commercial organizations. For the six month period ended June 30, 2017 and the year ended December 31, 2016, approximately 7.6% and 11.4% of our revenue came from federal governmental agencies, 85.6% and 86.7% came from state and local governmental agencies, and 6.8% and 1.9% came from private sector commercial organizations, respectively .

Intellectual Property

We do not own any patents, trademarks or copyrights nor do we have any intellectual property license or royalty agreements. We own our Company’s domain name, www.psiint.com.

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Research and Development

During the six month period ended June 30, 2017 and the fiscal years ended December 31, 2016 and 2015, we have not spent any money on research and development activities.

Government Regulation

Most aspects of our business and product candidates are subject to some degree of government regulation. As a developer of medical and biotechnological data services, we are subject to extensive regulation by, among other governmental entities, the US Food and Drug Administration (FDA). In addition, prior to any sales of our product candidates, we are required to comply with the rules and regulations of state, local and foreign regulatory bodies in jurisdictions in which we desire to sell our products. These regulations govern the introduction of new products, the observance of certain standards with respect to the manufacture, safety, efficacy and labeling of such products, the maintenance of certain records, the tracking of such products, and other matters.

Failure to comply with applicable federal, state, local or foreign laws or regulations could subject PSI to enforcement action, including product seizures, recalls, withdrawal of marketing clearances, and civil and criminal penalties, any one or more of which could have a material adverse effect on our business. We believe that we are in substantial compliance with such governmental regulations. However, federal, state, and local laws and regulations regarding the manufacture and sale of medical devices are subject to future changes. We cannot assure you that such changes will not have a material adverse effect on our Company.

For some of our product candidates, and in some countries, government regulation is significant and, in general, there is a trend toward more stringent regulation. In recent years, certain regulatory bodies have pursued a more rigorous enforcement program to ensure that regulated businesses like ours comply with applicable laws and regulations. We devote significant time, effort and expense addressing the extensive governmental regulatory requirements applicable to our business. To date, we have not received any notifications or warning letters from any regulatory bodies of alleged deficiencies in our compliance with the relevant requirements, nor have we recalled or issued safety alerts on any of our services or related packages. However, we cannot assure you that a warning letter, recall or safety alert, if it occurred, would not have a material adverse effect on our Company.

Employees

As of June 30, 2017 and December 31, 2016, we had 111 and 99 full-time employees, respectively , and 256 and 262 independent contractors, respectively. We consider our relations with our employees and independent contractors to be good. A s of June 30, 2017, 44% of our full-time employees hold bachelor’s degrees, 28% hold Masters degrees, and 6% of our employees hold Ph.D.’s in a variety of fields.

Description of Property

We currently lease approximately 7,254 square feet of office space at 11200 Waples Mill Road Suite 200, Fairfax, Virginia 22030, as our principal executive offices. The current lease term is from January 2006 and scheduled to end on July 31, 2018, at a monthly base rent of approximately $22,457, increasing 3% per year throughout the term. We sublease a small portion of our Fairfax, Virginia office space. On June 1, 2016, we started leasing Suite 201 in the office building located at 520 Sylvan Avenue, in the Borough of Englewood Cliffs, Bergen County, New Jersey, as our New Jersey offices. The current lease term is from June 1, 2016, ending in May, 2018, at a monthly base rent of approximately $6,885.

In October 2017, the Company entered into a new lease for its corporate headquarters. Initial base monthly rent under the new lease agreement is $14,778, which expires in January 2025. The Company negotiated an early termination agreement of its old corporate headquarters. It will expire in December 2018. The existing sublease will also expire at the same date, accordingly.

We believe these facilities are in good condition, but that we may need to expand our leased properties to pursue research and development activities or, if we decide, to manufacture and market any of our product candidates.

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INDUSTRY AND MARKET DATA

Business Environment and Key Trends in Our Markets

We believe that the following trends and developments in the U.S. Government services industry and our markets may influence our future results of operations:

●	budgeting constraints increasing pressure on the U.S. Government to control spending while pursuing numerous important policy initiatives, which may result in a slowdown in the growth rate of U.S. Government spending in certain areas;
●	changes in the level and mix of U.S. Government spending, such as the U.S. Government’s increased spending in recent years on homeland security, cyber, advanced technology analytics, intelligence and defense-related programs and healthcare;
●	increased insourcing by the U.S. Government of work that was traditionally performed by outside contractors;
●	U.S. Government agencies awarding contracts on a technically acceptable/lowest cost basis, which could have a negative impact on our ability to win certain contracts;
●	restrictions by the U.S. Government on the ability of federal agencies to use Lead System Integrators in response to cost, schedule and performance problems with large defense acquisition programs where contractors were performing the Lead Systems Integrator role;
●	increased competition from other government contractors and market entrants seeking to take advantage of the trends identified above; and
●	efforts by the U.S. Government to address Organizational Conflict of Interest (OCI) and related issues and the impact of those efforts on us and our competitors.

U.S. Government Industry Trends

For the six month period ended June 30, 2017, approximately 93.2% of or total revenues were derived from contracts with the U.S. Government, either as a prime contractor or a subcontractor to other contractors engaged in work for the U.S. Government. For the fiscal years ended December 31, 2016 and 2015, approximately 98.1 % and 99.7 % of our total revenues were derived from contracts with the U.S. Government, either as a prime contractor or a subcontractor to other contractors engaged in work for the U.S. Government. When we win contracts as a prime or a subcontractor, there is historically very low turnover before the contract’s termination date. When a prime contractor bids on a proposal, often government contracts require a named subcontractor. When such contracts are won then both the prime contractor and subcontractors are engaged and both are considered essential to performance of these contracts. It is not customary for a prime contractor to dismiss their subcontractors. Accordingly, our business performance is subject to changes in the overall level of U.S. Government spending, especially national security, including defense, homeland security, and intelligence spending, and the alignment of our service and product offerings and capabilities with current and future budget priorities of the U.S. Government.

The Data-Driven Imperative

The rise of social media, proliferation of mobile and Internet of Things (IoT) devices, and growing adoption of cloud-based IT infrastructure is producing massive quantities of new data for organizations. IDC estimates that the quantities of data will double every two years through 2020 to reach 44 trillion gigabytes. The proliferation of digital information provides new opportunities for organizations to leverage data to enhance their business, making its effective and strategic use a key competitive advantage. According to Accenture, 84% of executives expect big data to shift their competitive landscape within a year. For example, organizations can tailor product offerings to a customer in real time based on online shopping behavior while the customer is still online, increasing the likelihood of a transaction. In a business environment where data is available and actionable, data-driven decision-making is now a competitive necessity. Governments are now responding and analyzing such data in the legal and criminal context, in background and employment checks, and in national security and defense systems.

Demand for Self-Service Technology: The proliferation of data, coupled with its strategic importance, has significantly increased government demand for tools to access the data themselves. In many cases IT controls the data but does not deliver it in a format easily analyzed or used by the government. This has led to demand for a new wave of self-service tools that allow the government to access, merge, cleanse, and analyze data more quickly than before. By removing the IT bottleneck in accessing data, organizations empower key business stakeholders to leverage all of their data quickly to create new insights and implement operational changes.

We expect that the following trends and developments in the U.S. Government IT services industry and the markets we serve will influence future operations:

●	Gradual improvement in federal IT services budgets
●	The vocal appropriations politics that were the norm during calendar years 2012 – 2014 are expected to be relatively quiet through the next election cycle, i.e., government fiscal year 2017;
●	More clarity in appropriations for both federal civilian and Department of Defense (“DoD”) customers should facilitate a return to more normalized decision timelines;
●	After several years of negative organic growth as the norm in our industry, we expect to see a return to positive organic growth going forward, although only in the low-to-mid single digits;
●	Slight improvement in the pricing environment from the recent aggressive lowest priced, technically acceptable business model; however, we expect that customers will continue to be highly price sensitive;

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●	Cost cutting and efficiency and effectiveness efforts by U.S. civilian agencies will result in a focus on increased use of performance measurement, “program integrity” efforts to reduce waste, fraud and abuse in entitlement programs. We forecast a renewed focus on improving procurement practices and interagency use of IT services, including through the use of cloud-based options and data center consolidation;
●	Requirements are increasing in complexity in the DoD and the Intelligence Communities, including cyber-security, managing federal health care cost growth and focus on reforming existing government regulations in areas such as financial regulation and healthcare;
●	We believe that the recent wave of consolidations in the government services space could bring added pressure on mid-tier providers such as PSI, which could face scale issues in bidding and winning larger procurements.

For more information on these risks and uncertainties, see “Risk Factors” in this offering circular.

Sustainable Energy Solutions Trends

We expect the cost to produce energy from conventional sources will continue to rise, owing to the required investments in transmission and distribution infrastructure and increasing regulatory costs relating to conventional energy sources. Our research indicates that accelerating global industrialization and technology will drive further demand of energy for the foreseeable future.

We expect to benefit from continued high growth in clean energy demand across the utility, commercial and residential market segments. Solar and wind segments of the clean power generation industry are particularly attractive, as declining solar and wind electricity costs and increasing grid electricity prices are trending towards grid parity in our targeted markets.

Solar energy benefits from highly predictable energy generation, the absence of fuel costs and proven technology. In addition, solar generating assets have the potential to be located at a customer’s site, which reduces the customer’s transmission and distribution costs. Finally, solar energy generation benefits from governmental, public and private support for the development of solar energy projects due to the environmentally friendly attributes of solar energy.

The increasing adoption of solar energy across the globe relative to other power generation technologies is expected to be driven by its increasing cost competitiveness, broad resource availability, well established technology, non-reliance on water and ancillary societal benefits, such as job creation and energy security through self-sufficiency.

The residential solar market opportunity is both large and significantly underpenetrated. Growth in the market has been driven by the advent of the residential solar service model, allowing homeowners to benefit from solar electricity without the upfront capital expense or taking on the perceived risks of solar energy system ownership. Additional financing alternatives such as loan products have also served to continue to expand the market. Today, residential solar has penetrated less than 1% of the 83 million single family detached homes in the United States. The total residential electricity revenues in the United States were $175 billion in 2014 and are expected to reach $208 billion by 2020. According to GTM Research and the Solar Energy Industries Association (“SEIA”), the residential solar energy market is expected to deploy 5,242 MW of installed capacity in 2020, representing a 27% compounded annual growth rate (“CAGR”) from 2014 installation levels.

Because of our PSI Peaks tool, the Company is investing in the “Energy Big Data” market. Our technologies allow us to absorb large amounts of energy data, such as data regarding the amount of energy used by a sector of a city or large organization, analyze the information and help a city, county or other large organization take energy “off-peak” when the prices are cheaper, among other things. Not only does this reduce impact on the grid, but it is expected to help avoid outages. Our capabilities and knowledge in big data analytics will enable us to be successful in the renewable solar energy data market.

In order to enter this lucrative renewable energy big data market, we decided to pursue building solar farms. Building solar farms, not only allows us to better understand the overall value chain of the market, it also allows us to manage and operate solar energy data for twenty years or more per the Power Purchase Agreements (PPAs).

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Big Data Analytics Industry

We have historically integrated big data and analyzing the data for large government organizations. Our intention with this offering is to raise capital to establish a research and development center so that we can expand our global offerings to the private sector.

Our data suggests that 87% of enterprises believe big data analytics will redefine the competitive landscape of their industries within the next three years. Our data shows that 89% believe that organizations that do not adopt a big data analytics strategy in the next year risk losing market share and momentum.

Our data show that 73% of companies are already investing more than 20% of their overall technology budget on big data analytics, and just over two in ten are investing more than 30%. Our data show that 76% of executives expect spending levels to increase. The following graphic illustrates these results:

Big data analytics has quickly become the highest priority for aviation (61%), wind (45%) and manufacturing (42%) companies. The following graphic provides insights into the relative level of importance of big data analytics relative to other priorities in the enterprises interviewed in the study:

Governmental Regulation

Generally, the Office Building CHP plants are required to obtain permits from state environmental agencies (e.g., the California Air Quality Management Department) in order to operate the equipment. These permits require site plans and other documents to be submitted to and approved by the regulatory agency. Permits typically are issued for a period of one year, with renewals being routinely granted. As of the date of this offering circular, we have renewed the AQMD permits (or obtained new AQMD permits) for each of the Office Building CHP plants that currently are operating or that we intend to operate. All of these AQMD permits currently are in effect.

We do not anticipate that our operation of any of the Office Building CHP plants will require us to be regulated as an “electric utility Company” under the Public Utility Holding Company Act of 1935.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

USE OF PROCEEDS

Assuming the sale of 2,000,000 Shares in this offering at an offering price of $15.00 per Share, we estimate that the net proceeds from the sale of the Shares we are offering will be approximately $28, 930 ,000. Because this offering is being made directly by the Company, we will not incur underwriting discounts and commissions. We have enough current cash on hand to pay offering expenses.

We intend to use the proceeds from this offering , after estimated offering expenses payable by us , to increase the capitalization and financial flexibility, to develop the energy management system, to acquire solar projects, to reinforce our Research and Development Center including technology, market analysis, and risk solution, and to improve training classes and proposal management.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account.

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# of Company Shares Sold	2,000,000
Gross Proceeds	$30,000,000

Offering Expenses (see below)	$1,070,000
Net Proceeds to the Company	$28,930,000

Item	Amount	Percentage
Acquisition of Solar Projects (1)	$7 ,000,000	24.20%
New Business Development (2)	3 ,000,000	10.37%
Establishment R&D Center (3)	2,000,000	6.91%
Business Combination (4)	1,500,000	5.18%
General Working Capital (5)	10,000,000	34.57%
Expenditure Total	$23,500,000	81.23%
Reserved Proceeds	$5,430,000	18.77%
	$28,930,000	100%

(1) Acquisition of Solar Projects ($7,000,000). Estimated amount is based on an approximately 6MW solar project acquisition at around $1.17/Watt for the land lease acquisition, EPC works, and other soft pre-development cost in adherence to the current East Coast market price range.

(2) New Business Development ($3,000,000). The Company is currently developing new businesses that are expected to enhance the Company’s revenue and net margins. The $3,000,000 estimated amount is based on a comprehensive budget encompassing the addition of new business development personnel and the associated soft costs associated with entering into new businesses.

(3) Establishment of R&D Center ($2,000,000). One of the Company’s key employees having a background of computer science and a Ph.D. in electrical engineering, is in the process of developing a new algorithm that will enhance the efficiency of the solar PV power generations. In order to maximize the effort, the Company has allocated an estimated $2,000,000 to establish a separate warehouse with necessary equipment, raw material and engineering staff.

(4) Business Combination ($1,500,000). The Company has been in preliminary discussions with several other businesses regarding potential joint ventures in the Company’s already existing areas of work for FDA and in MedDra coding. This estimated $1,500,000 is chiefly allocated for the Company’s market presence and joint venture efforts.

(5) General Working Capital ($10,000,000). The Company utilizes a short-term line of credit that bears interest that the Company would prefer to eliminate. Thus, this working capital reserve would be used to replace the existing line of credit.

The table below sets forth our estimated and fixed offering expenses, none of which are for related parties:

Item:	Estimated/ Fixed Amount * :
Business Advisor	$500,000
Legal Fees	50,000
Auditor Fees	100,000
Transfer Agent	30,000
Printing/EDGAR Filer	10,000
Consultants	100,000
Advertising	100,000
Reserves for Unallocated Expenses	180,000
TOTAL:	$1,070,000

*These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an acquisition of solar projects or a business combination based upon the level of complexity of such business combination. If we identify an acquisition target in a specific industry subject to industry specific regulation, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary, and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

DETERMINATION OF OFFERING PRICE

There is no established public trading market for our common stock.

The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to conventional criteria, such as book value or earnings per share. In determining the offering price, the Board considered, among other things, the following:

●	The nature of the Company’s business, and factors affecting its business;
●	The financial condition of the Company;
●	Dividends paid, dividend payout, and dividend-paying capacity;
●	Relevant economic and industry trends at the valuation date;
●	Research and analysis of the external environment based upon published information including the economy, marketplace and, in particular, the outlook for the industry and related business models; and
●	A consideration of any previous transactions regarding the sale and/or licensing of similar businesses/technologies or the sale of similar businesses.

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There can be no assurance that the offering price bears any relation to the current fair market value of the common stock.

CAPITALIZATION

The following table describes our capitalization as of June 30, 2017 (i) on an actual basis and (ii) on pro forma as adjusted basis to give effect of the issuance of 2,000,000 shares of common stock in this offering, assuming all shares will be sold. You should read this table in conjunction with the sections of this offering circular entitled “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this offering circular.

	June 30
	2017	Pro Forma As Adjusted (1)
Liabilities:
Line of credit	$1,135,300	$1,135,300
Shareholder’s loans	1,460,093	1,460,093
	$2,595,393	$2,595,393
Shareholder’s equity:
Common stock	$-	$-
Additional paid-in capital	2,976,524	31,906,524
Retained earnings	3,700,495	3,700,495
Total shareholders’ equity	$6,677,019	$35,607,019
Total capitalization:	$9,272,412	$38,202,412

(1)	As adjusted, assuming all 2,000,000 shares of common stock are sold in this offering.

DILUTION

Purchasers of our common stock offered in this offering circular will experience an immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price. Such dilution results from the offering price of the Shares by the Company. At June 30, 2017, we had a consolidated net tangible book value of $ 6,677,019, or $0.56 per share of our common stock held by continuing shareholders. After giving effect to the sale of the Shares offered hereby, including the use of proceeds as described under “Use of Proceeds,” the pro forma net tangible book value at June 30, 2017 attributable to common shareholders would have been $ 35,607,019 , or $2.54 per share of our common stock. This amount represents an immediate increase in net tangible book value of $1.99 per share to new investors and an immediate dilution in pro forma net tangible book value of $12.46 per share from the initial public offering price of $15.00 per share of our common stock to new public investors. The following table illustrates this per-share dilution:

Initial public offering price per share	$15.00
Net tangible book value per share before this offering (1)	$0. 56
Increase in net tangible book value per share attributable to new investors (2)	$1.99
Pro forma net tangible book value per share after this offering	$2. 54
Dilution per share to new investors	$12. 46

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(1)	Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based as of June 30, 2017 (consisting of tangible assets less tangible liabilities) of the Company by the number of shares of our common stock issued.
(2)	The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see footnote (1) above) and (ii) the increase in pro forma net tangible book value per share resulting from the offering divided by (iii) the number of outstanding shares of common stock after this offering.

DIVIDEND POLICY

In 2015, we paid a dividend of $1,927,363 to the holders of our common stock. Any future determination to pay dividends on our common stock is subject to the discretion of our Board and will depend upon various factors then existing, including our results of operations, financial condition, liquidity requirements, restrictions that may be imposed by applicable laws and our contracts, as well as economic and other factors deemed relevant by our Board. We do not currently expect to declare or pay dividends on our common stock for the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used for the operation and growth of our business.

PLAN OF DISTRIBUTION

The Company is registering an aggregate of 2,000,000 shares of its common stock for sale at the fixed price of $15.00 per share on a “best efforts” basis by our officers and directors. In connection with the Company’s selling efforts in the offering, our officers and directors and employees will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act nor will they be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and directors are currently, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, associated persons of a broker or dealer.

There is currently no underwriter or sales agents for the Shares; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as an underwriter or selling agent of the Shares in consideration for customary fees and commissions not exceeding those imposed by FINRA. As of the date of this offering circular, no selling agreements had been entered into by us with any broker-dealer firms. We will indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. In the event we engage a broker-dealer, we will file an amendment to this Offering Circular to disclose the name of the underwriter and the terms of underwriting compensation.

Our management has a substantial network of individuals and financial institutions which they have developed over the course of their many decades of participation in the IT industry. We understand that many of these people and entities are aware of our business operations. Upon qualification of this offering by the SEC, we anticipate issuing a press release. We hope that these relationships and word-of-mouth will be relied upon to attract interest in the offering. Accordingly, we expect to be solicited by prospective investors to participate in the offering. Our officers and directors will then personally contact potential investors who have contacted us regarding the offering.

We also intend to engage a third-party platform that provides technology support to issuers engaging in Regulation A offerings. To date, we have not engaged in any discussions with any third-party platforms. In the event we engage a third-party platform, we will amend this offering circular to disclose the name of the third-party platform and the compensation arrangement.

We will also be using our website as a platform to provide the information about our offering post qualification.

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Offering Period and Expiration Date

The offering will commence within two calendar days after this offering circular has been qualified by the SEC. There is no minimum number of Shares that we must sell in order to conduct a closing in this offering and we intend to have multiple closings until the termination of the offering period. The Company may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date). The funds tendered by potential investors will be transferred directly to the Company. Each time the Company accepts funds directly from the investors is defined as a “Closing.” This offering will terminate upon the earlier of (i) such time as all of the Shares have been sold pursuant to the offering statement; (ii) our board of directors determines to terminate the offering; or (iii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days.

Procedures for Subscribing

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account. The subscription amount will be deposited in the Company’s segregated bank account specifically established for this offering (the “Investors Account”). Once the investor’s subscription agreement has been reviewed by us and deemed complete and the funds are received and accepted in the Investors Account, the funds will then be transferred directly to the Company’s operating account. You will not have the right to withdraw your funds during the offering other than if our NASDAQ application is denied. If an investor’s subscription is rejected for any reason, such funds held in the Investors Account will be returned without interest. See “Plan of Distribution; Investor Suitability” below.

If you decide to subscribe for any Shares in this offering, you must

●	execute and deliver a subscription agreement; and
●	deliver a check, certified funds or wire to us for acceptance or rejection.

All checks for subscriptions must be made payable to “PSI International Inc.” We will deliver stock certificates attributable to Shares of common stock purchased directly to the purchasers within two (2) days after each Closing.

Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. In the event the Shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Investor Suitability

There currently is no public trading market for our securities. We have submitted an application with The NASDAQ Stock Market LLC (“NASDAQ”) to list our common stock on The NASDAQ Capital Market under the symbol “PSIT.” In the event NASDAQ does not approve our application, we intend to solicit an FINRA-registered broker-dealer to apply to FINRA to act as a market maker of our common stock on the OTCQB. There can be no guarantee our common stock will be accepted for listing on The Nasdaq Capital Market or stock exchange or quotation on the OTCQB or another an electronic inter-dealer quotation system.

In the event we are not able to list our common stock on NASDAQ or another national securities exchange, pursuant to Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act, investors who do not qualify as “accredited investors” under Rule 501 of Regulation D of the Securities Act will not be able to purchase an amount of Shares having an aggregate purchase price in excess of 10% of the greater of their annual income or their net worth, if a natural person, or revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

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The foregoing investment limitation will not apply to purchasers who qualify as accredited investors under Rule 501 of Regulation D of the Securities Act or if the Company is listed on NASDAQ or other national securities exchange at the time this offering statement is deemed to be qualified by the Securities and Exchange Commission.

If our application with NASDAQ is denied, we will promptly notify each investor who has submitted a subscription agreement and funds into the Investor Account, and provide them with the opportunity to either rescind or reaffirm their subscription. Investors who rescind their purchase will have their funds promptly refunded without interest thereon or deduction therefrom. Purchasers who reaffirm their subscription will be required to represent if they qualify as an “accredited investor” under the Securities Act, and those who do not so qualify, will be required to reduce their subscription to not be in excess of 10% of the greater of their annual income or their net worth, if a natural person, or revenue or net assets, if a non-natural person.

We will not effectuate any closings on any subscriptions until we are informed by NASDAQ about their final decision regarding our application and if our application is rejected, then we will only close on subscriptions that are reaffirmed. Purchasers who fail to either rescind or reaffirm their subscription will their funds returned by the termination of the offering, without interest or deduction therefrom.

State Blue Sky Securities Regulations

If our common stock is listed on NASDAQ, we will be exempt from the Blue Sky securities regulations of the States we will our Shares based on the residence of the purchasers. However, in the event our common stock is not listed on NASDAQ, we will be required to comply with such Blue Sky regulations. In order to comply with the applicable securities laws of certain States, the securities will be offered or sold in those States only if they have been registered or qualified for sale or if an exemption from such registration or qualification requirement is available and with which the Company has complied.

Interim Investments

Company funds not needed on an immediate basis to fund our operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations, bank repurchase agreements, funds backed by government securities, short-term commercial paper, or in other similar interim investments.

Transfer Agent and Registrar

V Stock Transfer, LLC is the transfer agent and registrant for the shares. V Stock’s contact information is below:

V Stock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Phone: 212-828-8436

Toll-Free: 855-9VSTOCK

Fax: 646-536-3179

Email: info@vstocktransfer.com

Website: www.vstocktransfer.com

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DESCRIPTION OF SECURITIES

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our Articles of Incorporation and our Bylaws. We urge you to read our Articles of Incorporation and our Bylaws, which are incorporated in this offering circular by reference as exhibits to the offering statement of which this offering circular forms a part, and by the provisions of applicable law.

We are authorized to issue up to 10 billion shares of common stock, no par value per share. As of the date of this offering circular, there was an aggregate of 12,000,000 shares of common stock issued and outstanding. We have also reserved an aggregate of 500,000 shares of common stock for issuance pursuant to awards granted under our 2017 Stock Incentive Plan. There is no preferred stock authorized in our Articles of Incorporation.

Common Stock

●	Dividends. Any determination to pay dividends on our common stock is subject to the discretion of our Board and will depend upon various factors then existing, including our results of operations, financial condition, liquidity requirements, restrictions that may be imposed by applicable laws and our contracts, as well as economic and other factors deemed relevant by our Board.
●	Liquidation. If our Company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.
●	Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.
●	Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current shareholders.
●	Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.
●	Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Anti-Takeover Provisions

Certain provisions in our Articles of Incorporation and our Bylaws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Articles of Incorporation and Our Bylaws

●	Shareholder Action by Unanimous Consent. Any action permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing is signed by the number of shareholders required to authorize the action at a meeting. Any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action.
●	Vacancies in the Board. Any vacancy in the Board resulting from any death, resignation, retirement, disqualification, removal from office or newly created directorship resulting from an increase in the authorized number of directors or otherwise may be filled by majority vote of the remaining directors then in office, even if less than a quorum, or shareholders.
●	Special Meetings of Shareholders. Special meetings of the shareholders, other than those regulated by statute, may be called at any time by the Board of Directors, by the President or, if the Company has thirty-five (35) or fewer shareholders of record, the Shareholders holding, in the aggregate, not less than ten percent (10%) of all outstanding shares entitled to vote at such special meetings.

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●	Notice of Meeting. Written notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by first-class mail or by electronic mail, by or at the direction of the president or the secretary or the officers or persons calling the meeting, to each shareholder of record entitled vote at such meeting. Notice of a shareholders’ meeting to act on an amendment of the articles of incorporation, a plan of merger, a share exchange, a proposed sale of all or substantially all of the assets of the corporation, or the dissolution of the corporation shall be given not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting (with notice being accompanied by a summary or a copy of the proposed amendment or plan of merger, or share exchange, or agreement to sell assets). If mailed, such notice shall be deemed to be given when deposited in the united states mail, with postage thereon prepaid, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the corporation, unless the shareholder has filed with the secretary a written request that such notice intended for him be mailed to a different address, in which case it shall be mailed to the address designated in such request.
●	Action by Shareholders Without a Meeting. Whenever by a provision of statute, the articles of incorporation or by the bylaws the vote of shareholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the shareholders (as well as the meeting and action by the Board of Directors) may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing, either before or after such action, to such corporate action being taken. Any action taken pursuant to such written consent shall be effective according to its terms when all consents are in the possession of the corporation; provided, however, if the action is to be effective as of a date specified in the written consent, such consent must state the date of execution by each shareholder.

Virginia Anti-Takeover Statutes and Other Virginia Laws

●	Control Share Acquisitions Statute. Under the Virginia control share acquisitions statute, shares acquired in an acquisition that would cause an acquiror’s voting strength to meet or exceed any of three thresholds (20%, 33-1/3% or 50%) have no voting rights unless (1) those rights are granted by a majority vote of all outstanding shares other than those held by the acquiror or any officer or employee director of the corporation or (2) the articles of incorporation or bylaws of the corporation provide that the provisions of the control share acquisitions statute do not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. This regulation was designed to deter certain takeovers of Virginia public corporations. Virginia law permits corporations to opt out of the control share acquisition statute. We have not opted out.
●	Affiliated Transactions. Under the Virginia anti-takeover law regulating affiliated transactions, material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent. For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the Board. After three years, the approval of the disinterested directors is no longer required. The provisions of this statute do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder. As permitted by Virginia law, we have opted out of the affiliated transactions provisions.
●	Director Standards of Conduct. Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Virginia law provides that, in determining the best interests of the corporation, a director may consider the possibility that those interests may best be served by the continued independence of the corporation.

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Holders

As of the date of this offering circular, there were approximately 300 holders of record of the Company’s common stock.

No Public Market

There currently is no public trading market for our securities. We have submitted an application with The NASDAQ Stock Market LLC (“NASDAQ”) to list our common stock on The NASDAQ Capital Market under the symbol “PSIT.” In the event NASDAQ does not approve our application, we intend to solicit an FINRA-registered broker-dealer to apply to FINRA to act as a market maker of our common stock on the OTCQB. There can be no guarantee our common stock will be accepted for listing on The Nasdaq Capital Market or stock exchange or quotation on the OTC Market or another electronic inter-dealer quotation system. See “Plan of Distribution; Investor Suitability” on page 63.

If our application with NASDAQ is denied, we will promptly notify each investor who has submitted a subscription agreement and funds into the Investor Account, and provide them with the opportunity to either rescind or reaffirm their subscription. Investors who rescind their purchase will have their funds promptly refunded without interest thereon or deduction therefrom. Purchasers who reaffirm their subscription will be required to represent if they qualify as an “accredited investor” under the Securities Act, and those who do not so qualify, will be required to reduce their subscription to not be in excess of 10% of the greater of their annual income or their net worth, if a natural person, or revenue or net assets, if a non-natural person.

Dividends

In 2015, we paid a dividend of $1,927,363 to the holders of our common stock. Any future determination to pay dividends on our common stock is subject to the discretion of our Board and will depend upon various factors then existing, including our results of operations, financial condition, liquidity requirements, restrictions that may be imposed by applicable laws and our contracts, as well as economic and other factors deemed relevant by our Board. We do not currently expect to declare or pay dividends on our common stock for the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used for the operation and growth of our business

Securities Authorized for Issuance Under Equity Compensation Plans

We did not have any equity compensation plans in effect as of the end of our most recent fiscal year ended December 31, 2016. However, on August 2, 2017, our Board of Directors unanimously approved our 2017 Equity Incentive Plan (the “2017 Plan”), subject to shareholder approval. The purpose of the 2017 Plan is to retain current, and attract new, employees, directors, consultants and advisors that have experience and ability, along with encouraging a sense of proprietorship and interest in our Company’s development and financial success. The Board of Directors believes that option grants and other forms of equity participation are an increasingly important means of retaining and compensating employees, directors, advisors and consultants. The 2017 Plan authorizes us to issue up to 500,000 shares of our common stock, which represents approximately 4.2% of our outstanding shares before this offering. The 2017 Plan allows us to grant tax-qualified incentive stock options, non-qualified stock options and restrictive stock awards to employees, directors and consultants of our Company. As of the date of this offering circular, no options have been granted under the 2017 Plan.

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Board of Directors; Duties; Classification; Removal; Vacancies

Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interest of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard.

According to the Company’s Amended and Restated Bylaws, the Company’s Board of directors shall consist of not more than twenty (20) members nor less than three (3) members, the number to be fixed by the Board at any regular or special meeting. No minor shall serve as a Director.

The directors of the Board shall be divided into two classes, as nearly equal in number as possible. Directors of each class shall hold office until their successors are elected and qualified. One class of directors (“Class A Directors”) shall be serve for a term of two years from the date of the next annual meeting of the shareholders after the date hereof and the other class of directors (“Class B Directors”) shall be initially elected for a term of one year from the date of the next annual meeting of the shareholders after the date hereof. At each succeeding annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected by a majority vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of the shareholders held, in the case of the Class A Directors, in the second year following the year of their election, and, in the case of the Class B Directors, in the year following the year of their election. If a vacancy on the Board occurs by reason of the death, removal, resignation, retirement or election not to serve of a designee, the remaining directors and the Corporation shall cause the vacancy thereby created to be filled by a new designee as soon as is practicable.

Amendments to Our Bylaws

Our bylaws may be altered, amended, repealed or added to by the affirmative vote of a majority of the Board, unless expressly reserved to the shareholders in the articles of incorporation. In any case, the bylaws may also be altered, amended, repealed or added to by the affirmative vote of the shareholders holding a majority of the issued and outstanding shares of stock entitled to vote at a meeting of shareholders. Any bylaws adopted by the Board of directors may be altered amended, repealed or added to by the affirmative vote of the shareholders holding a majority of the issued and outstanding shares of stock entitled to vote at a meeting of shareholders. Any bylaw adopted by the Board may be altered amended, repealed or added to by the shareholders, but any bylaw adopted by the shareholders shall not be altered, amended or repealed by the Board. Only such changes shall be made which do not conflict with applicable law or the articles of incorporation.

Director Conflict of Interest

According to our amended and restated bylaws, no contract or other transaction between the Company and any one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or are directly or indirectly financially interested shall be either void or voidable because of such relationship or interest, because such director or directors were present or were counted in determining the presence of a quorum at the meeting of the Board or of a committee thereof which authorizes, approves or ratifies such contract or transaction or because such director’s or director’s votes are counted for such purpose if: (a) the material facts of the transaction and the director’s interests were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or the committee authorized, approved or ratified the transaction by the affirmative vote of a majority of the Directors on the Board or the committee who had no direct or indirect personal interest in the transaction (though less than a quorum, but in no event less than two Directors); or (b) the material facts of the transaction and the Director’s interests were disclosed to the shareholders entitled to vote, and they authorized, approved if ratified the transaction by a vote of a majority of all of the shares (whether or not present) entitled to be counted in such a vote (not counting shares owned by or voted under the control of an interested Director or an affiliate thereof); or (c) the transaction was fair to the Company.

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Liability of Officers and Directors

Pursuant to our bylaws, the Company shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the Company against reasonable expenses incurred by him in connection with the proceeding. The Company may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith and he believed (a) in the case of conduct in his official capacity with the Company, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies subdivision (b) above. Notwithstanding the forgoing, the Company shall not indemnify a director (i) in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company, or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. In any event, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. The Company may grant such advances of indemnification as may be permitted by statute.

We have been informed that in the opinion of the Commission, indemnification for liability under the Securities Act is against public policy and is unenforceable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements as of December 31, 2016 and 2015, and unaudited interim financial statements for six months ended 2017 and 2016 that appear elsewhere in this offering circular. This offering circular contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Certain statements contained in this discussion, including, without limitation, statements containing the words “believes”, “anticipates,” “expects” and the like, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the “Risk Factors” section of this offering circular beginning on page 9.

General

Founded in February 1977, PSI International, Inc., or the “Company,” is engaged in the provision of information technology and program management services to federal, state and local government agencies and commercial organizations. The information technology services include software development, database management, documents and record management, modernization planning, network integration and support, and data center and user support. The Company’s target markets include agencies and companies in niche areas, such as health research, pharmaceutical, regulatory oversight and social services.

We were originally incorporated as Planning Systems International, Inc. in Massachusetts on February 3, 1977. In March 1984, we changed our name to PSI International, Inc., and in September 2004, we changed our state of domicile to Virginia. Pursuant to that certain Stock Purchase Agreement, dated October 30, 2015, between PSI Investment, LLC, a Virginia limited liability company of which Richard K. Seol , our President and Chairman, has voting and dispositive control (“PSI Investment”), and the then shareholders of the Company, PSI Investment acquired 100% of the outstanding shares of the Company’s common stock from the former shareholders.

Results of Operations

The following table sets forth our results of operations for the periods indicated. The period-to-period comparison of financial results is not necessarily indicative of financial results to be achieved in future periods.

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	Year Ended December 31,		Six Months Ended June 30,
	2016	2015	2017	2016
CONTRACT REVENUE	$52,463,620	$48,880,397	$24,034,029	$26,618,948
COST OF REVENUE	44,766,977	41,489,049	20,983,583	22,863,850
EXPENSES:
Selling, general and administrative expenses	7,149,824	5,334,367	2,775,374	3,114,247
Other operating expenses	10,549	123,589	6,795	-
Total operating expenses	7,160,373	5,457,956	2,782,169	3,114,247
OPERATING INCOME	536,270	1,933,392	268,277	640,851
OTHER INCOME (EXPENSES)
OPERATING INCOME	536,270	1,933,392	268,277	640,851
Interest expense, net	(75,381)	(48,301)	(64,779)	(24,760)
Other income (expense)	654,142	65,160	34,131	32,678
Total other income (expense), net	578,761	16,859	(30,648)	7,918
NET INCOME BEFORE PROVISION FOR STATE INCOME TAXES	1,115,031	1,950,251	237,629	648,769
STATE INCOME TAX EXPENSE	66,239	101,003	127,407	69,823
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$1,048,792	$1,849,248	$365,036	$718,592

The fiscal year ended December 31, 2016 compared to the fiscal year ended December 31, 2015

Revenue

Substantially all of our revenue is derived from services provided under contracts with the U.S. federal, state and local governmental agencies by our employees and subcontractors. Funding for our contracts is generally linked to trends in budgets and spending across various such governmental agencies. Our service revenue includes big data management, analytics service, cybersecurity, and applied research. We generate revenue under three basic types of contracts: cost-reimbursable, time-and-materials and fixed-price contracts.

Revenue was $52,463,620 for the fiscal year ended December 31, 2016 compared to $48,880,397 for the fiscal year ended December 31, 2015, an increase of $3,583,223, or 7.3%. This revenue increase was primarily driven by prime contracts during fiscal 2016 against funded backlog. Additions to funded backlog during fiscal 2016 totaled $68,000,000 as a result of the conversion of unfunded backlog to funded backlog, the award of new contracts and task orders under which funding was appropriated and the exercise and subsequent funding of priced options.

Cost of Revenue

Cost of Revenue were $44,766,977 for the fiscal year ended December 31, 2016 compared to $41,489,049 for the fiscal year ended December 31, 2015, an increase of $3,277,928, or 7.9%, primarily due to increases in salaries and salary-related benefits.

Gross Profit

Gross profit was $7,696,643 for the fiscal year ended December 31, 2016 compared to $7,391,348 for the fiscal year ended December 31, 2015, an increase of $305,295, or 4.1%, primarily due to the increase of the prime contract sales volume in New York State achieved during the ended December 31, 2016. Gross profit was 14.7% and 15.1% of revenue for the fiscal years ended December 31, 2016 and 2015, respectively.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $7,149,824 for the fiscal year ended December 31, 2016 compared to $5,334,367 for the fiscal year ended December 31, 2015, an increase of $1,815,460, or 34.0%, primarily due to increases in salaries and salary-related benefits and other expenses associated with increased headcount across our general corporate functions, including sales, finance, accounting, legal, and human resources, to support the increased scale of our business. Selling, general and administrative expenses were 13.6% and 10.9% of revenue for the fiscal years ended December 31, 2016 and 2015, respectively.

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Other Operating Expenses

Other operating expenses were $10,549 for the fiscal year ended December 31, 2016 compared to $123,589 for the fiscal year ended December 31, 2015. Other operating expenses were 0.02% and 0.25% of revenue for the fiscal years ended December 31, 2016 and 2015, respectively.

Operating Income

Operating income was $536,270 for the fiscal year ended December 31, 2016 compared to $1,933,392 for the fiscal year ended December 31, 2015, a decrease of $1,397,122 or 72.3%, primarily due to the factors noted above, including the increase in sales, general and administrative expenses during the fiscal year ended December 31, 2016 to support the increased scale of our business. Operating income was 1.0% and 4.0% of revenue for the fiscal years ended December 31, 2016 and 2015, respectively.

Interest Expense, net

Net interest expense is primarily related to the interest charged on our line of credit and is offset by interest earned on our cash balances. Interest expense was $75,381 for the fiscal year ended December 31, 2016 and $48,301 for the fiscal year ended December 31, 2015.

State Income Tax Expense

State income tax expense is primarily related to where we operated in jurisdictions that do not recognize S-Corporation status. State income tax expense was $66,239 for the fiscal year ended December 31, 2016 and $101,003 for the fiscal year ended December 31, 2015. Based on the Company decision to file for an initial public offering, we have converted the Company’s tax filing from a subchapter S corporation to a C corporation as of August 1, 2017. Pro forma income tax expense for the years ended December 31, 2016 and 2015 would have been $456,500 and $783,591, respectively had the Company been taxed as a C corporation.

The following table sets forth the revenues received from U.S. federal and state and local agencies and other commercial customers for the fiscal years ended December 31, 2016 and 2015 and the percentage such revenue represents for the total revenue of each year.

Revenue By Customer	2016 (1)	%(2)	2015 (1)	%(2)
Department of Veteran Affairs	$3,108,545	5.9%	$4,700,142	9.6%
NASA	$849,578	1.6%	$1,023,032	2.1%
Federal Drug Administration	$829,499	1.6%	$795,692	1.6%
Other Federal Customers	$1,225,712	2.3%	$1,092,254	2.2%
Subtotal Federal Customers	$6,013,334	11.4%	$7,611,120	15.5%
DOITT	$10,107,135	19.3%	$12,124,031	24.8%
NYC/MTA	$1,550,052	3.0%	$1,453,268	3.00%
HBITS	$30,107,250	57.4%	$24,585,277	50.3%
NYPD	$1,432,900	2.7%	$973,005	2.0%
Other State Customers	$2,258,796	4.3%	$2,001,066	4.1%
Subtotal State Customers	$45,456,133	86.7%	$41,136,647	84.2%
Commercial Customers	$994,153	1.9%	$132,630	0.3%
Total	$52,463,620	100.0%	$48,880,397	100.0%

(1)	Dollar amounts rounded up to nearest whole dollar.

(2)	Percentages 0.04% and less rounded down to closest one-tenth percent. Percentages 0.05% and higher rounded up to closest one-tenth percent.

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Six Months Ended June 30, 2017 Compared to Six Months Ended June 30, 2016

Revenue

Our total revenue decreased by 9.71%, from $ 26,618,948 in the six months ended June 30, 2016 to $ 24,034,029 in the same period in 2017. This decrease was primarily attributable to a decrease of $ 2,584,919 in revenues from contracts and tasks that ended and reduced scope of work on some contracts.

Cost of Revenue

Our total cost of revenue decreased by 8.22%, from $ 22,863,850 in the six months ended June 30, 2016 to $ 20,983,583 in the same period in 2017. This decrease of $1,880,267 was primarily due to the decreases in headcount resulting in decreased salaries and salary-related caused by the decrease in revenue.

Gross Profit

Gross profit for the six months ended June 30, 2017 and 2016 were $3,050,446 and $3,755,098, respectively. Gross profit decreased by $704,652, or 18.77% for the six months ended June 30, 2017 as compared to the same period ended June 30, 2016, primarily due to the decrease in revenue from contracts and tasks that ended and reduced scope of work on some contracts and also due to a change in contract mix resulting in lower gross margin contracts. Gross profit was 12.70% and 14.11% of revenue for the six months ended June 30, 2017 and 2016, respectively.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $2,775,374 in the six months ended June 30, 2017 as compared to $ 3,114,247 in the six months ended June 30, 2016, a decrease of $338,873, or 10.88%, primarily due to decrease in salaries and salary - related benefits and other expenses associated with decreased headcount across our general corporate functions, including sales and marketing, finance, accounting, legal, and human resources. Selling, general and administrative expenses were 11.54% and 11.69% of revenue for the six months ended June 30, 2017 and 2016, respectively.

Other Operating Expenses

Other operating expenses were $6,795 for the six months ended June 30, 2017, as compared to $0 for the six months ended June 30, 2016. Other operating expenses were 0.03% and 0.00% of revenue for the six months ended June 30, 2017 and 2016, respectively.

Operating Income

Operating income was $268,277 for the six months ended June 30, 2017, whereas operating income was $640,851 for the six months ended June 30, 2016. The decrease of $372,574 was primarily due to the decrease in revenue from more profitable contracts and tasks that ended and reduced scope of work on other contracts.

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Other Income, Expenses

Other income (expense), net was $34,131 and $32,678 for the six months ended June 30, 2017 and 2016, respectively. Other income is primarily comprised of sublease income from a facility lease.

Interest Expense, net

Interest expense, net is primarily related to the interest charged on our line of credit and is offset by interest earned on our cash balances. Interest expense was $64,779 and $24,760 for the six months ended June 30, 2017, and 2016, respectively.

State Income Tax Expense

Income tax benefit was $ 127,407, and $ 69,823 for the six months ended June 30, 2017 and 2016, respectively. The increase in income tax benefit for the six months ended June 30, 2017 compared to 2016 was primarily caused by the decrease in deferred tax liability. Based on the Company’s decision to file for an initial public offering, we have converted the Company’s tax filing from a subchapter S corporation to a C corporation as of August 1, 2017. Pro forma income tax (benefit) expense for the six month periods ended June 30, 2017 and 2016 would have been $ (44,237) and $ 137,246, respectively had the Company been taxed as a C corporation.

The following table sets forth the revenues received from U.S. federal and state and local agencies and other commercial customers for the six months ended June 30, 2017 and 2016, and the percentage such revenue represents for the total revenue for each period.

Revenue by Customer	Six months ended June 30, 2017%		Six months ended June 30, 2016%
Department of Veteran Affairs	$939,630	3.91%	$1,929,506	7.25%
NASA	$307,996	1.28%	$448,170	1.68%
Federal Drug Administration	$59,828	0.25%	$480,234	1.80%
Other Federal Customers	$523,640	2.18%	$545,096	2.05%

Subtotal Federal Customers	$1,831,094	7.62%	$3,403,005	12.78%
DOITT	$1,686,177	7.02%	$5,835,510	21.92%
NYC/MTA	$814,341	3.39%	$766,458	2.88%
HBITS	$16,191,501	67.37%	$14,330,132	53.83%
NYPD	$602,469	2.51%	$736,249	2.77%
Other State Customers	$1,275,469	5.31%	$1,394,071	5.24%

Subtotal State Customers	$20,569,957	85.59%	$22,903,463	86.64%

Commercial Customers	$1,632,978	6.79%	$153,522	0.58%

Total	$24,034,029	100.0%	$26,618,948	100.0%

Liquidity and Capital Resources

At June 30, 2017, we had $12,154,263 in total current assets including $450,787 in cash and cash equivalents on hand and $9,644,190 in accounts receivable. Current liabilities at June 30, 2017 totaled $5,456,746 and included accounts payable and accrued liabilities in the amount of $4,293,828 with a $1,135,300 outstanding balance on our line of credit facility.

We also had $13,429,521 in current assets including $1,739,545 in cash and cash equivalents on hand at December 31, 2016, and current liabilities totaled $6,220,120 and included accounts payable and accrued liabilities in the amount of $4,963,691 at the same period. At December 31, 2015, we had $13,906,118 in current assets including $1,552,970 in cash and cash equivalents on hand. We had $1,233,663 and $1,404,059 of line of credit and $1,460,093 and $0, respectively, of related party payables to PSI Investment LLC as of December 31, 2016 and 2015. Current liabilities at December 31, 2015 totaled $7,779,933 and included accounts payable and accrued liabilities in the amount of $5,521,147.

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We have primarily funded our operations through revenues generated by our contracts with state and local governmental agencies, borrowings under the Company’s revolving credit facility, a term loan and borrowings from our shareholder as described below. During the six months ended June 30, 2017 and 2016, approximately 85.59% and 86.64% , respectively, of our revenues were generated by our contracts with state and local agencies.

In 2015, the Company entered into a revolving credit agreement (the “Agreement”) with a financial institution (the “Bank”), pursuant to which the Company could borrow up to a maximum of $4,000,000 revolving credit facility and a $4,000,000 term loan.

Effective January 2016, the Agreement was amended to allow for a maximum revolving credit amount of $6,000,000 for working capital or other general business purposes with interest at a base rate of 3% plus one month LIBOR. The amended Agreement expired on June 20, 2017 and we are in the process of having such Agreement renewed. We anticipate that the Agreement will be renewed with similar terms and conditions. The borrowings outstanding as of June 30, 2017 and December 31, 2016 were $1,135,300 and $1,233,663, respectively, with the interest rate of 3.61% both for the six months period ended June 30, 2017 and for the year ended December 31, 2016. Subject to the ongoing process of renewal negotiation of the Agreement, under the original terms of the loan, the amount available under the revolving credit facility as of June 30, 2017 was $4,840,700. The amount available under the revolving credit facility as of December 31, 2016 was $4,766,337. The borrowings under the Agreement are collateralized by substantially all of the assets of the Company. The terms of the Agreement require the Company to be in compliance with certain financial covenants. At June 30, 2017 and December 31, 2016, the Company was in compliance with all of its covenants.

The original amount of the term loan was $4,000,000 with an interest rate of 4.25% per annum, of which monthly principal and interest payments were $74 ,220 . The term loan was scheduled to mature in October 2020. In December 2015, PSI Investment, LLC paid off $2,500,000, which was recorded as a capital contribution in the statement of stockholders’ equity . Outstanding principal under the term loan of $1,440,882 was paid off in January 2016 by PSI Investment, LLC with a corresponding amount recorded as a long-term related party payable.

We plan to use approximately 46% of such raised capital in connection with negotiating and structuring an acquisition of solar projects or a business combination based upon the level of complexity of such business combination. Any proceeds from investors will be used for financial flexibility, however, there is no assurance that such proceeds will be received and there are no agreements or commitments currently in effect or proposed from any potential investors. We may sell common stocks , take loans or advances from officers, directors or shareholders or enter into debt financing agreements.

Sources of Revenue

Substantially all of our revenue is derived from services provided under contracts and task orders with federal, state and local governmental agencies, primarily by our employees and, to a lesser extent, our subcontractors. Funding for our contracts and task orders is generally linked to trends in budgets and spending across various federal, state and local government agencies and departments, which generally have been increasing among our key markets and service offerings. We provide services under a large portfolio of contracts and contract vehicles to a broad client base, and we believe that our diversified contract and client base lessens potential volatility in our business.

Contract Diversity and Revenue Mix

We provide our services to our clients through a large number of single award contracts and contract vehicles and multiple award contract vehicles. For the six months ended June 30, 2017 and 2016, the revenue from our top five single award contracts and contract vehicles based on revenue represented 84% and 88% of our revenue, respectively . Most of our revenue is generated under ID/IQ contract vehicles, which include multiple award GWACs and our GSA IT Schedule 70 and certain single award contracts.

GWACs and GSA schedules are available to all U.S. government agencies. Any number of contractors typically compete under multiple award ID/IQ contract vehicles for task orders to provide particular services, and we earn revenue under these contract vehicles only to the extent that we are successful in the bidding process for task orders.

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Listed below are our top three certificates included GSA schedules and GWACs based on revenue for the six month period ended June 30, 2017 and for the year ended December 31, 2016, the number of active task orders as of June 30, 2017 under each of our top three GSA schedules and GWACs and an aggregation of all other GSA schedules and GWACs. These contract vehicles are available to all U.S. government agencies and the revenue stated is the result of individually competed task orders.

1.	GSA IT Schedule 70

2.	CIO-SP3 SB

3.	CMMI Level 3

Listed below is our top single award contract, our top five single award contracts, each based on revenue and the number of active task orders at June 30, 2017 under these contracts. All our single award contracts are ID/IQ contracts. The number of task orders for our top ten contracts does not include task orders under classified contracts due to the fact that information associated with those contracts is classified.

1.	Vexcell/NYPD

2.	VA/VEIRS/SRA

3.	NYC MTA

4.	HBITS/OGS

5.	NYC ED

Listed below is our top single award contract, our top five single award contracts, each based on revenue and the number of active task orders at ended December 31, 2016 under these contracts.

1.	DHS/US CUSTOMS/CA

2.	VA/VEIRS/SRA

3.	VA/VEIRS/CAROLDS

4.	HBITS/OGS

5.	NYC ED

We generate revenue under our contracts and task orders through our provision of services as both a prime contractor and subcontractor, as well as from the provision of services by subcontractors under contracts and task orders for which we act as the prime contractor. The mix of these types of revenue affect our contract margins. Our contract margins are generally highest when we contract directly with the government without the engagement of subcontractors. When we act as a prime contractor or as a subcontractor, our contract margins are generally higher on revenue earned for services we provide than the margins we earn on services provided by our subcontractors. For the six month periods ended June 30, 2017 and 2016, 90% and 86%, respectively, of our revenue was generated by contracts and task orders for which we serve as a prime contractor; 10% and 14%, respectively, of our revenue was generated by contracts and task orders for which we serve as a subcontractor.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

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Contract Backlog

We define backlog to include the following three components:

●	Funded Backlog. Funded backlog represents the revenue value of orders for services under existing contracts for which funding is appropriated or otherwise authorized less revenue previously recognized on these contracts.
●	Unfunded Backlog. Unfunded backlog represents the revenue value of orders for services under existing contracts for which funding has not been appropriated or otherwise authorized.
●	Priced Options. Priced contract options represent 100% of the revenue value of all future contract option periods under existing contracts that may be exercised at our clients’ option and for which funding has not been appropriated or otherwise authorized.

Backlog does not include any task orders under ID/IQ contracts, including GWACs and GSA schedules, except to the extent that task orders have been awarded to us under those contracts.

Our backlog includes orders under contracts that in some cases extend for several years. The U.S. Congress generally appropriates funds for our clients on a yearly basis, even though their contracts with us may call for performance that is expected to take a number of years. As a result, contracts typically are only partially funded at any point during their term and all or some of the work to be performed under the contracts may remain unfunded unless and until the U.S. Congress makes subsequent appropriations and the procuring agency allocates funding to the contract.

We view growth in total backlog and headcount growth as the two key measures of our business growth. Headcount growth is the primary means by which we are able to recognize revenue growth through the deployment of additional people against funded backlog. Some portion of our employee base is employed on less than a full-time basis, and we measure such revenue growth based on the full-time equivalency of our people.

We cannot predict with any certainty the portion of our backlog that we expect to recognize as revenue in any future period. While we report internally on our backlog on a monthly basis and review backlog upon the occurrence of certain events to determine if any adjustments are necessary, we cannot guarantee that we will recognize any revenue from our backlog. The primary risks that could affect our ability to recognize such revenue are program schedule changes and contract modifications. Additional risks include the unilateral right of the U.S. government to cancel multi-year contracts and related orders or to terminate existing contracts for convenience or default; in the case of unfunded backlog, the potential that funding will not be available; and, in the case of priced options, the risk that our clients will not exercise their options. See “Risk Factors — Risks Related to Our Business — We may not realize the full value of our backlog, which may result in lower than expected revenue” on page 16.

Operating Costs and Expenses

Costs associated with compensation and related expenses for our people are the most significant component of our operating costs and expenses. Certain trends relating to our costs include hiring additional people as we grow our business and are awarded new contracts, task orders and additional work under our existing contracts and the hiring of people with a specific skill set and security clearances as required by our additional work. Incentive compensation generally increases as we report higher revenue.

Our most significant operating costs and expenses are described below.

Cost of Revenue

Cost of revenue consists primarily of compensation expenses for program personnel, the fringe benefits associated with this compensation, overhead and other direct expenses incurred to complete programs, including cost of materials, subcontract efforts and travel expenses.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include the salaries and wages, plus associated fringe benefits of our employees not performing work directly for customers, and associated facilities costs. Among the functions covered by these costs are corporate business development, bid and proposal, contracts administration, finance and accounting, legal, corporate governance and executive and senior management. In addition, we include depreciation and amortization expenses related to the selling, general and administrative function.

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Upon the completion of this offering, we will be required to comply with new accounting, financial reporting and corporate governance standards as a public company that we expect will cause our selling, general and administrative expenses to increase. Such costs will include, among others, increased auditing and legal fees, board of director fees, investor relations expenses, and director and officer liability insurance costs.

Other Operating Expenses

Other operating expenses include unallowable expenses incurred on our contracts that are not related to selling, general and administrative expenses.

Effects of Inflation

89% and 92% of our revenue was derived from time-and-material contracts for the six months ended June 30, 2017 and 2016, respectively, which are generally completed within one year of the contract start date. Bids for firm fixed-price contracts and time-and-material contracts typically include sufficient provisions for labor and other cost escalations to cover anticipated cost increases over the period of performance. Consequently, revenue and costs have generally both increased commensurate with overall economic growth. As a result, net income as a percentage of total revenue has not been significantly impacted by inflation.

Seasonality

The U.S. federal government’s fiscal year ends on September 30th of each year and New York State’s fiscal year ends March 31st . It is not uncommon for governmental agencies to award extra tasks or complete other contract actions in the weeks before the end of its fiscal year in order to avoid the loss of unexpended fiscal year funds. In addition, we also have generally experienced higher bid and proposal costs in the months leading up to the federal government’s and New York State’s fiscal year-end as we pursue new contract opportunities being awarded shortly after fiscal year-end as new opportunities are expected to have funding appropriated in the subsequent fiscal year. We may continue to experience this seasonality in future periods, and our future periods may be affected by it.

Seasonality is just one of a number of factors, many of which are outside of our control, which may affect our results in any period. See “Business — Seasonality.”

Critical Accounting Estimates and Policies

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements as well as the reported amounts of revenue and expenses during the reporting period. Management evaluates these estimates and assumptions on an ongoing basis. Our estimates and assumptions have been prepared on the basis of the most current reasonably available information. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies, including the critical policies and practices listed below, are more fully described and discussed in the notes to the financial statements. We consider the following accounting policies to be critical to an understanding of our financial condition and results of operations because these policies require the most difficult, subjective or complex judgments on the part of our management in their application, often as a result of the need to make estimates about the effect of matters that are inherently uncertain, and are the most important to our financial condition and operating results.

Revenue Recognition

Revenue is recognized when persuasive evidence of arrangement exists, services have been rendered, the contract price is fixed or determinable and collectability is reasonably assured. Revenue associated with work performed prior to the completion and signing of contract documents is recognized only when it can be reliably estimated and realization is probable. The Company bases its estimates on previous experiences with the customer, communications with the customer regarding funding status and its knowledge of available funding status and its knowledge of available funding for the contract.

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Revenue on cost-plus-fee contracts is recognized to the extent of costs incurred plus a proportionate amount of the fee earned. The Company considers fixed fees under cost-plus-fee contracts to be earned in proportion to the allowable costs incurred in performance of the contract. The Company considers performance-based fees, including award fees, under any contract type to be earned when it can demonstrate satisfaction of performance goals, based upon historical experience, or when the Company receives contractual notification from the customer that the fee has been earned. Revenue on time-and-materials contracts is recognized based on the hours incurred at the negotiated contract billing rates, plus the cost of any allowable material costs and out-of-pocket expenses. Revenue on fixed-price contracts is primarily recognized using the proportional performance method of contract accounting. Unless it is determined as part of the Company’s regular contract performance review that overall progress on a contract is not consistent with costs expended to date, the Company determines the percentage completed based on the percentage of costs incurred to date in relation to total estimated costs expected upon completion of the contract. Revenue on other fixed-price service contracts is generally recognized on a straight-line basis over the contractual service period, unless the revenue is earned, or obligations fulfilled, in a different manner.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined and are recorded as forward loss liabilities in the financial statements. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

Multiple agencies of state governments directly or indirectly provided the majority of the Company’s contract revenue for the six months ended June 30, 2017 and 2016. For the six months ended June 30, 2017, one customer provided revenue in excess of 10% of total revenue during the period. For the six months period ended June 30 2016, two customers provided revenue in excess of 10% of total revenue. The customers accounted for approximately 67% and 76%, respectively, of the Company’s total revenue and 30% and 80%, respectively, of the Company’s accounts receivable as of June 30, 2017 and 2016.

Quantitative and Qualitative Disclosures of Market Risk

Our exposure to market risk for changes in interest rates relates primarily to our outstanding line of credit and cash and cash equivalents consisting primarily of funds invested in U.S. government insured checking and money-market accounts. At June 30, 2017 and December 31, 2016, we had $450,787 and $1,739,545, respectively, in cash and cash equivalents. The interest expense associated with our term loans and any loans under our revolving credit facility will vary with market rates. Based upon a hypothetical 10% increase in the average LIBOR rate for the six months ended June 30, 2017 and 2016, interest expense for the six month periods ended June 30, 2017 and 2016 would have resulted in an immaterial change to interest expense in both periods.

We do not use derivative financial instruments and have not entered into any hedging transactions.

Contractual Obligations

The following tables summarize our contractual obligations that require us to make future cash payments as of June 30, 2017 on a historical basis. For contractual obligations, we included payments that we have an unconditional obligation to make.

In the normal business, we have agreements with subcontractors and vendors to provide services that we consume in our operations or deliveries to our clients. These services are not considered unconditional obligations until their services are actually delivered, at which time we record a liability for our obligation.

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Contractual Obligations	Payments due by period ($)
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	$-	$-	$-	$-	$-
Capital Lease Obligations	-	-	-	-	-
Operating Lease Obligations	454,894	214,154	40,369	59,562	140,809
Purchase Obligations	-	-	-	-	-
Line of Credit	1,135,300	1,135,300	-	-	-
Related Party Payables	1,460,093	-	1,460,093	-	-
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	-	-	-	-	-
Total	$3,050,287	$1,349,454	$1,500,462	$59,562	$140,809

Recent Accounting Developments

In November 2014, the FASB issued ASU 2014-07, Pushdown Accounting, which provides specific guidance on pushdown accounting for all entities. Previously, limited guidance was provided for determining whether and at what threshold pushdown accounting should be established in an acquired entity’s separated consolidated financial statements. This guidance provides that an acquired entity may elect to apply pushdown accounting in its spare consolidated financial statements upon a change-in-control event in which an acquirer obtains control of the acquired entity. The standard was effective upon issuance on November 18, 2014. After such date, acquired entities can elect to apply the ASU to its most recent change-in-control event or to future change-in-control events. If the most recent change-in-control event occurred in a period in which the consolidated financial statements have already been issued or made available to be issued, the application of the ASU would be a change in accounting principle. The Company elected to adopt this standard and has not applied push down accounting to the acquisition by PSI Investment LLC in November 2015.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax liabilities and assets into current and noncurrent amounts in classified balance sheets. Instead it requires deferred tax assets and liabilities be classified as noncurrent in the balance sheet. This ASU is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted, and this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company adopted this standard prospectively at December 31, 2016. The adoption of ASU 2015-17 resulted in the netting of $239,644 and $253,430 of deferred tax assets and $559,519 and $559,205 of deferred tax liabilities as non-current deferred tax liabilities on the balance sheet for the periods ended June 30, 2017 and December 31, 2016, respectively.

New Accounting Pronouncements Not Yet Adopted — We intend to avail ourselves of Section 107 of the JOBS Act that permits us to delay the adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

In February 2016, the FASB issued ASU 2016-02, Leases, which supersedes existing guidance on accounting for leases in ASC 840, Leases, and generally requires all leases to be recognized in the statement of financial position. The provisions of ASU 2016-02 are effective for reporting periods beginning after December 15, 2019; early adoption is permitted. The provisions of this ASU are to be applied using a modified retrospective approach. The Company is in the initial stages of evaluating the effect that this ASU will have on the financial statements.

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In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides new guidance for revenue recognition. ASU 2014-09 provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. Entities have the option of using either a full retrospective or modified retrospective approach for the adoption of the standard. In March 2016, the FASB issued ASU No. 2016-08, Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), or ASU 2016-08, which clarifies implementation guidance on principal versus agent considerations in ASU 2014-09. In April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing, or ASU 2016-10, which clarifies the identification of performance obligations and the licensing implementation guidance in ASU 2014-09. In addition, in May 2016, the FASB issued ASU No. 2016-12, Narrow-Scope Improvements and Practical Expedients, or ASU 2016-12, which clarifies the guidance on assessing collectability, presentation of sales taxes, noncash consideration and completed contracts and contract modifications at transition. The new standard is effective for annual periods beginning after December 15, 2018, and interim periods within those annual periods beginning after December 15, 2019. We are in the initial stages of evaluating the impact the adoption of these standards will have on our financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, which is related to the classification of certain cash receipts and cash payments on the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the effect that this ASU will have on the financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash, amending the presentation of restricted cash within the statement of cash flows. The new guidance requires that restricted cash be included within cash and cash equivalents on the statement of cash flows. The ASU is effective retrospectively for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect that this ASU will have on the financial statements.

In January 2017, the FASB issued ASU 2017-01, Clarifying the Definition of a Business, that clarifies the definition of a business. The ASU affects all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The new standard is intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The ASU is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption is permitted if certain criteria are met. The Company is currently evaluating the effect that this ASU will have on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the AICPA do not or are not believed by management to have a material impact on our Company’s present or future financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table provides information regarding our executive officers, other executive management and directors as of the date of this offering circular:

Name:	Age:	Position:
Directors and Executive Officers:
Richard K. Seol	50	President (Principal Executive Officer) and Class A Director (Chairman)
Jian Ham	45	Chief of Staff (Vice Chair of the Board of Directors)
Terri Johng	55	Vice President and Class A Director
Jinwook Kim	43	Technical Director and Class B Director
Paul Kwon	49	Chief Financial Officer (Principal Financial and Accounting Officer)
Significant Employees:
Tim Joo	45	Chief Technology Officer
Andy Park	60	Chief Strategy Officer
Fred Williams	74	Vice President, State and Local Domain
Samina Qureshi, MD	51	Vice President, Healthcare and Pharmaceutical Domain
Jaimi B. Tyler	47	Vice President of Human Resources
Siv Kannon	77	Chief Knowledge Officer

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Professional Experience

The biographies of each executive officer below contain information regarding the person’s service as an executive officer, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable.

Richard Kyeongsoo Seol, President and Class A Director (Chairman of the Board of Directors). Mr. Seol officially has been serving as a Class A Director and the Chairman of the Board of Directors since October 2015 and as the President of the Company since October 2015. From 2012 to 2015, Mr. Seol consulted with former executives at PSI International as a special adviser for funding sources before he has become the chairman of the Company. He currently serves as the Chairman of the Board of the Company, as well as the President of PSI Investment LLC, an entity that acquired the Company in October 2015. Amongst his capital partners, notable institutional investors have included IMM Investment Corp, KDB Daewoo Securities, Samsung Securities and other capital group in the financial industry. From June 2012 to October 2015, Mr. Seol worked at J & Optima Investment as a co-president of financial consulting and advisor of the business operations. He as well, has worked with funding sources based on his experiences and relationships for several years to make the company’s financial solution. Mr. Seol has successfully led numerous investment projects both in Korea and in the US for the past decade. In addition, January 2014 to October 2015, Mr. Seol held senior executive or partner positions in various companies including NYC Tech Fund Inc., Komas Inc., and MD Lounge Inc. His strengths lie in his extensive knowledge and network ranging from the world largest pension funds to boutique fund operators. Mr. Seol has also successfully led more than 10 IPOs in the Korea Stock Exchange. He prides himself in the world’s first online pharmaceutical site business that he successfully guided to an initial public offering.

Jian Ham, Chief of Staff. Ms. Ham was appointed as the Vice Chair of the Board and the Chief of Staff in November 2017. As Chief of Staff, she oversees the entire organization including all functional departments and areas. She works alongside the Chairman and management team to set the company’s growth strategy, define and execute the company’s mission and vision, as well as oversee strategic initiatives. She also serves in the capacity of Vice Chair on the Board of Directors thereby holding the senior most staff position within our executive management team. Ms. Ham joined PSI International after spending 20 years in global financial services and technology companies with experiences in areas of finance, business development, and strategy. Prior to joining PSI, she was the Executive Vice President, Global Head of Sales and Marketing for Kona International, one of the largest global smart card solutions providers, leading development and implementation of acquisition of new clients and business partnerships. From 2015 to 2016, she served as Vice President of First Data leading global digital strategy and technology innovation for one of the largest global FinTech companies. Also, until 2015 she spent 10 years at GE Capital leading new business development and global growth initiatives across several business segments. At GE Capital, she managed many energy efficiency and renewable projects as well as serving as a relationship manager in GE’s partnership with Clinton Climate Initiatives and some of the largest energy services companies. Prior to GE Capital, she was an investment banker with UBS Warburg, Salomon Smith Barney, and J.P. Morgan. She has a Master’s Degree in Financial Markets and Analysis from Harvard University and holds a BA from Smith College.

Terri Johng, Vice President and Class A Director. Mr. Johng has been serving as Vice President and a Class A Director of the Company’s Board of Directors since October 2015. Mr. Johng graduated from the University of Mary Washington with a Bachelor’s degree in Economics, and completed some graduate work in Economics at the Virginia Polytech Institute. Mr. Johng worked in finance from 1987-2000 and then from 2000 - 2013, he started an electronic hardware design Company called Penta Bridges Inc. where he designed a complex interface, architecture, and hardware interface for a system later called “Phantom Hawk CDSS” (CDSS: Concurrent Digital Surveillance Serve) which he took to the Department of Homeland Security’s region 3 Lab, formerly located in Philadelphia, PA, for testing. Upon the testing completion by the DHS ’ lab, Phantom Hawk CDSS was noted as one of the best reliable system in the field of surveillance hardware, and software among hundreds of other competing systems. Today, many of Phantom Hawk CDSS are still working in various places such as the marine base in Barstow, CA, Southwestern Indian Polytech Institute in New Mexico, Washington D.C. Jail, Washington D.C. Police Headquarters, Washington D.C. Elections and Ethics headquarters, Lockheed Martin R & D lab in Georgia, and various casinos in the U.S. to name a few. Amongst his presentable projects are Washington D.C. Jail – Digital Surveillance Project Design & Management; Washington D.C. Fire/EMS Upgrade Project design & PM; Washington D.C. BOEE Digital Surveillance Project Design & PM; SIPI (Southwestern Indian Polytechnical Institute) – Fiber Optical Connectivity, Digital Surveillance Project Design & PM.

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Jinwook Kim, Technical Director and Class B Director. Jinwook Kim joined PSI International as Technical Director in April 2016 and appointed as a Class B Director to the Company’s Board of Directors on August 24, 2017. Prior to joining PSI International, Jinwook worked at Grant Supplies, an electrical and plumbing distributor, as its IT Manager/Chief Developer for over 15 years where he was responsible for leading the development of its ERP systems to solve business challenges and build a new online business. During those 15 years, their revenues increased more than 500% and the company expanded to multiple location business. Jinwook has a bachelor’s degree in computer science and engineering from Chung-Ang University, Seoul Korea in 2000.

Paul Kwon, Chief Financial Officer. Mr. Kwon has been serving as the Chief Financial Officer of the Company since March 2017. Paul Kwon has been with the executive leadership in various financial industries for 25 years. From 2013 to 2017, Mr. Kwon served as the General Manager of Rubicon Solutions Co., Limited, providing accounting, tax, and consulting services to companies in Hong Kong. Prior to that he spent six years as CFO for COBY Electronics China where he was responsible for strategy, financial and operational functions for a $500 million organization. Paul also has notable experience with Deloitte & Touche, LLP in New York as a Senior Audit Manager. Paul has a MBA from the University of Illinois, as well as a CPA and his extensive experience will help PSI position itself for future growth.

Tim Joo, Chief Technology Officer. Mr. Joo has been serving as the Chief Technology Officer of the Company since May 2016. Mr. Joo leads PSI’s long-term technology transformation strategy and direction, and oversees action plans to align PSI’s technology with the vision and direction of PSI. Mr. Joo is responsible for developing and guiding the corporate systems and technologies, infrastructure and engineering, management tools, and technical standards. Prior to joining PSI in 2016, Mr. Joo worked with numerous government contractors over his professional life including Wang Global, DigitalNet, Trusted Computer Solutions, GDAIS, Arion Systems and GDIT. Mr. Joo has over eight years’ experience managing systems that directly impact national security. Mr. Joo has worked as a programmer, administrator, network engineer, database analyst, technical lead, system engineer and brings this background to PSI. Mr. Joo also served in the U.S. Army where he earned distinguished honors from his class and was assigned oversee tours to Panama and Korea. Mr. Joo is currently pursuing Master’s degree in Information Technology at Virginia Polytechnic Institute and State University.

Andy Park, Chief Strategy Officer. Dr. Park has been serving as the Chief Strategy Officer of the Company since February 2017. Prior to the start of PSI International, Inc. he took time off to look for his next employment since his arrival in the U.S. in August 2016. Mr. Park, as Vice Chairman of CheongJin E&C, Inc. between Oct, 2014 and July 2016, worked on various growth plans of the company. He was an instrumental executive increasing the company’s revenue by $10,000,000 and profit rate by 10%. This was achieved by developing Inverted Multi-Tee (IMT) slabs system. He also developed a device that enhanced functionality of pipe for utility conduits, and ultimately resulted in the increase of revenue and profit margin by $5,000,000, and 25% respectively. Between April 2013 and Oct 2014 as an Executive Vice President and Co-Founder of GTMI Foundation, Park consulted on various education programs for client companies’ employees and executives to establish their global presence. The implementation of the client companies’ HRM efficiency, and efficacy matters were Park’s main tasks during this tenure. Park was EVP of CJ Group during the period of June 2011 and March 2013, performing duties in forming a Joint Venture with Hollywood studios and various exhibitors. He played a role in providing 4D auditoria to those companies such as CGV Korea and China, Cinepolis of Mexico and Thailand, Cinema City of Israel and Eastern Europe, and Cinema Park in Russia. Park also developed a 4-degree-of-freedom motion chair for the video gamers market. He also was an instrumental developer of an authoring tool to program motions and effects in time sharing.

Fred Williams, Vice President, State and Local Domain. Mr. Williams has been serving as the Vice President, State and Local Domain of the Company since October 1997. Mr. Williams has more than 35 years of Program/Contract Management experience, which dates back to his time at Northrop Grumman Corporation. For the past seventeen years, he has served as PSI’s Program Manager for multiple engagements, including long-term contracts with the New York City Administration for Children’s Services (ACS), the New York City Housing Authority (NYCHA), the New York State Office of Children and Family Services (OCFS), the Office of Temporary and Disability Assistance (OTDA), the New York State Office For Technology (OFT), and the New York State Office of General Services (OGS). As a Program Manager, he has developed experience in recruiting, managing client relationships, and networking with business partners and resource suppliers. He fulfills client expectations, ensures resources are available in a timely manner, and grooms staff for long-term retention and growth. Prior to working at PSI, his professional experience at Northrop Grumman included management of both commercial and DoD contracts for a major aerospace and defense contractor, for which he gained more than thirty years’ experience in implementing information technology projects including voice and communication systems. Mr. Williams has a decided proficiency in all phases of project management and the Systems Development Life Cycle (SDLC). During the past fifteen years at PSI, Mr. Williams has supported $125,000,000 worth of business by recruiting and managing over 500 personnel.

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Samina Qureshi, MD, Vice President, Healthcare and Pharmaceutical Domain. Dr. Qureshi has been serving as the Vice President, Healthcare and Pharmaceutical Domain of the Company since December 2006. Dr. Qureshi has over ten years of experience at PSI and has progressed to a Health Sciences Division leadership role as an international provider of technology, health sciences, and social services expertise/guidance. She has provided client support initiatives worldwide with focus on latest trends/issues in pharmacovigilance. Experience with the premarket tobacco application (PMTA) and the modified risk tobacco product (MRTP) application pathway and developing guidelines for adverse experiences with tobacco products. Dr. Qureshi participates in design and execution of corporate strategies involving technical investments, client services, and partnerships. Dr. Qureshi also actively manages vendor relationships that handle outsourced pharmacovigilance activities. Dr. Qureshi is a subject matter expert (SME) in health sciences terminology and has presided over pharmacovigilance and coding projects for federal and commercial clients such as FDA, NIH, Henry M. Jackson Foundation, Pfizer, US Army Medical Material Development Activity (USAMMDA) Johnson & Johnson, Teva, Shire, and Regeneron. She has led teams of health sciences personnel, monitored all client deliverables encompassing medical terminology coding, consulting, gap analysis, SOP and guideline development, data management, risk assessment, medical review, and case report QC services/expertise. She has also delivered valued support for FDA (AERPS); analyzed clinical data independently and in collaboration with FDA experts in a post-marketing surveillance environment. PSI has been recognized with PSI’s Vision of Excellence Award for outstanding contributions to MedDRA-related efforts in 2007 and 2008 and PSI’s Vision of Excellence Award in 2010 for exceptional performance. Dr. Qureshi has presented and published in numerous global professional and industry publications/conferences and holds a medical degree and is a degree candidate for a M.Sc. in Regulatory Science from Johns Hopkins University.

Jaimi B. Tylor, Vice President of Human Resources. Ms. Taylor was appointed as the Vice President of Human Resources in July 2016. Prior to that, from 2010, she served as the Company’s Human Resources Director. Ms. Tylor manages and administers all aspects of the Human Resources Department. Her responsibilities consist of company benefit plans, including health, dental, LTD, STD, life insurance, 125 plan, 401(k), tuition reimbursement, worker’s comp and COBRA/continuing insurance. She assists and advises employees on eligibility for insurance and miscellaneous insurance questions. She develops and implements an Affirmative Action Plan and ensures company compliance with the AAP program since September 1996. She manages company recruitment activities including developing recruiting strategies, advertising, screening resumes, performing reference checks and background checks, monitoring resume flow, distribution and tracking. She prepares offer packages and completes all associated paperwork to ensure compliance with company guidelines. She facilitates the company performance evaluation process and oversees associated compensation reviews. As the Corporate Training Manager, she develops and administers the Organizational Training Plan and directs all company training initiatives. She develops and administers both on-site and on-line, self-paced management training courses for PSI staff and ensures that company training goals are established and met. She serves as the Security Manager for PSI and handles all issues related to the facility security clearance and all individual employee clearances. She processes and tracks all nonimmigrant visa holders employed by PSI. She develops and maintains the Employee Handbook and ensures compliance with all policies contained within. She tracks and prepares all necessary correspondence related to FMLA and ADA leave. She coordinates employee terminations and assists employees with the termination process. She maintains the PSI Employee Website to facilitate information flow to managers and employees. She also advises managers and employees on employee relations issues, as well as initiates and prepares necessary documentation for administering progressive discipline when necessary.

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Siv Kannan, Chief Knowledge Officer. Mr. Kannan has been serving as the Chief Knowledge Officer of the Company since February 2004. Mr. Kannan is a certified Project Management Professional (PMP) with over 25 years of professional experience in program/project management, possesses extensive experience covering various industries such as manufacturing, telecommunication, and US Federal Government contracting; Experience covers the areas full Software Development Life Cycle (SDLC) process, data migration and compliance. Has extensive experience leading complex projects, designing systems from the ground up, SharePoint implementation and configuration, implementation of out-of-the-box COTS systems, customization support and managing stakeholder expectations managing projects in the SEI-CMM Level III environments; Has strong teamwork and interpersonal skills with good conceptualization and communication skills; Possess exceptional analytical and problem solving skills creating innovative and practical solution for complex problems at hand. Mr. Kannan holds a B.S. in Mathematics, Physics, Chemistry, and Mechanical Engineering from Osmania University in India. He obtained MBA-Business Policy, Logistics Management and Org from Asian Institute of Management in Philippines.

Family Relationships. There are no family relationships among the directors and executive officers of the Company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics is posted on our website at www.psiint.com . The code of business conduct and ethics may be also obtained free of charge by writing to PSI International, Inc., 11200 Waples Mill Road Suite 200 , Fairfax, Virginia 22030 , Attn: Paul Kwon, Chief Financial Officer.

Board of Directors

The purpose of our Board of Directors is to provide an ongoing guidance to our executive management in respect to performance of their duties and responsibilities. The power and authority of the Board is subject to the provisions of applicable laws and our amended and restated bylaws. The Board members are elected by the majority of shareholder votes a shareholder may vote either in person, by proxy executed in writing by the shareholder, or by his/her duly authorized attorney-in-fact, or by an electronic ballot from which it can be determined that the ballot was authorized by a shareholder or proxy holder. The term, validity and enforceability of any proxy are determined in accordance with the Virginia Stock Corporation Act.

Number of Directors

According to the Company’s Amended and Restated Bylaws, the Company’s board of directors shall consist of not more than twenty (20) members nor less than three (3) members, the number to be fixed by the Board of Directors at any regular or special meeting. No minor shall serve as a Director.

Classification and Terms

The directors of the Board shall be divided into two classes, as nearly equal in number as possible. Directors of each class shall hold office until their successors are elected and qualified. One class of directors (“Class A Directors”) shall be serve for a term of two years from the date of the next annual meeting of the shareholders after the date hereof and the other class of directors (“Class B Directors”) shall be initially elected for a term of one year from the date of the next annual meeting of the shareholders after the date hereof. At each succeeding annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected by a majority vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of the shareholders held, in the case of the Class A Directors, in the second year following the year of their election, and, in the case of the Class B Directors, in the year following the year of their election. If a vacancy on the Board of Directors occurs by reason of the death, removal, resignation, retirement or election not to serve of a designee, the remaining directors and the Corporation shall cause the vacancy thereby created to be filled by a new designee as soon as is practicable.

Independent Directors

Upon the completion of this offering, we anticipate that our common stock will be listed on The Nasdaq Capital Market (“NASDAQ”). Under the listing requirements and rules of NASDAQ, independent directors must constitute a majority of a listed company’s board of directors within 12 months after its initial public offering. In addition, the rules of NASDAQ require that, subject to specified exceptions and phase-in periods following its initial public offering, each member of a listed company’s audit, compensation and nominating and governance committee be independent, and that a listed company’s audit committee must have at least three members and a listed company’s compensation committee must have at least two members. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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We intend to rely on the phase-in rules of NASDAQ with respect to the independence of our board of directors and the audit committee. In accordance with these phase-in provisions, our board of directors and the audit, compensation, and nominating and corporate governance committees will have at least one independent member by the qualification date of the offering statement of which this offering circular is a part, at least two independent members within 90 days of the qualification date of the offering statement of which this offering circular is a part and all members will be independent within one year of the effective date of the offering statement of which this offering circular is a part.

Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, or Rule 10A-3. To be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of a company’s audit committee, the company’s board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of our directors is “independent” as that term is defined under the applicable rules and regulations of the listing requirements and rules of NASDAQ and under the applicable rules and regulations of the SEC.

Committees of our Board of Directors

We intend to rely on the phase-in rules of NASDAQ with respect to the independence of our board of directors and the audit committee. In accordance with these phase-in provisions, our board of directors and the audit, compensation, and nominating and corporate governance committees will have at least one independent member by the qualification date of the offering statement of which this offering circular is a part, at least two independent members within 90 days of the qualification date of the offering statement of which this offering circular is a part and all members will be independent within one year of the effective date of the offering statement of which this offering circular is a part.

Audit Committee

We do not currently have a separately standing audit committee of our board of directors. Currently, our board fulfills the duties otherwise delegated to a separately standing audit committee, including, but not limited to, the following:

●	selecting and hiring our independent auditors and approving the audit and non-audit services to be performed by our independent auditors;
●	evaluating the qualifications, performance and independence of our independent auditors;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
●	reviewing the adequacy and effectiveness of our internal control policies and procedures;
●	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and
●	preparing the audit committee report that the SEC requires in our annual proxy statement.

NASDAQ-listed companies must have an Audit Committee with a formal written audit committee charter that is reviewed/revised annually by the Audit Committee. The Charter must set forth:

●	the scope of the committee’s responsibilities and how they are to be carried out, including its structure, processes and membership;
●	the committee’s duty to monitor the independence of the outside auditor;
●	the committee’s purpose of overseeing the accounting and financial reporting process of the company; and
●	specific audit committee responsibilities in order to comply with SEC Rule 10A-3(b)(2)-(5).

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The Audit Committee must consist of at least three members, each of whom:

●	is independent as defined in SEC Rule 10A-3(b)(1) (director receives no compensation outside of role as director and is not an affiliate of the company or its subsidiaries);
●	has not participated in the preparation of the company’s (or any subsidiary’s) financial statements during the last three years, and
●	is able to read and understand financial statements.

With at least one member with past employment experience in finance or accounting, professional accounting certification, or other comparable experience or background that results in financial sophistication, including having been a CEO, CFO or other senior officer with financial oversight responsibility. A director that meets the financial expert qualifications of Item 407(d)(5)(ii)-(iii) of Regulation S-K also qualifies as a financially sophisticated audit committee member for NASDAQ purposes.

Under the NASDAQ rules, a newly-listed IPO company must have:

●	an audit committee with at least one independent member at the time of listing;
●	a majority of the audit committee independent within 90 days of listing; and
●	an audit committee entirely independent within one year of listing. (Rule 5615(b)(1) and Rule 10A-3(b)(1)(iv)(A) under the Exchange Act).

If our NASDAQ application is approved, our board will establish an audit committee in compliance with the NADAQ rules for newly-listed IPO companies. If our NASDAQ application is rejected, our board will continue to fulfill the duties otherwise delegated to a separately standing audit committee.

Compensation Committee

We do not currently have a separately standing compensation committee of our board of directors. Currently, our board fulfills the duties otherwise delegated to a separately standing compensation committee, including, but not limited to, the following:

●	reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other benefits, compensation or arrangements;
●	reviewing the succession planning for our executive officers
●	reviewing and recommending compensation goals and bonus and stock compensation criteria for our employees;
●	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and
●	administering, reviewing and making recommendations with respect to our equity compensation plans.

NASDAQ-listed companies must have a compensation committee:

●	With a formal written compensation committee charter, that the compensation committee must review and reassess on an annual basis, setting forth:

o	the scope of the committee’s responsibilities and how they are to be carried out, including its structure, processes and membership;
o	the committee’s responsibility for determining (or recommending to the board for determination) the compensation of the CEO and all other executive officers;
o	that the CEO may not be present during voting or deliberations on his or her compensation; and
o	the specific committee responsibilities and authority set out in Rule 10C-1(b)(2)-(4)(vi) of the Exchange Act.

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●	Consisting of at least two members, each of which must be an independent director;
●	The members of which the board has determined are each independent as compensation committee members, after consideration of all factors specifically relevant to determining whether a member has a relationship with the company which is material to the member’s ability to be independent from management in connection with the work of the compensation committee, including but not limited to:

o	the source of compensation of the director, including any consulting, advisory or other fees paid to the director, and
o	whether the director is affiliated with the company, a subsidiary of the company, or an affiliate of a subsidiary.

●	To which it has delegated the specific responsibilities to comply with Rule 10C-1(b)(2)-(4)(vi) of the Exchange Act, including responsibilities related to selection, compensation of and funding for compensation consultants and other advisors, after due consideration of certain factors assessing independence of the consultant, enumerated in Rule 5605(d)(3)(D). (This requirement is not applicable to smaller reporting companies.

Under the NASDAQ rules, a newly-listed IPO company must have:

●	A compensation committee with least one independent member at the time of listing;
●	majority of the committee must be independent within 90 days of listing; and
●	the committee must be entirely independent within one year of listing. (Rule 5615(b)(1)).

If our NASDAQ application is approved, our board will establish a compensation committee in compliance with the NADAQ rules for newly-listed IPO companies. If our NASDAQ application is rejected, our board will continue to fulfill the duties otherwise delegated to a separately standing compensation committee.

Nominating and Corporate Governance Committee

We do not currently have a separately standing nominating and corporate governance committee of our board of directors. Currently, our board fulfills the duties otherwise delegated to a separately standing nominating and corporate governance committee, including, but not limited to, the following:

●	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to the board of directors;
●	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;
●	overseeing the evaluation of our board of directors and management; and
●	recommending members for each committee of our board of directors.

Regarding the nomination of directors of NASDAQ-listed companies:

●	The company must have a formal written charter or resolution addressing the nomination process and related matters, as required by federal securities laws; and
●	Nominees for director must be selected by (1) a majority of independent directors, or (2) a nomination committee composed solely of independent directors (except where the right to nominate a director legally belongs to a third party or where the company is subject to a binding obligation that requires a different nomination structure established prior to the approval date of Rule 5605(e)).

Under the NASDAQ rules, a newly-listed IPO company that has a nomination committee must have:

●	at least one independent member at the time of listing;
●	a majority of the committee must be independent within 90 days of listing; and
●	the committee must be entirely independent within one year of listing. (Rule 5615(b)(1))

If our NASDAQ application is approved, our board will establish a nominating committee in compliance with the NADAQ rules for newly-listed IPO companies. If our NASDAQ application is rejected, our board will continue to fulfill the duties otherwise delegated to a separately standing nominating committee.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table. The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2016 and 2015 of (i) all individuals who served as our principal executive officer (PEO), or acting in a similar capacity, during the fiscal year ended December 31, 2016, regardless of compensation level, (ii) two most highly compensated executive officers whose total compensation exceeded $100,000 other than our CEO who were serving as executive officers at the end of the fiscal year ended December 31, 2016 and (iii) two additional individuals for whom disclosure would have been provided pursuant to paragraph (m)(2)(ii) of Item 402 of Regulation S-K but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended December 31, 2016 (collectively, the “named executive officers”).

Name and Principal Position	Fiscal Year Ended December 31,	Salary ($)	Bonus ($)	Total Compensation ($)
Richard K . Seol	2016	200,000	-	200,000
—President and CEO	2015	200,000	-	200,000
Fred Williams	2016	180,000	20,000	200,000
—VP, State and Local Domain	2015	136,000	-	136,000
Tim Joo	2016	165,000	-	165,000
—Chief Technology Officer	2015	-	-	-
Terri Johng	2016	180,000	-	180,000
—VP, Class “A” Director	2015	180,000	-	180,000

Employment Agreements. None of our named executive officers are currently employed under employment agreements.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 31, 2016.

Pension Benefits. We do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation. We do not maintain any nonqualified deferred compensation plans or arrangements under which our named executive officers are entitled to participate.

2017 Stock Incentive Plan. On August 2, 2017, our Board of Directors unanimously approved our 2017 Equity Incentive Plan (the “2017 Plan”), subject to shareholder approval. The purpose of the 2017 Plan is to retain current, and attract new, employees, directors, consultants and advisors that have experience and ability, along with encouraging a sense of proprietorship and interest in the Company’s development and financial success. The Board of Directors believes that option grants and other forms of equity participation are an increasingly important means of retaining and compensating employees, directors, advisors and consultants. The 2017 Plan authorizes us to issue up to 500,000 shares of our common stock which represented slightly less than 4.2% of our outstanding shares at the time the 2017 Plan was adopted. The 2017 Plan allows us to grant tax-qualified incentive stock options, non-qualified stock options and restrictive stock awards to employees, directors and consultants of our Company. As of the date of this offering circular, no awards have been granted under the 2017 Plan.

Director Compensation

Historically, we have not paid cash compensation to any of our non-employee directors for service on our Board of Directors. During the fiscal year ended December 31, 2016, we did not have any non-employee directors and did not pay any of our directors for service on our board of directors.

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We reimburse our directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

Phantom Stock Plan

The Company adopted a non-employee director phantom stock plan in 2006. Under the phantom plan, 1,600 shares were awarded to qualified directors, and all shares awarded were fully vested. The value of each shares was equivalent to the stated value as defined by the phantom plan. We paid each phantom shareholder the stated value of each vested share upon termination of their duties as a director due to the ownership transfer. Total payments to phantom shareholders equaled $79,386 for the year ended December 31, 2015. In 2016, no phantom stock was outstanding.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Approval for Related Party Transactions

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% shareholder of PSI International, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. None of our directors meet the independence requirements due to the fact that they are also executives of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of the date of this offering circular held by (i) each person known to us to be the beneficial owner of more than five percent of our common stock; (ii) each director and director nominee, naming them; (iii) each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K; and (iv) all directors and executive officers as a group, without naming them.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this offering circular are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the shareholders below is c/o PSI International, Inc., 11200 Waples Mill Road, Suite 200 , Fairfax, Virginia 22030. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

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	Percentage of Beneficial Ownership
Name and Title	Amount of Shares Beneficially Owned (1)		Prior to Offering (2)	After the Offering (3)
Directors and Named Executive Officers:
Richard K. Seol -President and Class A Director (Chairman)	4,558,148	(4)	37.98%	32.56%
Terri Johng -Vice President and Class A Director	5		*	*
Jinwook Kim - Technical Director and Class B Director	5		*	*
Paul Kwon -Chief Financial Officer	5		*	*
Tim Joo -Chief Technology Officer	5		*	*
Fred Williams -VP State and Local Domain	5		*	*
Samina Qureshi, MD -VP State and Local Domain and Healthcare and Pharmaceutical Domain	5		*	*
All Executive Officers and Directors, as a group (7 persons)	4,558,178	(4)	37.98%	32.56%
5% Stockholders
None

*Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise noted, the shareholder is deemed to have sole voting and dispositive control over the shares beneficially owned.
(2)	Based on 12,000,000 shares of common stock outstanding as of the date of this offering circular.
(3)	Based on 14,000,000 assuming all 2,000,000 Shares in this offering are sold.
(4)	Held indirectly by PSI Investment, LLC, an entity of which Mr. Seol has voting and dispositive control.

Changes in control. Certain provisions in our Articles of Incorporation and our Bylaws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of our business. See “Description of Securities ; Anti-Takeover Provisions” on page 65 for additional information on the anti-takeover measures applicable to us. Other than the foregoing, to our knowledge, there are arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for us by Magri Law, LLC of Fort Lauderdale, FL.

EXPERTS

The financial statements as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 included in this offering circular have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

The named experts and counsel have no equity interest in the Company.

90

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering statement, does not contain all of the information set forth in the offering statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering statement, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the offering statement, each such statement being qualified in all respects by such reference.

A copy of the offering statement and the exhibits and schedules that were filed with the offering statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

91

psi iNTERNATIONAL, INC.

FINANCIAL STATEMENTS

Audited Years Ended December 31, 2016 and 2015

Unaudited Six month Periods Ended June 30, 2017 and 2016

PSI INTERNATIONAL, INC.

92

Report of Independent Registered Public Accounting Firm

Board of Directors

PSI International, Inc.

Fairfax, Virginia

We have audited the accompanying balance sheets of PSI International, Inc. as of December 31, 2016 and 2015 and the related statements of income, stockholder’s equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSI International, Inc. at December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

July 21, 2017

McLean, Virginia

PSI INTERNATIONAL, INC.

BALANCE SHEETS

AS OF DECEMBER 31,

	2016	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,739,545	$1,552,970
Accounts receivable	10,917,496	12,017,940
Related party receivables	587,756	-
Prepaid expenses and other current assets	184,724	335,208
Total current assets	13,429,521	13,906,118

PROPERTY AND EQUIPMENT, NET	34,140	25,357

DEPOSITS	852,478	19,011

TOTAL ASSETS	$14,316,139	$13,950,486

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Line of credit	$1,233,663	$1,404,059
Accounts payable	3,209,249	3,515,353
Accrued liabilities	1,754,442	2,005,794
Current portion of deferred rent	22,766	18,855
Current portion of long-term note payable	-	835,872
Total current liabilities	6,220,120	7,779,933

NOTE PAYABLE, NET OF CURRENT PORTION	-	605,010

DEFERRED RENT, NET OF CURRENT PORTION	18,168	37,702

DEFERRED STATE INCOME TAXES	305,775	264,650

RELATED PARTY PAYABLES	1,460,093	-
Total liabilities	8,004,156	8,687,295

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY
Common stock, no par value; authorized - 10,000,000,000 and 12,000,000 shares at December 31, 2016 and 2015, respectively; issued and outstanding - 12,000,000 shares	-	-
Additional paid-in capital	2,976,524	2,976,524
Retained earnings	3,335,459	2,286,667
Total stockholder’s equity	6,311,983	5,263,191

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$14,316,139	$13,950,486

See accompanying notes to financial statements.

PSI INTERNATIONAL, INC.

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31,

	2016	2015
CONTRACT REVENUE	$52,463,620	$48,880,397
COST OF REVENUE	44,766,977	41,489,049

EXPENSES
Selling, general and administrative expenses	7,149,824	5,334,367
Other operating expenses	10,549	123,589
Total operating expenses	51,927,350	46,947,005

OPERATING INCOME	536,270	1,933,392

OTHER INCOME (EXPENSE)
Interest expense, net	(75,381)	(48,301)
Other income	654,142	65,160
Total other income, net	578,761	16,859

NET INCOME BEFORE PROVISION FOR STATE INCOME TAXES	1,115,031	1,950,251

STATE INCOME TAX EXPENSE	66,239	101,003

NET INCOME	$1,048,792	$1,849,248

Net income per share available to common stockholder – Basic and diluted	$0.09	$0.15

Weighted average number of common shares outstanding – Basic and diluted	12,000,000	11,982,368

Pro Forma Net Income Information (unaudited) (Note 14)

NET INCOME BEFORE PROVISION FOR INCOME TAXES	$1,115,031	$1,950,251

Pro forma provision for income taxes	$456,500	$783,591

Pro forma net income	$658,531	$1,166,660

Pro forma net income per share available to common stockholder – Basic and diluted	$0.05	$0.10

See accompanying notes to financial statements.

PSI INTERNATIONAL, INC.

STATEMENTS OF STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Number of Shares	Common Stock	Additional Paid-in capital	Retained Earnings	Total Stockholder’s Equity
BALANCE — January 1, 2015	11,978,244	$-	$464,572	$7,403,598	$7,403,598
Stock options exercised	21,756	-	11,952	-	11,952
Distributions to former stockholders	-	-	-	(1,927,363)	(1,927,363)
Distribution to Parent	-	-	-	(5,038,816)	(5,038,816)
Capital contribution from Parent	-	-	2,500,000	-	2,500,000
Net income	-	-	-	1,849,248	1,849,248
BALANCE — January 1, 2016	12,000,000	-	2,976,524	2,286,667	5,263,191
Net income	-	-	-	1,048,792	1,048,792
BALANCE — December 31, 2016	12,000,000	$-	$2,976,524	$3,335,459	$6,311,983

See accompanying notes to financial statements.

PSI INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,048,792	$1,849,248
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,350	9,667
Deferred rent	(15,623)	(7,862)
Loss from disposal of property and equipment	-	395
Deferred state income taxes	41,125	120,698
Change in operating assets and liabilities:
(Increase) Decrease in accounts receivable and related party receivables	512,688	(5,837,881)
(Increase) Decrease in prepaid expenses and other assets	150,484	(284,509)
Increase (Decrease) in accounts payable	(306,104)	1,657,311
Increase (Decrease) in accrued liabilities	(251,352)	671,817
Net cash provided by (used in) operating activities	1,191,360	(1,821,116)

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted cash	-	1,500,000
Increase in deposits	(833,467)	28,580
Purchase of property and equipment	(20,133)	(19,990)

Net cash (used in) provided by investing activities	(853,600)	1,508,590

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in related party payable	1,460,093	-
Distribution to previous stockholders	-	(1,927,363)
Distributions to Parent	-	(38,816)
Distribution to previous stockholders	-	(1,927,363)
Distributions to Parent	-	(38,816)
Proceeds from exercise of stock options	-	11,952
Payment of note payable	(1,440,882)	(59,118)
Short-term (payment) borrowings on line of credits	(170,396)	(1,095,941)
Net cash used in financing activities	(151,185)	(3,109,286)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	186,575	(3,421,812)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,552,970	4,974,782

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,739,545	$1,552,970

See accompanying notes to financial statements.

PSI INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS – CONTINUED

FOR THE YEARS ENDED DECEMBER 31,

	2016	2015
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$24,598	$218,917
Cash paid during the year for interest	$75,381	$48,301
NON-CASH INVESTING AND FINANCING ACTIVITIES
Principal payments on notes payable paid by Parent	$1,410,093	$-
Borrowings on term loan and line of credit for payment to former stockholders	$-	$5,000,000
Additional paid in capital for principal repayments on notes payable made by Parent	$-	$2,500,000

See accompanying notes to financial statements.

PSI INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

PSI International, Inc. (the “Company”) was originally incorporated as Planning Systems International, Inc. in Massachusetts on February 3, 1977. In March 1984, we changed our name to PSI International, Inc. and in September 2004, we changed our state of domicile to Virginia. The Company is engaged in the provision of information technology and program management services to federal, state and local government agencies and commercial organizations. The information technology services include software development, database management, documents and record management, modernization planning, network integration and support, and data center and user support. The Company’s target markets include agencies and companies in niche areas, such as health research, pharmaceutical, regulatory oversight and social services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying financial statements have been prepared in accordance with accounting principle generally accepted in the United States of America (“U.S. GAAP”) for annual financial statements and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

On October 30, 2015, the Company was acquired by PSI Investment LLC (“Parent”). The Company has not elected to apply pushdown accounting after being acquired by PSI Investment LLC. Subsequent to the ownership change, the board of directors approved to increase the number of authorized shares to 10,000,000,000. In conjunction with the transaction, the Company entered into a credit agreement described in Note 7. As a result, the proceeds were treated as a distribution to the Parent.

Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates embedded in the financial statements for the periods presented include revenue recognition on fixed-price contracts and the useful lives of property, plant and equipment.

Operating Cycle — The Company’s operating cycle for long-term contracts may be greater than one year and is measured by the average time intervening between the inception and the completion of those contracts. Contract-related assets and liabilities are classified as current assets and current liabilities.

Cash and Cash Equivalents — The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents

Accounts Receivable — Accounts receivable are generated from prime and subcontracting arrangements with federal, state/local government agencies, and various commercial organizations. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customers’ financial condition, credit history, and current economic conditions. The Company does not have a history of significant write-offs of accounts receivable.

Accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on past due receivables.

Financial credit risk — The Company’s assets that are exposed to credit risk consist primarily of cash and cash equivalents and contract receivables. Cash and cash equivalents are deposited with high-credit, quality financial institutions whose balances may, at times, exceed federally insured limits. The Company has not experienced any losses in such amounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents. Contract receivables consist primarily of amounts due from various agencies of state and local governments or prime contractors doing business with the federal and state government agencies. Historically, the Company has not experienced significant losses related to contract receivables and, therefore, believes that the credit risk related to contract receivables is minimal.

Property and Equipment — Property and equipment is stated at cost. Depreciation and amortization on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful lives or the terms of the related lease. Repairs and maintenance costs are expensed as incurred.

Valuation of long-lived assets — The Company accounts for the valuation of long-lived assets under Accounting Standards Codification (ASC) 360-10-15, Impairment or Disposal of Long-Lived Assets. This pronouncement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of carrying amount or fair value, less costs to sell.

Deferred Rent Liability — Rent expense related to operating leases where scheduled rent increases exist is determined by expensing the total amount of rent due over the life of the operating leases on a straight-line basis. The difference between the rent paid under the terms of the leases and the rent expensed on a straight-line basis is recorded as a deferred rent liability in the accompanying balance sheet.

Revenue recognition — Revenue is recognized when persuasive evidence of arrangement exists, services have been rendered, the contract price is fixed or determinable and collectability is reasonably assured. Revenue associated with work performed prior to the completion and signing of contract documents is recognized only when it can be reliably estimated and realization is probable. The Company bases its estimates on previous experiences with the customer, communications with the customer regarding funding status and its knowledge of available funding status and its knowledge of available funding for the contract.

Revenue on cost-plus-fee contracts is recognized to the extent of costs incurred plus a proportionate amount of the fee earned. The Company considers fixed fees under cost-plus-fee contracts to be earned in proportion to the allowable costs incurred in performance of the contract. The Company considers performance-based fees, including award fees, under any contract type to be earned when it can demonstrate satisfaction of performance goals, based upon historical experience, or when the Company receives contractual notification from the customer that the fee has been earned. Revenue on time-and-materials contracts is recognized based on the hours incurred at the negotiated contract billing rates, plus the cost of any allowable material costs and out-of-pocket expenses. Revenue on fixed-price contracts is primarily recognized using the proportional performance method of contract accounting. Unless it is determined as part of the Company’s regular contract performance review that overall progress on a contract is not consistent with costs expended to date, the Company determines the percentage completed based on the percentage of costs incurred to date in relation to total estimated costs expected upon completion of the contract. Revenue on other fixed-price service contracts is generally recognized on a straight-line basis over the contractual service period, unless the revenue is earned, or obligations fulfilled, in a different manner.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined and are recorded as forward loss liabilities in the financial statements. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

Multiple agencies of state governments directly or indirectly provided the majority of the Company’s contract revenue for the years ended December 31, 2016 and 2015. For each of the years ended December 31, 2016 and 2015 there were two customers that each provided revenue in excess of 10% of total revenue. These customers accounted for approximately 69% and 63%, respectively, of the Company’s total revenue and 76% and 81% of the Company’s accounts receivable for the years ended December 31, 2016 and 2015.

Costs of revenue — Costs of revenue include all direct contract costs, as well as indirect overhead costs and selling, general and administrative expenses that are allowable and allocable to contracts under federal procurement standards. Costs of revenue also include costs and expenses that are unallowable under applicable procurement standards and are not allocable to contracts for billing purposes. Such costs and expenses do not directly generate revenue, but are necessary for business operations. For the years ended December 31, 2016 and 2015, there were four vendors that comprised approximately 16%, 10%, 11%, and 10%, of total direct expenses, respectively.

Income Taxes — The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes. Deferred tax assets and liabilities are computed for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in future years. Such deferred tax assets and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Deferred tax assets are required to be reduced by a valuation allowance to the extent that, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized.

In accordance with ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures. Judgment is required in assessing the future tax consequences of events that have been recognized in the financial statements or tax returns. There are no unrecognized tax benefits, interest or penalties recognized in the accompanying financial statements as of and for the years ended December 31, 2016 and 2015, respectively.

Fair value of financial instruments — The Company applies the FASB’s accounting standard for fair value measurements for its financial instruments. The fair value hierarchy is based upon inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The fair value hierarchy consists of the following three levels:

●	Level 1 - Inputs at quoted prices in active markets for identical assets or liabilities.
●	Level 2 - Inputs at quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable and market-corroborated inputs which are derived principally from or corroborated by observable market data.
●	Level 3 - Inputs which are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, line of credit, accounts payable and other short-term liabilities are believed to approximate fair value as of December 31, 2016 and 2015, respectively, because of the relatively short duration of these instruments. The Company also assessed long-term debt and determined that such amounts approximated fair value primarily since its terms and interest approximate current market terms and was negotiated with an unrelated third-party lender. The Company considers the inputs related to these estimates to be Level 2 fair value measurements.

Net income per share — Basic net income per share is computed as net income divided by the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed by dividing the earnings attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period plus the dilutive effect of stock options, except where the effect of including these potential common shares would be anti-dilutive.

New Accounting Pronouncements Adopted — In November 2014, the FASB issued ASU 2014-07, Pushdown Accounting, which provides specific guidance on pushdown accounting for all entities. Previously, limited guidance was provided for determining whether and at what threshold pushdown accounting should be established in an acquired entity’s separate financial statements. This guidance provides that an acquired entity may elect to apply pushdown accounting in its separate financial statements upon a change-in-control event in which an acquirer obtains control of the acquired entity. The standard was effective upon issuance on November 18, 2014. After such date, acquired entities can elect to apply the ASU to its most recent change-in-control event or to future change-in-control events. If the most recent change-in-control event occurred in a period in which the financial statements have already been issued or made available to be issued, the application of the ASU would be a change in accounting principle. The Company elected to adopt this standard and has not applied push down accounting to the acquisition by PSI Investment LLC in November 2015.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. This ASU requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted, and retrospective application is required. This ASU was effective for our year ended December 31, 2016, and the adoption did not have a material impact on our financial condition, results of operations or cash flows.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax liabilities and assets into current and noncurrent amounts in classified balance sheets. Instead it requires deferred tax assets and liabilities be classified as noncurrent in the balance sheet. This ASU is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted, and this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company has adopted this standard prospectively for the year ended June 30, 2016. The adoption of ASU 2015-17 resulted in the netting of $22,808 and $69,156 deferred tax assets and $328,503 and $333,806 of deferred tax liabilities as non-current deferred tax liabilities on the balance sheet for the years ended December 31, 2016 and 2015, respectively.

New Accounting Pronouncements Not Yet Adopted — In February 2016, the FASB issued ASU 2016-02, Leases, which supersedes existing guidance on accounting for leases in ASC 840, Leases, and generally requires all leases to be recognized in the statement of financial position. We intend to avail ourselves of Section 107 of the JOBS Act that permits us to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Therefore, the provisions of ASU 2016-02 are effective for reporting periods beginning after December 15, 2019; early adoption is permitted. The provisions of this ASU are to be applied using a modified retrospective approach. The Company is currently evaluating the effect that this ASU will have on the financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides new guidance for revenue recognition. ASU 2014-09 provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. Entities have the option of using either a full retrospective or modified retrospective approach for the adoption of the standard. In March 2016, the FASB issued ASU No. 2016-08, Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), or ASU 2016-08, which clarifies implementation guidance on principal versus agent considerations in ASU 2014-09. In April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing, or ASU 2016-10, which clarifies the identification of performance obligations and the licensing implementation guidance in ASU 2014-09. In addition, in May 2016, the FASB issued ASU No. 2016-12, Narrow-Scope Improvements and Practical Expedients, or ASU 2016-12, which clarifies the guidance on assessing collectable , presentation of sales taxes, noncash consideration and completed contracts and contract modifications at transition. The new standard is effective for annual periods beginning after December 15, 2018, and interim periods within those annual periods beginning after December 15, 2019. We are currently evaluating the impact the adoption of these standards will have on our financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, which is related to the classification of certain cash receipts and cash payments on the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the effect that this ASU will have on the financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash, amending the presentation of restricted cash within the statement of cash flows. The new guidance requires that restricted cash be included within cash and cash equivalents on the statement of cash flows. The ASU is effective retrospectively for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect that this ASU will have on the financial statements.

3. PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation and amortization as of December 31, 2016 and 2015 are as follows:

	Useful Lives (Years)	December 31, 2016	December 31, 2015
Furniture and fixtures	5	$80,497	$73,606
Equipment	5	171,565	158,324
Leasehold improvements	5	288,280	288,280

Total - at cost		540,342	520,210

Less accumulated depreciation and amortization		(506,202)	(494,853)

Property and equipment - net		$34,140	$25,357

Depreciation and amortization expense on property and equipment totaled $11,350 and $9,667 for the years ended December 31, 2016 and 2015, respectively.

4. INCOME TAXES

The Company is treated as an S corporation under Subchapter S of Internal Revenue Code (the “IRC”) for federal, Virginia, New York, and New Jersey state income tax purposes. Under the S corporation election, all income and losses of the Company are passed through to the stockholders.

In addition, the Company recognizes the tax benefit from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. There are no unrecognized tax benefits, interest or penalties recognized in the accompanying financial statements as of and for the year ended December 31, 2016 and 2015, respectively.

Included in prepaid and other current assets is a state income tax receivable of $91,964 as of December 31, 2016 and 2015, respectively.

A summary of the tax effect of the significant components of deferred income taxes is as follows:

	December 31, 2016		December 31, 2015
Deferred tax assets:
Accounts payable and accrued liabilities		$230,625		$257,534
Property and equipment		9,051		8,962
Operating loss carryforward		13,754		60,194
		253,430		326,690
Deferred tax liabilities:
Accounts receivable		(555,380)		(580,129)
Prepaid expenses		(3,825)		(11,211)
		(559,205)		(591,340)
Net deferred tax liabilities	$	(305,775)	$	(264,650)

For the years ended December 31, 2016 and 2015, the Company has recorded $66,239 and $101,003, respectively, for state income tax expenses, in jurisdictions that do not recognize the Company’s S-Corporation status. The expense consists of following:

	2016	2015
Current	$25,114	$	(19,695)
Deferred	41,125		120,698
Total	$66,239		$101,003

The provision for state income taxes from continuing operations shown above varied from the statutory state income tax rate for those periods as follows:

	Year Ended December 31, 2016	Year Ended December 31, 2015
State income tax rate	6.0%	10.6%
Others	(0.9)	(2.7)
Effective state income tax rate	5.10%	7.9%

5. SEGMENT INFORMATION

Operating segments are defined as components of an enterprise for which discrete financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) for purposes of allocating resources and evaluating financial performance. Our CODM is our President, who reviews financial information presented on a companywide basis for purposes of allocating resources and evaluating financial performance. As such, our operations constitute a single operating segment and one reportable segment.

6. STOCKHOLDER’S EQUITY

On November 3, 2015, the board of directors approved a forward stock split of the common stock outstanding of 330,948 shares to 12,000,000 shares. Accordingly, the financial statements give retroactive effect to this stock split.

During 2015, the Company made distributions to former shareholders totaling $1,927,363. As discussed in Note 2, $5,000,000 of proceeds from bank borrowings were treated as a distribution to the Parent for payment to the former shareholders in connection with the acquisition of the Company by PSI Investment, LLC.

On August 1, 2016, the Company amended its Articles of Incorporation to increase the authorized shares of common stock to a total of 10,000,000,000 shares from 12,000,000.

7. BANK BORROWINGS

In 2015, the Company entered into a revolving credit agreement (the “Agreement”) with a financial institution (the “Bank,”) under which the Company may borrow up to a maximum of $4 million revolving credit line and a $4 million term loan.

Effective January 2016, the Agreement allows for a maximum revolving credit amount of $6 million for working capital or other general business purposes with interest at a base rate of 3 percent plus the one-month LIBOR. The amended agreement expires on June 20, 2017. The borrowings under the Agreement are collateralized by substantially all assets of the Company, on which the Bank has filed a financing statement (UCC filings) to secure the borrowings. The terms of the Agreement require that the Company be in compliance with certain financial covenants.

The Agreement was amended in June 2016. As defined in the amended Agreement, the total outstanding revolving credit borrowings cannot exceed certain percentages of eligible accounts receivable of the Company. The borrowings outstanding as of December 31, 2016 and 2015 were $1,233,633 and $1,404,059 with the interest rate of 3.61% and 3.23%, respectively. The amount available under the revolving credit facility as of December 31, 2016 and 2015 was $4,766,337 and $2,595,941, respectively.

The original amount of the term loan was $4,000,000 with the interest rate of 4.25%, of which monthly principal and interest payments is $74,229. The term loan expires on October 30, 2020. Prepayment of the term loan is permitted, and in December 2015, the Parent paid off $2,500,000, which was recorded as a capital contribution in the statement of stockholder’s equity. Outstanding principal under the term loan of $1,440,882 was paid off in January 2016 by the Parent with a corresponding amount recorded as a long-term related party payable.

8. LEASE COMMITMENTS

The Company leases its office space under non-cancelable agreements, which expire through 2022. These leases contain rent escalation clauses for an increase in the base property taxes and provisions for payments for maintenance and certain other operating costs. The Company also has a sub-lease agreement, which expires in July 2018. The future minimum lease payments under the noncancelable operating leases at December 31, 2016, are as follows:

Years Ending December 31,
2017	$396,063
2018	236,249
2019	58,694
2020	60,455
2021	62,269
Thereafter	47,865
Total	$861,595

Total minimum future rental payments for the office leases above have been reduced by sublease rentals to be received in the future under non-cancelable subleases. The Company subleases office space to a tenant in an agreement that expires in July 2018. Minimum sublease income under this sublease agreement is $107,199 through July 2018.

Rent expense for the years ended December 31, 2016 and 2015 was $401,361 and $321,680, respectively. The sublease income for the years ended December 31, 2016 and 2015 was $65,193 and $63,296, respectively, and recorded in other income in the accompanying income statements.

9. PROFIT SHARING PLAN

The Company maintains a profit sharing plan (the “Plan”) in according with Section 401(k) of the Internal Revenue Code. All employees who have attained the age of 21, excluding any participants designated as Alternative Benefit/No Benefit Employees, are eligible to participate in the Plan. Participating employees are entitled to make voluntary contributions. The employer’s contributions to the Plan are discretionary. Such discretionary contributions are gradually vested over 5 years and become fully vested at the fifth year of the participating employee’s employment with the Company. The Company did not make any discretionary contributions to the Plan for the years ended December 31, 2016 and 2015.

10. STOCK OPTION PLAN

The Company has an incentive qualified stock option plan (the “Stock Option Plan”) accounted for under FASB ASC 718-10, Stock Compensation. The Stock Option Plan allows the Company to grant options to purchase up to a maximum of 500,000 shares of common stock to the Stock Option Plan participants. The option price for each stock options may not be less than the fair market value per share of common stock on the date of grant.

Stock options under the Plan vest ratably over a five- or seven-year period. Options expire ten years after the grant date or when certain other events occur, as defined in the option agreement. In the event of termination of the optionee’s relationship with the Company, stock options not yet exercised terminate at the earlier of three months or the end of the vesting period.

Under ASC 718-10, the fair value of each options is estimated on the date of grant using the Black-Scholes option pricing model that uses assumptions for expected dividend yield, risk-free interest rate, expected option term and volatility. Management determines the fair value of a share of common stock using a formula that approximates a discounted cash flow model.

The risk-free rate is based on the rate for a five-year treasury note. The expected term represents the period of time that options granted are expected to be outstanding. Expected volatility is based on the daily share price changes over an approximate five-year historical period for a comparable public company within the same industry as the Company. There were no grants during the years ended December 2016 and 2015.

A summary of the status of the Company’s stock options plan as of December 31, 2016 and 2015, and changes during the years then ended, are as follows:

	2016		2015
	Options	Weighted Average Exercise price	Options	Weighted Average Exercise price
Options outstanding, beginning of year	-	$-	2,308	$18.20
Exercised during the period	-	-	(600)	19.92
Forfeited/expired during the period	-	-	(1,708)	17.60

Options outstanding, end of year	-	$-	-	$-

Exercisable, end of year	-	$-	-	$-

No compensation expense for share-based payment arrangements were recorded for the years ended December 31, 2016 and 2015.

11. PHANTOM STOCK

The Company maintained a non-employee director phantom stock plan (the “Phantom Plan”). Under the Phantom Plan, 1,600 shares are awarded to qualified directors, and all shares awarded were fully vested. The value of each share was equivalent to the stated value as defined by the Phantom Plan. The Company paid each phantom stockholder the stated value of each vested share upon termination of their duties as a director due to the ownership transfer of the Company described in Note 2. Total payments to phantom stockholders equaled $79,386 for the year ended December 31, 2015. In 2016, no phantom stock was outstanding.

12. CONTINGENT LIABILITY

The Company has cost-reimbursable type contracts with the U.S. Government. Consequently, the Company is reimbursed based upon its direct expenses attributable to the contract plus a percentage based upon overhead and general and administrative expenses. The overhead and general administrative rate are estimates. Accordingly, if the actual rates as determined by the Cognizant Audit Agency are below the Company’s estimates, a refund for the difference would be due to the U.S Government. Management does not anticipate any significant liability associated with indirect rate differences.

13. RELATED PARTY TRANSACTIONS

The Company provided management consulting services for an entity owned by its Parent during the year ended December 31, 2016 under an agreement which allows for a five percent markup on actual expenses. Consulting services provided to this entity amounted to $587,756 for the year ended December 31, 2016 and is included in related party receivable in the balances sheet. During 2016, the Company made deposits on equipment of $810,000 for this entity which is included in deposits and other assets in the balance sheet at December 31, 2016.

As disclosed in Note 7, the Parent paid the remaining balance on the Company’s term loan in January 2016 which is recorded as a related party payable to the Parent on the balance sheet as of December 31, 2016. The Company’s transactions and account balances with related parties as of and for the years ended December 31, 2016 and 2015 are as follows:

	2016	2015
Accounts receivable	$587,756	$-
Deposits and other assets	$810,000	$-
Payable to shareholder	$1,460,093	$-
Contract revenue	$587,756	$-

14. PROFORMA ADJUSTMENT (UNAUDITED)

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustment has been reflected in the unaudited pro forma financial information:

The unaudited pro forma net income and net income per share information gives effect to the conversion of the Company to a “C” corporation in August, 2017. Prior to such conversion, the Company was an “S” corporation and generally not subject to federal income taxes. The pro forma net income and net income per share information, therefore, includes an adjustment for income tax expense on the Company’s income as if the Company had been a “C” corporation for the years 2016 and 2015 at an assumed combined federal effective income tax rate of 35%, which approximates the calculated statutory rate for each period.

15. SUBSEQUENT EVENTS

In preparing our financial statements, we evaluated subsequent events through July 21, 2017, which is the date that the financial statements were available to be issued. After the original issuance of our financial statements, we evaluated subsequent events through September 11, 2017 (unaudited).

On August 2, 2017, our Board of Directors unanimously approved our 2017 Equity Incentive Plan (the “2017 Plan”), subject to shareholder approval. The 2017 Plan authorizes us to issue up to 500,000 shares of our common stock. The 2017 Plan allows us to grant tax-qualified incentive stock options, non-qualified stock options and restrictive stock awards to employees, directors and consultants of our Company. No awards have been granted under the 2017 Plan.

The Company’s amended revolving credit agreement expired in June 2017. The Company is currently renegotiating a renewal with the lender with similar terms and conditions as the expired agreement.

In August 2017, the Company’s Parent sold 7,081,352 shares of PSI International, Inc. common stock to investors and distributed 36,500 shares to employees. Following these transactions, the Parent holds 4,558,148 shares.

In August, 2017, the Company converted the Company’s tax filing from a subchapter S corporation to a C corporation. As a result of the conversion, the Company will be required to recognize the impact of any deferred tax assets and liabilities as a result of changing from the cash basis to accrual basis of accounting for income tax purposes as of the effective date of the tax status change. Further, the financial statements for the period in which the change becomes effective will include the effects of the event in current income tax expense. The Company has not yet quantified the impact of this change. Furthermore, pretax income will be subject to federal, state and local income taxes from the date of the tax status change.

In the third quarter of 2017, PSI acquired Power Purchase Agreements (PPAs) for 20 years plus an optional 5 years to supply electricity to Carroll County, Maryland. The Company is constructing three solar energy sites to fulfill the electricity requirements under this agreement.

PSI INTERNATIONAL, INC.

TABLE OF CONTENTS AS OF JUNE 30, 2017 AND DECEMBER 31, 2016, AND FOR THE SIX MONTH PERIOD S ENDED JUNE 30, 2017 AND 2016

1

PSI INTERNATIONAL, INC.

CONDENSED BALANCE SHEETS
	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$450,787	$1,739,545
Accounts receivable	9,644,190	10,917,496
Related party receivables	1,885,706	587,756
Prepaid expenses and other current assets	160,360	184,724
Total current assets	12,141,043	13,429,521
PROPERTY AND EQUIPMENT, NET	28,719	34,140
DEPOSITS	1,774,198	852,478
TOTAL ASSETS	$13,943,960	$14,316,139

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Line of credit	$1,135,300	$1,233,663
Accounts payable	3,001,945	3,209,249
Accrued liabilities	1,491,884	1,754,442
Current portion of deferred rent	27,618	22,766
Total current liabilities	5,656,747	6,220,120

DEFERRED RENT, NET OF CURRENT PORTION	2,856	18,168

DEFERRED STATE INCOME TAXES	147,245	305,775

RELATED PARTY PAYABLES	1,460,093	1,460,093
Total liabilities	7,266,941	8,004,156

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY:
Common stock, no par value; authorized 10,000,000,000 and 12,000,000; issued and outstanding 12,000,000 shares at June 30, 2017 and December 31, 2016, respectively	-	-
Additional paid-in capital	2,976,524	2,976,524
Retained earnings	3,700,495	3,335,459
Total stockholder’s equity	6,677,019	6,311,983

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$13,943,960	$14,316,139

The accompanying notes are an integral part of these condensed financial statements.

2

PSI INTERNATIONAL, INC.

CONDENSED STATEMENTS OF INCOME (Unaudited)

FOR THE SIX MONTH PERIOD ENDED JUNE 30,

	2017	2016
CONTRACT REVENUE	$24,034,029	$26,618,948
COST OF REVENUE	20,983,583	22,863,850
EXPENSES:
Selling, general and administrative expenses	2,775,374	3,114,247
Other operating expenses	6,795	-
Total operating expenses	23,765,752	25,978,097

OPERATING INCOME	268,277	640,851

OTHER (EXPENSE) INCOME
Interest expense, net	(64,779)	(24,760)
Other income, net	34,131	32,678
Total other (expense) income, net	(30,648)	7,918

NET INCOME BEFORE PROVISION FOR STATE INCOME TAXES	237,629	648,769

STATE INCOME TAX BENEFIT	127,407	69,823

NET INCOME	$365,036	$718,592

Net income per share
available to common stockholder
Basic and diluted	$0.03	$0.06

Weighted average number of
common shares outstanding
Basic and diluted	12,000,000	12,000,000

Pro Forma Net Income Information (Note 12)

Net income before provision for income taxes	$237,629	$648,769

Pro forma income tax benefit (provision for income taxes)	$44,237	$(157,246)

Pro forma net income	$281,866	$491,523

Pro Form net income per share available to common stockholder
Basic and diluted	$0.02	$0.04

The accompanying notes are an integral part of these condensed financial statements.

3

PSI INTERNATIONAL, INC.

CONDENSED STATEMENTS OF STOCKHOLDER’S EQUITY (Unaudited)

	Number of Shares	Common Stock	Additional Paid-in capital	Retained Earnings	Total Stockholder’s Equity
BALANCE —January 1, 2016	12,000,000	$-	$2,976,524	$2,286,667	$5,263,191
Net income for the year ended December 31, 2016	-	-	-	1,048,792	1,048,792
BALANCE —December 31, 2016	12,000,000	$-	$2,976,524	$3,335,459	$6,311,983
Net income for the six months ended June 30, 2017	-	-	-	365,036	365,036
BALANCE — June 30, 2017	12,000,000	-	$2,976,524	$3,700,495	$6,677,019

The accompanying notes are an integral part of these condensed financial statements.

4

CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) FOR THE SIX MONTHS ENDED JUNE 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$365,036	$718,592
Adjustments to reconcile net income to net cash(used in) provided by operating activities:
Depreciation and amortization	5,421	5,407
Deferred rent	(10,460)	(6,506)
Deferred state income taxes	(158,530)	(140,638)
Changes in operating assets and liabilities:
Accounts receivable	(24,644)	(378,154)
Prepaid expenses and other assets	24,365	(69,704)
Accounts payable	(407,304)	285,597
Accrued liabilities	(262,559)	(154,789)
Net cash (used in) provided by operating activities	(468,675)	259,805

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in deposits	(721,720)	(316,661)
Purchase of property and equipment	-	(16,865)
Net cash used in investing activities	(721,720)	(333,526)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in related party payable	-	(343,928)
Payment of note payable	-	(30,789)
Short-term (payments) borrowings on line of credits, net	(98,363)	(826,931)
Net cash used in financing activities	(98,363)	(1,201,648)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,288,758)	(1,275,369)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,739,545	1,552,970

CASH AND CASH EQUIVALENTS, END OF PERIOD	$450,787	$277,601

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes for the six months ended June 30	$300	$24,299
Cash paid for interest for the six months ended June 30	$64,848	$24,760

NON-CASH INVESTING AND FINANCING ACTIVITY
Principal payments on notes payable paid by Parent	$-	$1,410,093
Accrued solar farm construction costs	$200,000	$-

The accompanying notes are an integral part of these condensed financial statements.

5

PSI INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

PSI International, Inc. (the “Company”) was originally incorporated as Planning Systems International, Inc. in Massachusetts on February 3, 1977. In March 1984, we changed our name to PSI International, Inc. and in September 2004, we changed our state of domicile to Virginia. The Company is engaged in the provision of information technology and program management services to federal, state and local government agencies and commercial organizations. The information technology services include software development, database management, documents and record management, modernization planning, network integration and support, and data center and user support. The Company’s target markets include agencies and companies in niche areas, such as health research, pharmaceutical, regulatory oversight and social services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, the interim financial information includes all adjustments of a normal recurring nature necessary for a fair presentation of the results of operations, financial position, changes in stockholder’s equity and cash flows. The results of operations for the current period are not necessarily indicative of the results for the full year or the results for any future periods. These unaudited condensed interim financial statements should be read in conjunction with the financial statements and related footnotes included in our audited financial statements for the years ended December 31, 2016 and 2015.

On October 30, 2015, the Company was acquired by PSI Investment LLC (“Parent”). The Company has not elected to apply pushdown accounting after being acquired by PSI Investment LLC. Subsequent to the ownership change, the board of directors approved to increase the number of authorized shares to 10,000,000,000. In conjunction with the transaction, the Company entered into a credit agreement described in Note 7. As a result, the proceeds were treated as a distribution to the Parent.

Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates embedded in the financial statements for the periods presented include revenue recognition on fixed-price contracts and the useful lives of property, plant and equipment.

Operating Cycle — The Company’s operating cycle for long-term contracts may be greater than one year and is measured by the average time intervening between the inception and the completion of those contracts. Contract-related assets and liabilities are classified as current assets and current liabilities.

Cash and Cash Equivalents — The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents

Accounts Receivable — Accounts receivable are generated from prime and subcontracting arrangements with federal, state/local government agencies, and various commercial organizations. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customers’ financial condition, credit history, and current economic conditions. The Company does not have a history of significant write-offs of accounts receivable.

Accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on past due receivables.

6

Financial credit risk — The Company’s assets that are exposed to credit risk consist primarily of cash and cash equivalents and accounts receivables. Cash and cash equivalents are deposited with high-credit, quality financial institutions whose balances may, at times, exceed federally insured limits. The Company has not experienced any losses in such amounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents. Accounts receivables consist primarily of amounts due from various agencies of state and local governments or prime contractors doing business with the federal and state government agencies. Historically, the Company has not experienced significant losses related to accounts receivables and, therefore, believes that the credit risk related to accounts receivables is minimal.

Property and Equipment — Property and equipment is stated at cost. Depreciation and amortization on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful lives or the terms of the related lease. Repairs and maintenance costs are expensed as incurred.

Valuation of long-lived assets — The Company accounts for the valuation of long-lived assets under Accounting Standards Codification (ASC) 360-10-15, Impairment or Disposal of Long-Lived Assets. This pronouncement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of carrying amount or fair value, less costs to sell.

Deferred Rent Liability — Rent expense related to operating leases where scheduled rent increases exist is determined by expensing the total amount of rent due over the life of the operating leases on a straight-line basis. The difference between the rent paid under the terms of the leases and the rent expensed on a straight-line basis is recorded as a deferred rent liability in the accompanying condensed balance sheets.

Revenue recognition — Revenue is recognized when persuasive evidence of arrangement exists, services have been rendered, the contract price is fixed or determinable and collectability is reasonably assured. Revenue associated with work performed prior to the completion and signing of contract documents is recognized only when it can be reliably estimated and realization is probable. The Company bases its estimates on previous experiences with the customer, communications with the customer regarding funding status and its knowledge of available funding status and its knowledge of available funding for the contract.

Revenue on cost-plus-fee contracts is recognized to the extent of costs incurred plus a proportionate amount of the fee earned. The Company considers fixed fees under cost-plus-fee contracts to be earned in proportion to the allowable costs incurred in performance of the contract. The Company considers performance-based fees, including award fees, under any contract type to be earned when it can demonstrate satisfaction of performance goals, based upon historical experience, or when the Company receives contractual notification from the customer that the fee has been earned. Revenue on time-and-materials contracts is recognized based on the hours incurred at the negotiated contract billing rates, plus the cost of any allowable material costs and out-of-pocket expenses. Revenue on fixed-price contracts is primarily recognized using the proportional performance method of contract accounting. Unless it is determined as part of the Company’s regular contract performance review that overall progress on a contract is not consistent with costs expended to date, the Company determines the percentage completed based on the percentage of costs incurred to date in relation to total estimated costs expected upon completion of the contract. Revenue on other fixed-price service contracts is generally recognized on a straight-line basis over the contractual service period, unless the revenue is earned, or obligations fulfilled, in a different manner.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined and are recorded as forward loss liabilities in the financial statements. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

Multiple agencies of state governments directly or indirectly provided the majority of the Company’s contract revenue for the six months ended June 30, 2017 and 2016. For the six months ended June 30, 2017, one customer provided revenue in excess of 10% of total revenue during the period. For the six months period ended June 30 2016, two customers provided revenue in excess of 10% of total revenue. These customers accounted for approximately 67% and 76%, respectively, of the Company’s total revenue and 30% and 80%, respectively, of the Company’s accounts receivable as of June 30, 2017 and 2016.

7

Costs of revenue — Costs of revenue include all direct contract costs, as well as indirect overhead costs and selling, general and administrative expenses that are allowable and allocable to contracts under federal procurement standards. Costs of revenue also include costs and expenses that are unallowable under applicable procurement standards and are not allocable to contracts for billing purposes. Such costs and expenses do not directly generate revenue, but are necessary for business operations. For the six months ended June 30, 2017 and 2016, there was no vendor that comprised more than 10% of cost of revenue.

Income Taxes — The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes. Deferred tax assets and liabilities are computed for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in future years. Such deferred tax assets and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Deferred tax assets are required to be reduced by a valuation allowance to the extent that, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized.

In accordance with ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures. Judgment is required in assessing the future tax consequences of events that have been recognized in the financial statements or tax returns. There are no unrecognized tax benefits, interest or penalties recognized in the accompanying condensed financial statements as of and for the six month periods ended June 30, 2017 and 2016 or as of December 31, 2016.

Fair value of financial instruments — The Company applies the FASB’s accounting standard for fair value measurements for its financial instruments. The fair value hierarchy is based upon inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The fair value hierarchy consists of the following three levels:

●	Level 1 - Inputs at quoted prices in active markets for identical assets or liabilities.
●	Level 2 - Inputs at quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable and market-corroborated inputs which are derived principally from or corroborated by observable market data.
●	Level 3 - Inputs which are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, line of credit, accounts payable and other short-term liabilities are believed to approximate fair value as of June 30, 2017 and December 31, 2016, respectively, because of the relatively short duration of these instruments. The Company considers the inputs related to these estimates to be Level 2 fair value measurements.

Net income per share — Basic net income per share is computed as net income divided by the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed by dividing the earnings attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period plus the dilutive effect of stock options, except where the effect of including these potential common shares would be anti-dilutive.

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New Accounting Pronouncements Adopted — In November 2014, the FASB issued ASU 2014-07, Pushdown Accounting, which provides specific guidance on pushdown accounting for all entities. Previously, limited guidance was provided for determining whether and at what threshold pushdown accounting should be established in an acquired entity’s separate financial statements. This guidance provides that an acquired entity may elect to apply pushdown accounting in its separate financial statements upon a change-in-control event in which an acquirer obtains control of the acquired entity. The standard was effective upon issuance on November 18, 2014. After such date, acquired entities can elect to apply the ASU to its most recent change-in-control event or to future change-in-control events. If the most recent change-in-control event occurred in a period in which the financial statements have already been issued or made available to be issued, the application of the ASU would be a change in accounting principle. The Company elected to adopt this standard and has not applied push down accounting to the acquisition by PSI Investment LLC in November 2015.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax liabilities and assets into current and noncurrent amounts in classified balance sheets. Instead it requires deferred tax assets and liabilities be classified as noncurrent in the balance sheet. This ASU is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted, and this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company adopted this standard prospectively at December 31, 2016. The adoption of ASU 2015-17 resulted in the netting of $239,644 and $253,430 of deferred tax assets and $559,519 and $559,205 of deferred tax liabilities as non-current deferred tax liabilities on the balance sheet for the periods ended June 30, 2017 and December 31, 2016, respectively.

New Accounting Pronouncements Not Yet Adopted — We intend to avail ourselves of Section107 of the JOBS Act that permits us to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

In February 2016, the FASB issued ASU 2016-02, Leases, which supersedes existing guidance on accounting for leases in ASC 840, Leases, and generally requires all leases to be recognized in the statement of financial position. The provisions of ASU 2016-02 are effective for reporting periods beginning after December 15, 2019; early adoption is permitted. The provisions of this ASU are to be applied using a modified retrospective approach. The Company is in the initial stages of evaluating the effect that this ASU will have on the financial statements.

In May 2014, the FASB issued ASU No.2014-09, Revenue from Contracts with Customers (Topic 606), which provides new guidance for revenue recognition. ASU 2014-09 provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. Entities have the option of using either a full retrospective or modified retrospective approach for the adoption of the standard. In March 2016, the FASB issued ASU No. 2016-08, Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), or ASU 2016-08, which clarifies implementation guidance on principal versus agent considerations in ASU 2014-09. In April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing, or ASU 2016-10, which clarifies the identification of performance obligations and the licensing implementation guidance in ASU 2014-09. In addition, in May 2016, the FASB issued ASU No. 2016-12, Narrow-Scope Improvements and Practical Expedients, or ASU 2016-12, which clarifies the guidance on assessing collectability, presentation of sales taxes, noncash consideration and completed contracts and contract modifications at transition. The new standard is effective for annual periods beginning after December 15, 2018, and interim periods within those annual periods beginning after December 15, 2019. We are in the initial stages of evaluating the impact the adoption of these standards will have on our financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, which is related to the classification of certain cash receipts and cash payments on the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the effect that this ASU will have on the financial statements.

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In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash, amending the presentation of restricted cash within the statement of cash flows. The new guidance requires that restricted cash be included within cash and cash equivalents on the statement of cash flows. The ASU is effective retrospectively for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect that this ASU will have on the financial statements.

In January 2017, the FASB issued, Clarifying the Definition of a Business, that clarifies the definition of a business. The ASU affects all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The new standard is intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The ASU is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption is permitted if certain criteria are met. The Company is currently evaluating the effect that this ASU will have on the financial statements.

3. PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation and amortization as of June 30, 2017 and December 31, 2016 are as follows:

	Useful Lives (Years)	June 30, 2017	December 31, 2016
Furniture and fixtures	5	$80,497	$80,497
Equipment	5	171,565	171,565
Leasehold improvements	5	288,280	288,280
Total - at cost		540,342	540,342
Less accumulated depreciation and amortization		(511,623)	(506,202)
Property and equipment - net		$28,719	$34,140

Depreciation and amortization expense on property and equipment totaled $5,421 and $5,407 for the six month period ended June 30, 2017 and 2016, respectively.

4. INCOME TAXES

The Company is treated as an S corporation under Subchapter S of Internal Revenue Code (the “IRC”) for federal, Virginia, New York, and New Jersey state income tax purposes. Under the S corporation election, all income and losses of the Company are passed through to the stockholders.

In addition, the Company recognizes the tax benefit from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. There are no unrecognized tax benefits, interest or penalties recognized in the accompanying condensed financial statements as of and for the six month period ended June 30, 2017 and 2016, respectively.

Included in prepaid expenses and other current assets is a state income tax receivable of $68,103 and $91,964 at June 30, 2017 and December 31, 2016, respectively.

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As of June 30, 2017 and December 31, 2016, a summary of the tax effect of the significant components of deferred income taxes is as follows:

	June 30, 2017	December 31, 2016
Deferred tax assets:
Accounts payable and accrued liabilities	$102,707	$230,625
Property and equipment	4,319	9,051
Deferred rent	687
Operating loss carryforward	22,184	13,754
	129,897	253,430
Deferred tax liabilities:
Accounts receivable	(275,680)	(555,380)
Prepaid expenses	(1,462)	(3,825)
	(277,142)	(559,205)
Net deferred tax liabilities	$(147,245)	$(305,775)

For the six month periods ended June 30, 2017 and 2016, the Company has recorded $(127,407) and $(69,823), respectively, for state income tax benefits , in jurisdictions that do not recognize the Company’s S-Corporation status. The expense (benefit) consists of following:

	2017	2016
Current	$31,123	$70,815
Deferred	(158,530)	(140,638)
Total	$(127,407)	$(69,823)

The provision (benefit) for state income taxes from continuing operations shown above varied from the statutory state income tax rate for those periods as follows:

	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
State income tax rate	(63.1)%	(18.2)%
Others	(9.6)%	5.2%
Effective state income tax rate	(72.7)%	(13.0)%

5. SEGMENT INFORMATION

Operating segments are defined as components of an enterprise for which discrete financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) for purposes of allocating resources and evaluating financial performance. Our CODM is our President, who reviews financial information presented on a companywide basis for purposes of allocating resources and evaluating financial performance. As such, our operations constitute a single operating segment and one reportable segment.

6. STOCKHOLDERS’ EQUITY

On August 1, 2016, the Company amended its Articles of Incorporation to increase the authorized shares of common stock to a total of 10,000,000,000 shares from 12,000,000.

7. BANK BORROWINGS

In 2015, the Company entered into a revolving credit agreement (the “Agreement”) with a financial institution (the “Bank,”) under which the Company may borrow up to a maximum of $4 million revolving credit line and a $4 million term loan.

The original amount of the term loan was $4,000,000 with an interest rate of 4.25% of which monthly principal and interest payments is $74,220. Outstanding principal under the term loan of $1,440,882 was paid off in January 2016 by the Parent with a corresponding amount recorded as a long-term related party payable.

The Agreement allows for a maximum revolving credit amount of $6 million for working capital or other general business purposes with interest at a based rate of 3 percent plus the one-month LIBOR. The amended agreement expired on June 20, 2017. The Company is currently renegotiating a new revolving credit facility with the lender with similar terms and conditions and the lender has allowed the Company to continue to use the existing credit facility during the renegotiation process under the terms of the expired agreement. The borrowings under the Agreement are collateralized by substantially all assets of the Company, on which the Bank has filed a financing statement (UCC filings) to secure the borrowings. The terms of the Agreement require that the Company be in compliance with certain financial covenants. At June 30, 2017 and December 31, 2016, the Company was in compliance with all of its covenants under the terms of the original agreement prior to the expiration.

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The total outstanding revolving credit borrowings cannot exceed certain percentages of eligible accounts receivable of the company. The borrowings outstanding as of June 30, 2017 and December 31, 2016 were $1,135,300 and $1,233,663, respectively, with the interest rate of 3.61% at June 30, 2017 and December 31, 2016. The amount available under the revolving credit facility as of June 30, 2017 and December 31, 2016 was $4,864,700 and $4,766,337, respectively, under the terms of the original agreement prior to the expiration.

8. PROFIT SHARING PLAN

The Company maintains a profit sharing plan (the “Plan”) in according with Section 401(k) of the Internal Revenue Code. All employees who have attained the age of 21, excluding any participants designated as Alternative Benefit/No Benefit Employees, are eligible to participate in the Plan. Participating employees are entitled to make voluntary contributions. The employer’s contributions to the Plan are discretionary. Such discretionary contributions are gradually vested over 5 years and become fully vested at the fifth year of the participating employee’s employment with the Company. The Company did not make any discretionary contributions to the Plan for the six month period ended June 30, 2017 and 2016.

9. STOCK OPTION PLAN

The Company has an incentive qualified stock option plan (the “Stock Option Plan”) accounted for under FASB ASC 718-10, Stock Compensation. The Stock Option Plan allows the Company to grant options to purchase up to a maximum of 500,000 shares of common stock to the Stock Option Plan participants. The option price for each stock option may not be less than the fair market value per share of common stock on the date of grant.

Stock options under the Stock Option Plan vest ratably over a five- or seven-year period. Options expire ten years after the grant date or when certain other events occur, as defined in the option agreement. In the event of termination of the optionee’s relationship with the Company, stock options not yet exercised terminate at the earlier of three months or the end of the vesting period.

Under ASC 718-10, the fair value of each options is estimated on the date of grant using the Black-Scholes option pricing model that uses assumptions for expected dividend yield, risk-free interest rate, expected option term and volatility. Management determines the fair value of a share of common stock using a formula that approximates a discounted cash flow model.

The risk-free rate is based on the rate for a five-year treasury note. The expected term represents the period of time that options granted are expected to be outstanding. Expected volatility is based on the daily share price changes over an approximate five-year historical period for a comparable public company within the same industry as the Company. There were no grants during the six month period ended June 30, 2017 and 2016. No compensation expense for share-based payment arrangements were recorded for the six month periods ended June 30, 2017 and 2016.

10 LEASE COMMITMENTS AND CONTINGENT LIABILITY

The Company leases its office space under non-cancelable agreements, which expire through 2022. These leases contain rent escalation clauses for an increase in the base property taxes and provisions for payments for maintenance and certain other operating costs. The Company also has a sub-lease agreement, which expires in July 2018. On September 7, 2017, the Company entered into a termination of its office space lease effective December 31, 2017.

Rent expense for the six month period ended June 30, 2017 and 2016 was $204,651 and $165,477, respectively. Sublease income for the six month period ended June 30, 2017 and 2016 was $33,242 and $32,777, respectively and recorded in other income in the accompanying condensed statements of income.

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The Company has cost-reimbursable type contracts with the U.S. Government. Consequently, the Company is reimbursed based upon its direct expenses attributable to the contract plus a percentage based upon overhead and general and administrative expenses. The overhead and general administrative rate are estimates. Accordingly, if the actual rates as determined by the cognizant audit agency are below the Company’s estimates, a refund for the difference would be due to the U.S Government. Management does not anticipate any significant liability associated with indirect rate differences.

11. RELATED PARTY TRANSACTIONS

The Company provided management consulting services for an entity owned by its Parent during the six month period ended June 30, 2017 under an agreement which was entered into on July 29, 2016 which allows for a five percent markup on actual expenses. Consulting services provided to this entity amounted to $603,435 and $0 for the six months ended June 30, 2017 and 2016, respectively, and is included in related party receivable in the condensed balance sheets. The Company also recognized $400,000 and $385,642 in contract revenue and cost of revenue, respectively, for the sale of equipment to this entity during the six months ended June 30, 2017. There were no contract revenues recorded during the six months ended June 30, 2016. Also, during the six months ended June 30, 2017, the Company made deposits of $724,610 related to the construction of solar farms for this entity which is included in deposits and other assets in the condensed balance sheet at June 30, 2017 In August 2017, the Company entered into an agreement to acquire a Power Purchase Agreement (“PPA”) and assets under construction for two solar energy from this related party. See Note 13 - Subsequent Events.

As disclosed in Note 7, the Parent paid the remaining balance of the Company’s term loan in January 2016.

The Company’s account balances with related parties as of June 30, 2017 and the year ended December 31, 2016 is as follows:

	June 30, 2017	December 31, 2016
Accounts Receivable	$1,885,706	$70,815
Payables to Shareholder	$1,460,093	$1,460,093

12. PRO FORMA ADJUSTMENT

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustment has been reflected in the unaudited pro forma financial information:

The unaudited pro forma net income and net income per share information gives effect to the conversion of the Company to a “C” corporation in August, 2017. Prior to such conversion, the Company was an “S” corporation and generally not subject to federal income taxes. The pro forma net income and net income per share information, therefore, includes an adjustment for income tax expense on the Company’s income as if the Company had been a “C” corporation for the six month periods ended June 30, 2017 and 2016 at an assumed combined federal effective income tax rate of 35%, which approximates the calculated statutory rate for each period.

13. SUBSEQUENT EVENTS

In preparing our financial statements, we evaluated subsequent events through November 17, 2017, which is the date that the financial statements were available to be issued.

On August2, 2017, our Board of Directors unanimously approved our 2017 Equity Incentive Plan (the “2017 Plan”), subject to shareholder approval. The 2017 Plan authorizes us to issue up to 500,000 shares of our common stock. The 2017 Plan allows us to grant tax-qualified incentive stock options, non-qualified stock options and restrictive stock awards to employees, directors and consultants of our Company. No awards have been granted under the 2017 Plan.

The Company is currently renegotiating a renewal with the lender with similar terms and conditions as the expired agreement. The lender has agreed to continue to allow the Company to use the revolving credit facility in accordance with the terms and conditions in the expired credit facility during the renegotiation.

In August 2017, the Company’s Parent sold 7,081,352 shares of PSI International, Inc. common stock to investors and distributed 36,500 shares to employees. Following these transactions, the Parent holds 4,558,148 shares.

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In August, 2017, the Company converted the Company’s tax filing from a subchapter S corporation to a C corporation. As a result of the conversion, the Company will be required to recognize the impact of any deferred tax assets and liabilities as a result of changing from the cash basis to accrual basis of accounting for income tax purposes as of the effective date of the tax status change. Further, the financial statements for the period in which the change becomes effective will include the effects of the event in current income tax expense. The Company has not yet quantified the impact of this change. Furthermore, pretax income will be subject to federal, state and local income taxes from the date of the tax status change.

In August 2017, the Company acquired Power Purchase Agreements (“PPA”) and other related assets from an entity under common control of our Parent with a total historical cost of approximately $700,000. Based upon our preliminary assessment, the Company intends to account for this transaction as a business combination under common control with no adjustment to the historical carrying amounts of the assets acquired in accordance with ASC 805-50-45-2. The Company intends to reflect the transfer of assets in our financial statements as though the transfer had occurred at the beginning of the period. Results of operations for the period will comprise those of the previously separate operations combined from the beginning of the year to the date the transfer is completed and those of the combined operations from that date to the end of the period. The effects of intra-entity transactions for periods presented and on retained earnings at the beginning of the periods presented shall be eliminated.

In September 2017, the Company filed a Form 1-A Offering Statement with the SEC for an initial public offering (“IPO”) of its Class A common stock. The Company intends to offer 2 million shares of its Class A common stock at $15.00 per share to potential investors.

In October 2017, the Company entered into a new lease for its corporate headquarters. This initial base monthly rent under the new lease agreement is $14,778 which commence d on October 1, 2017. The lease expires in January 2025. Consequently, as discussed in Note 10, the Company negotiated a termination of its lease agreement for its prior corporate headquarters. The Company negotiated a termination as of December 31, 2017 prior to its original lease end date of July 31, 2018. The new lease for its corporate headquarters provided for an abatement of 100% of the base rent for the first 9 full calendar months of the lease term, and an abatement of 23% of the base rent for the following 5 full calendar months of the lease term.

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PSI INTERNATIONAL INC.

2,000,000 SHARES OF COMMON STOCK

$15.00 PER SHARE

MINIMUM PURCHASE: 100 SHARES ($ 1 ,500)

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is __________, 2017

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PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Item 16 Index to Exhibits.

Number	Description of Exhibit
2.1 *	Articles of Domestication, effective October 1, 2014
2.2 *	Articles of Incorporation, effective October 1, 2014
2.3 *	Articles of Amendment to Articles of Incorporation, effective May 6, 2016
2.4 *	Articles of Amendment to Articles of Incorporation, effective August 1, 2016
2.5 *	Amended and Restated Bylaws
4.1 *	Form of Subscription Agreement
6.1 *	Stock Purchase Agreement, dated October 30, 2015
6.2 *	2017 Equity Incentive Plan
6.3 *	General Services Administration IT Schedule 70 Contract, dated March 12, 2013
6.4 *	Hourly-Based Information Technology Services Contract between New York State Office of General Services and PSI International, Inc. (Contract No: PR65782)
10.1 *	Power of Attorney (included in Signature Page)
11.1 **	Consent of BDO USA, LLP
11.2 **	Consent of Magri Law, LLC (included in Exhibit 12.1)
12.1 **	Opinion re legality

*Previously filed.
**Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fairfax, VA, on the 17th day of November , 2017.

PSI INTERNATIONAL, INC.

By:	/s/ Richard Kyeongsoo Seol
Name:	Richard Kyeongsoo Seol
Title:	President and Chairman
(Principal Executive Officer)

This offering statement has been signed by the following person in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Richard Kyeongsoo Seol	President and Chairman of the Board	November 17 , 2017
Richard Kyeongsoo Seol	(Principal Executive Officer)

*	Vice President, Class A Director	November 17 , 2017
Terri Johng

*	Chief Financial Officer	November 17, 2017
Paul Kwon	(Principal Financial and Accounting Officer)

*	Technical Director and Class B Director	November 17 , 2017
Jinwook Kim

By :	/s/ Richard Kyeongsoo Seol
Richard Kyeongsoo Seol
Attorney-In-Fact

Date: November 17, 2017

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